EXHIBIT 10.54

LOAN AGREEMENT

(Senior Loan)

BY

AND BETWEEN

CAMERON PARK SENIOR LIVING DELAWARE, LLC,

a Delaware limited liability company

(“Borrower”)

AND

KBS FINANCE LLC,

a Delaware limited liability company

(As “Agent” and a “Lender”)

AND

the Other Lenders Now or

Hereafter Parties Hereto

i

(continued)

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v

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Page

(h)	Retention of Servicer	81

LOAN AGREEMENT

(Senior Loan)

THIS LOAN AGREEMENT (this “Agreement”) is made as of September 13, 2012, by and among (i) KBS FINANCE LLC, a Delaware limited liability company (hereinafter sometimes referred to as “Agent” and sometimes as “KBS”), as a Lender and in its capacity as Agent for itself and for each of the other Lenders who are now or who hereafter become parties to this Agreement, (ii) each of the Lenders, including Agent, named on the execution pages hereof and such other Lenders as may from time to time become a party to this Agreement pursuant to the terms hereof, and (iii) CAMERON PARK SENIOR LIVING DELAWARE, LLC, a Delaware limited liability company (“Borrower”).

R E C I T A L S:

This Agreement is made with reference to the following facts:

(i)         Borrower is the owner in fee simple of the real property (the “Real Property”) described on Exhibit A attached hereto and made a part hereof. The Real Property is improved by that certain 243,332 square foot, 239 unit retirement community, and all other improvements, fixtures, machinery, furnishings, equipment and other property of any kind installed or used at the Real Property (collectively, the “Improvements”). The Real Property and the Improvements are sometimes collectively referred herein as the “Property”.

(ii)         The Property is currently being operated as a Seniors Housing Facility.

(iii)        Borrower has applied to Agent for a loan (the “Loan”) in the amount of Thirty Five Million Seven Hundred Fifty Thousand and No/100 Dollars ($35,750,000.00) (the “Loan Amount”), which Loan is to be advanced by Lenders as hereinafter provided and is to be evidenced by the Note (defined below). The Note is to be secured by the Mortgage and the other collateral referred to in Section 5 below.

(iv)         Borrower desires to borrow the Loan Amount from Lenders, the proceeds of which are to be used by Borrower to, among other things, pay the costs and expenses, if any, referred to in Section 3(b) below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Recitals.   The recitals set forth above are true and correct and are incorporated herein by reference.

2.           Definitions.   The following terms shall have the meanings set forth next to them:

“Accounts”:   shall mean the Restricted Account (as defined in the Cash Management Agreement), the Clearing Account (as defined in the Clearing Account Agreement), the Interest Shortfall Reserve Account, and the Tax and Insurance Reserve Account (as each are defined in the Pledge and Assignment of Reserve Accounts) and any other accounts required to be established under this Agreement or the Loan Documents.

“Account Agreements”:   shall mean the Cash Management Agreement, Clearing Account Agreement, the Deposit Account Control Agreement, the Depository Bank Agreement, the Pledge and Assignment of Reserve Accounts and any other Loan Document which creates, grants a security interest in or purports to govern the Accounts.

“Actual Maturity”:   shall mean the date upon which the entire unpaid indebtedness evidenced by the Note becomes due and payable in accordance with the terms of the Note, this Agreement or the other Loan Documents (whether at Stated Maturity, upon acceleration following an Event of Default, voluntary prepayment or otherwise).

“Advance” or “Advances”:   shall mean any disbursement of the proceeds of the Loan by Agent or Lenders pursuant to the terms of this Agreement.

“Affiliate”:   shall mean with respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

“Agent” means KBS or any other Person which is at the time in question serving as the agent under the terms of Section 25 hereof and the other Loan Documents.

“Aggregate Commitment”: shall mean the aggregate Commitment of the Lenders.

“Annual Budget”: shall have the meaning ascribed to it in Section 11(d).

“Bankruptcy Code”:   shall mean 11 U.S.C. Section 101, et. seq.

“Bankruptcy Proceedings”:     shall have the meaning set forth in Section 16(a)(xii) hereof.

“Base Interest”: shall have the meaning ascribed to it in the Note.

“Benefit Plan Investor”:     shall mean a benefit plan investor as defined in paragraph (f)(2) of the Plan Asset Regulation.

“Borrower’s Certificate”:   shall mean that certain Borrower’s Certificate, dated as of even date hereof, executed by Borrower for the benefit of Agent and the Lenders.

“Borrower’s Knowledge”:     shall mean the actual knowledge of Erik N. Pilegaard, an individual.

“Borrower’s Recourse Liabilities”:     shall have the meaning ascribed to it in Section 21(a).

“Business Day”: shall mean any day other than a Saturday, Sunday or any day on which commercial banks in New York, New York, are authorized or required to close.

“Cash Management Agreement”:     shall mean that certain Cash Management Agreement, dated as of even date hereof by and among Borrower and Agent, and joined by Manager.

“Clearing Account”:  shall have the meaning ascribed to it in the Clearing Account Agreement.

“Clearing Account Agreement”:  shall mean that certain Clearing Account Agreement, dated as of even date hereof by and among Borrower and Agent.

“Closing Date”:  shall mean the date of this Agreement.

“Code”: shall mean the Internal Revenue Code of 1986, as amended from time to time, or the corresponding provisions of any successor Federal Income Tax Law. Any reference to a particular provision of the Code shall include any amendment of such provision or the corresponding provision of any successor Federal Income Tax Law.

“Commitment”:   shall have the meaning given to it in Section 3(a).

“Commitment Percentage”: Subject to Section 25(c)(iii), with respect to each Lender, the percentage determined by the dividing (a) the Aggregate Commitment of such Lender, by (b) the Aggregate Commitment (or, if the Aggregate Commitment has terminated, the percentage determined by dividing (a) the outstanding and unpaid Advances of such Lender, by (b) all outstanding and unpaid Advances).

“Condemnation Awards”:  shall have the meaning ascribed to it in Section 9(b).

“Consent and Subordination of Manager”:    shall mean that certain Consent and Subordination of Manager of even date herewith, by and among Borrower, Agent and Manager.

“Control”:     as such term is used with respect to any person or entity, including the correlative meanings of the terms “controlled by” and “under common control with”, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

“Default Interest Rate”:   shall have the meaning ascribed to it in the Note.

“Defaulting Lender”: shall have the meaning ascribed to it in Section 25(c).

“Deposit Account Control Agreement”:     shall mean that certain Deposit Account Control Agreement, dated as of even date hereof by and among Borrower, Agent and Depository Bank.

“Depository Bank Agreement”:   shall mean that certain Cash Management Agreement (Hard), dated as of even date hereof by and among Borrower, Agent and Depository Bank.

“Depository Bank”: shall mean Wells Fargo Bank or other financial institution selected by Borrower and approved by Agent to hold the Accounts as required under the Account Agreements.

“Disclosure Document”: shall have the meaning ascribed to it in Section 27(b).

“Encumbrance”:   shall mean any mortgage, deed of trust, lien (statutory or otherwise) pledge, encumbrance, hypothecation or other grant of security interest, whether direct or indirect, voluntary or involuntary or by operation of law, and whether or not consented to by Agent and/or the Lenders of or in (i) all or any portion of, or interest in, the Property, or (ii) any legal or beneficial ownership interest in Borrower or the Sole Member.

“Environmental Indemnity”:     shall mean that certain Unsecured Environmental Indemnity Agreement of even date herewith, on Agent’s form, executed by Borrower and the Guarantors containing representations, warranties, covenants and indemnities in favor of Agent, as agent for the Lenders with respect to Hazardous Substances.

“Event of Default”:   shall have the meaning ascribed to it in Section 16.

“Exchange Act”: shall have the meaning ascribed to it in Section 27(b).

“Existing Loan”: shall have the meaning ascribed to it in Section 15(p).

“Expenses”:   shall mean, for the Property and each month, all costs and expenses, calculated on a cash basis, required to be paid during such month by or on behalf of the related Borrower in connection with the ownership and operation of the Property in accordance with the Annual Budget.

“Fax”: shall have the meaning ascribed to it in Section 20(a).

“Forbearance Termination Event”: shall have the meaning given to it in Section 21(b) below.

“Full Replacement Cost”: shall have the meaning ascribed to it in Section 8(a)(i).

“GAAP”: shall mean the generally accepted accounting principles in the United States of America as of the date of the applicable financial report, consistently applied.

“Governing Jurisdiction”: shall mean the State of California.

“Government Lists”: shall have the meaning ascribed to it in Section 12(k).

“Governmental Authority”: shall mean board, commission, department or body or any municipal or county, state or Federal government unit, or any subdivision of any of them.

“Gross Receipts”: shall mean all revenue derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents and license fees, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, non-recurring revenues as determined or approved by Agent, payments received by Borrower under any interest rate protection agreement pertaining to the Loan, security deposits (except to the extent such security deposits are properly utilized to offset a loss of rent), refunds and uncollectible accounts, proceeds of casualty insurance (other than business interruption or other loss of income insurance related to business interruption or loss of income for the period in question), Condemnation Awards.

“Guarantor” or “Guarantors”: shall mean Erik N. Pilegaard, an individual.

“Guaranty”: shall mean (i) that certain Guaranty of Non-Recourse Carveouts, dated as of even date herewith, from the Guarantor to Agent for the benefit of itself and the other Lenders, as the same may be amended, modified or restated from time to time, and (ii) that certain Limited Repayment Guaranty, dated as of even date herewith, from the Guarantor to Agent for the benefit of itself and the other Lenders, as the same may be amended, modified or restated from time to time.

“Hazardous Substances”:   shall have the meaning ascribed to it in the Environmental Indemnity.

“Improvements”:   shall have the meaning ascribed to it in the Recitals above.

“Indebtedness”: shall mean the principal of, interest on, and any other amounts due at any time under, this Agreement, the Note, the Mortgage or any other Loan Document, including prepayment premiums, late charges, default interest, and advances to protect the lien and security interest of the Mortgage thereunder.

“Indemnified Parties”: shall have the meaning ascribed to it in Section 12(c).

“Initial Disbursement”: shall have the meaning ascribed to it in Section 3(b)(i).

“Insolvency Laws”: shall mean the Bankruptcy Code and any and all present and future federal, state and local laws, ordinances, regulations, rules and any other requirements of any Governmental Authority relating to the bankruptcy, insolvency, appointment of receiver, reorganization, arrangement, readjustment of debt, dissolution or liquidation of, for or relating to, any Person, each as hereafter amended from time to time and the present and future rules, regulations and guidance documents promulgated under any of the foregoing.

“Insurance Premiums”: shall mean the insurance premiums payable by Borrower with respect to the insurance policies that Borrower is required to maintain pursuant to Section 8 of this Agreement (the “Policies”).

“Interest Shortfall Reserve Account”: shall have the meaning ascribed to it in the Pledge and Assignment of Reserve Account.

“Issuer”: shall have the meaning ascribed to it in Section 27(c).

“Law” or “Laws”: shall have the meaning ascribed to it in Section 15(l).

“Lease” or “Leases”: shall mean all leases, subleases, licenses, residency agreements, (including any associated admission and care agreements) occupancy agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter in accordance with the terms of Section 12(d) hereof, whereby any person agrees to pay money or any other consideration for the use, possession or occupancy of, or any estate in, all or any part of the Property, each as the same may be amended, modified and restated from time to time in accordance with Section 12(d) hereof.

“Lender”:   shall mean KBS and any other Person that is a signatory hereto under the caption “Lenders” on the signature pages hereto and any other Person which hereafter becomes a party hereto as a “Lender” pursuant to the terms of Section 25(a) each in their individual capacity, and Lenders means KBS and each such other Person.

“Liabilities”: shall have the meaning ascribed to it in Section 27(c).

“Loan”: shall have the meaning ascribed to it in the Recitals above.

“Loan Amount”: shall have the meaning ascribed to it in the Recitals above.

“Loan Documents”: shall mean this Agreement, the Note, the Mortgage, the other documents listed in Section 6(a) below, and all other documents evidencing, securing or pertaining to the Loan, each as the same may hereafter be amended, modified and restated from time to time.

“Loan Fee”: shall mean the non-refundable fee described in Section 4(c) below.

“Loan Year”: shall mean each full calendar year during the Term of this Loan plus the partial calendar years at the commencement and termination of such Term.

“Losses”: shall have the meaning ascribed to it in Section 21(a).

“Management Agreement”: shall mean that certain Management Agreement dated November 1, 2010, and amended on February 29, 2012, entered into by and between Manager and Cameron Park Senior Living, LLC, a California limited liability company (and assigned to Borrower pursuant to that certain Assignment of Management Agreement, dated as of

September 7, 2012), pursuant to which Manager has agreed to manage the operations of the Property, as the same may be amended, modified or restated from time to time, or any other property management agreement approved by Agent pursuant to Section 12(f) hereof.

“Manager”: shall mean Integral Senior Living, LLC, a California limited liability company, or any other property manager approved by Agent pursuant to Section 12(f) hereof.

“Material Adverse Effect”: shall mean the occurrence or existence of a condition or event which would have a material adverse effect on (i) the business, profits, operations or financial condition of Borrower, including the inability to operate the Property as a Seniors Housing Facility, (ii) the ability of Borrower to pay any amounts under the Loan Documents as they become due or (iii) the value of the Property.

“Mezzanine Loan”:     shall mean any mezzanine loan made after the date hereof by Mezzanine Lender to Mezzanine Borrower, and evidenced and secured by the Mezzanine Loan Documents.

“Mezzanine Borrower”: shall mean the Sole Member.

“Mezzanine Loan Documents”: shall mean all documents evidencing, securing or pertaining to the Mezzanine Loan, each as may be amended, modified and restated from time to time in accordance with the terms and conditions of the applicable intercreditor agreement between Agent and Mezzanine Lender (the “Intercreditor Agreement”)

“Mezzanine Lender”: shall mean KBS Finance LLC, a Delaware limited liability company (in its capacity as a lender and as agent for other mezzanine lenders), and their respective successors and/or assigns.

“Mortgage”:     shall mean that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith, on Agent’s form, executed by Borrower and encumbering the Property.

“Net Operating Income”: shall mean for any period the “in place” net operating income of the Property determined by Agent in accordance with GAAP.

“Note”: any individual promissory note of Borrower payable to the order of Agent, as agent for Lenders, or to a Lender, as applicable, and evidencing all or a portion of the Loan, and “Notes” means all of the Notes, collectively; together with any renewals, extensions or modifications thereof and substitutions therefor. To the extent that at any time there is only one Note in effect, all references in this Agreement and the other Loan Documents to the “Notes” shall be deemed to refer to such single Note.

“Note Rate”: shall have the meaning ascribed to it in the Note.

“OFAC”: shall have the meaning ascribed to it in Section 12(k).

“Patriot Act”: shall have the meaning ascribed to it in Section 12(k).

“Patriot Act Offense”: shall have the meaning ascribed to it in Section 12(k).

“Payment Date”: shall mean the first of every calendar month (or if any such date is not a Business Day, the first Business Day immediately following such date).

“Permitted Exceptions”: shall have the meaning ascribed to it in the Mortgage.

“Permits” shall mean any operating licenses, certificates of occupancy, health department licenses, food service licenses, certificates of need, business licenses, permits, registrations, certificates, authorizations, approvals, and similar documents required by applicable laws and regulations for the operation of the Property as a Seniors Housing Facility, including replacement and additions thereto.”

“Person”: shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Plan Asset Regulation”: shall mean the regulation published by the Department of Labor at 29 C.F.R. § 2510.3-101.

“Pledge and Assignment of Reserve Accounts”: shall mean that certain Pledge and Assignment of Reserve Accounts, dated as of even date herewith, by and among Borrower, and Agent, as agent for the Lenders.

“PML”: shall have the meaning ascribed to it in Section 8(a)(vi).

“Property”: shall mean the Real Property and the Improvements.

“Provided Information”: shall have the meaning ascribed to it in Section 27(a).

“Rating Agency”: shall mean each of Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch, Inc., a division of Fitch Ratings Ltd. (“Fitch”) or any other nationally-recognized statistical rating organization to the extent any of the foregoing have been engaged by Agent or its designee in connection with or in anticipation of any Secondary Market Transaction.

“Real Property”: shall have the meaning ascribed to it in the Recitals above.

“Registration Statement”: shall have the meaning ascribed to it in Section 27(c).

“Rents”: shall mean all rents (whether from residential or non-residential space), revenues and other income of the Property, including rent paid under any Lease, subsidy payments received from any sources (including but not limited to payments under any Housing

Assistance Payments Contract), parking fees, laundry and vending machine income and fees and charges for food, healthcare, and other services provided at the Property, whether now due, past due, or to become due, security deposits, entrance fees, application fees, processing fees, community fees and any other amounts or fees forfeited by any resident or tenant, together with and including all proceeds from any private insurance for residents to cover rental charges and charges for services at or in connection with the Property, and the right to third party payments due for the rents or services of residents at the Property.

“Restricted Account”: shall have the meaning ascribed to it in the Cash Management Agreement.

“RICO”: shall have the meaning ascribed to it in Section 15(g).

“RICO Related Laws”: shall have the meaning ascribed to it in Section 15(g).

“Sale”: shall mean (i) any sale, conveyance, transfer, lease (of all or a substantial part of the Property other than Leases and subleases made to tenants in compliance with Section 12(d) below) or assignment, or the entry into any agreement to sell, convey, transfer, lease (of all or a substantial part of the Property other than Leases and subleases made to tenants in compliance with Section 12(d) below) or assign, whether by law or otherwise, of, on, in or affecting (x) all or part of the Property (including any legal or beneficial direct or indirect interest therein but excluding Leases made to tenants of the Property in Borrower’s ordinary course of business and otherwise in compliance with Section 12(d) hereof), (y) any direct or indirect interest in Borrower (including any profit interest), or (z) any direct or indirect interest in Sole Member or (ii) any change of Control of Borrower or Sole Member.

For purposes hereof:

(i)           a Sale of an interest in Borrower or Sole Member shall be deemed to include:

(A)       if Borrower or Sole Member or a controlling shareholder of Borrower or Sole Member is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation’s stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than ten percent (10%) of such corporation’s stock shall be vested in a party or parties who are not now stockholders or any change in the Control of such corporation; and

(B)       if Borrower, Sole Member or controlling shareholder of Borrower or Sole Member is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, limited partner, joint venturer or member or the transfer of the partnership interest of any general partner, managing partner or limited partner or the transfer of the interest of any joint venturer or member; and

(ii)          a change of Control of Borrower or Sole Member shall be deemed to have occurred if:

(A)        there is any change in the identity of any individual or entity or any group of individuals or entities who have the right, by virtue of any partnership agreement, articles of incorporation, by-laws, articles of organization, operating agreement or any other agreement, with or without taking any formative action, to cause Borrower (or Sole Member) to take some action or to prevent, restrict or impede Borrower (or Sole Member) from taking some action which, in either case, Borrower (or Sole Member) could take or could refrain from taking were it not for the rights of such individuals, or

(B)        the individual or entity or group of individuals or entities that Control Borrower (and Sole Member) as described in clause (A) ever cease to own at least fifty-one percent (51%) of all equity interests (direct or indirect) in Borrower (and Sole Member).

Notwithstanding the foregoing, and so long as no Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, the following transfer shall not be deemed to be a Sale and may be made without the consent of Agent or the Lenders: the transfer of up to 45% of the indirect ownership interests (in the aggregate) of Cameron Park Senior Living, LLC, a California limited liability company (“CPSL”), provided that (A) Erik N. Pilegaard maintains Control of the Borrower, Sole Member and CPSL, (B) if such Sale would cause the transferee to increase its direct or indirect interest in CPSL or in to an amount which equals or exceeds twenty percent (20%), Agent shall have approved in its reasonable discretion such proposed transferee which approval shall be solely based upon Agent’s satisfactory determination as to the reputable character and creditworthiness of such proposed transferee, as evidenced by credit and background checks and Patriot Act searches performed by Agent as Agent determines are necessary and such other financial statements and other information reasonably requested by Agent, (C) Borrower shall give Agent notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) days following the date of such transfer, and (D) Borrower shall reimburse Agent for all actual and reasonable expenses incurred by Agent in connection with such transfer (including out-of-pocket attorneys’ fees and expenses).

“Secondary Market Transaction”: shall have the meaning ascribed to it in Section 27(a).

“Securities”: shall have the meaning ascribed to it in Section 27(a).

“Securities Act”: shall have the meaning ascribed to it in Section 27(b).

“Security Deposit Account”: shall have the meaning ascribed to it in Section 12(d)(vii).

“Security Deposit Subaccount”:   shall have the meaning ascribed to it in Section 12(d)(vii).

“SEL”: shall have the meaning ascribed to it in Section 8(a)(vi).

“Seniors Housing Facility”: shall mean a residential housing facility which qualifies as “housing for older persons” under the Fair Housing Amendments Act of 1988 and the Housing

for Older Persons Act of 1995 comprised of independent living units, assisted living units and Alzheimer’s/dementia care units.

“Servicer” shall mean any servicer selected by Agent to service the Loan, including any “master servicer” or “special servicer” appointed under the terms of any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction.

“Sole Member”: shall mean Cameron Park Senior Living Mezz, LLC, a Delaware limited liability company, the sole member of Borrower.

“Special Purpose Bankruptcy Remote Entity”: shall have the meaning ascribed to it in Section 23.

“Stated Maturity”: shall mean October 1, 2015, subject to Borrower’s option to extend the Stated Maturity date pursuant to Section 4(f) hereof.

“Survey”: shall have the meaning ascribed to it in Section 6(g).

“Tax” or “Taxes”: shall mean any and all present or future taxes, levies, imposts, duties, deductions, filings, charges, withholdings or other fees imposed by any Governmental Authority.

“Term”: shall mean the period beginning on the date of the Notes and ending at Actual Maturity, at which time Borrower must pay the outstanding principal balance of the Loan and all accrued but unpaid interest thereon (including all Base Interest and all other amounts due under the Notes and the other Loan Documents).

“Terrorism Laws”: shall have the meaning ascribed to it in Section 15(l).

“Third Party Agreement”: shall have the meaning ascribed to it in Section 1.14(a) of the Mortgage.

“Third Party Payments”: shall mean all payments and the rights to receive such payments from Medicare programs or similar Federal, state and local programs, boards, bureaus or agencies, and from residents, private insurers or others.

“Title Insurer”: shall mean Commonwealth Land Title Insurance Company or another nationally recognized, creditworthy title insurance company licensed to do business in the state where the Real Property is located and otherwise acceptable to Agent.

“Title Policy”: shall have the meaning ascribed to it in Section 7(a).

“Underwriter”: shall have the meaning ascribed to it in Section 27(c).

“Underwriter Group”: shall have the meaning ascribed to it in Section 27(c).

3.           The Loan; Disbursement of Loan; Establishment of Accounts.

(a)        Loan. On the basis of the covenants, agreements and representations of Borrower contained herein and subject to the terms and conditions hereinafter set forth, each Lender severally agrees to lend to Borrower and Borrower shall borrow from each Lender such Lender’s pro rata share of the Loan as set forth on Exhibit B attached hereto (each Lender’s “Commitment”) the proceeds of which are to be disbursed by the Lenders in accordance with the provisions of Section 3(b) hereof.

(b)        Loan Disbursements. Upon recordation of the Mortgage, provided that the Title Insurer has issued or irrevocably committed in writing to issue to Agent, as agent for the Lenders the Title Policy (defined below), and subject to the satisfaction of the conditions set forth in Section 6 hereof, Lenders shall disburse to or for the account of Borrower, or to the persons, firms or corporation entitled thereto the amounts set forth on the closing statement executed by Borrower and Agent on the Closing Date (the “Closing Statement”), and Borrower hereby directs and authorizes each Lender to disburse its portion of the Loan in the following order of priority as follows:

(i)        Loan Fee. A sum sufficient to pay in full the unpaid portion of the Loan Fee described in Section 4(c) hereof shall be disbursed to Agent or as Agent may so direct.

(ii)        Lenders’ Costs and Expenses. A sum sufficient to pay in full all of the costs, charges and expenses incurred by Agent and payable to Agent hereunder, including without limitation, cost and expenses incurred by Agent in connection with (1) the negotiation, execution and recordation of the Loan Documents, (2) the delivery, execution and preparation of the items required to be delivered pursuant to Section 6 hereof, (3) the hiring and retention of any appraiser, engineer or other consultant, including without limitation, performing due diligence or analysis for Agent, and (4) the making of the Loan and the transactions described in the Loan Documents.

(iii)      Repayment of Existing Loans. The amounts outstanding under the mortgages encumbering the Property;

(iv)      Accounts. Such sums as may be required to fully fund the Accounts pursuant to the terms of the Account Agreements; and

(v)       Borrower’s Costs and Expenses. To the extent available funds remain, a sum sufficient to pay in full all of the costs, charges and expenses incurred by Borrower in connection with title charges and premiums, tax and lien service charges, recording fees, escrow fees, recording and transfer taxes, insurance premiums, loan brokerage commissions, attorneys’ fees and any other closing costs and third-party costs as and to the extent reflected in the Closing Statement.

(c)        Interest Shortfall Reserve Account.

(i)         Amount of Interest Shortfall Reserve Account. An amount equal to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the “Interest Shortfall Reserve Account”).

(ii)         Payments from Interest Shortfall Reserve Account. Funds in the Interest Shortfall Reserve Account shall be additional security for the Loan. Except as may otherwise be agreed to in writing by Agent, in Agent’s sole and absolute discretion, Agent shall have no obligation to release, or permit the release of any funds from the Interest Shortfall Reserve Account even if the Gross Receipts from the Property are insufficient to pay accrued Base Interest then due and payable under the Note. Notwithstanding the foregoing, subject to the satisfaction of the conditions set forth in Section 6 hereof and the performance of the covenants set forth in Section 12 hereof (any of which such conditions and covenants may be waived by Agent in its sole discretion), and so long as there remain sufficient funds in the Interest Shortfall Reserve Account, upon Borrower’s written request, Agent will disburse (or cause to be disbursed) an amount sufficient to pay the Base Interest and Deferred Interest, if applicable, then due and payable under the Note (the “Disbursed Interest Reserve Amount”); provided, however, that within thirty (30) days after the date the Disbursed Interest Reserve Amount was disbursed from the Interest Shortfall Reserve Account, Borrower shall be obligated to re-deposit into the Interest Shortfall Reserve Account an amount equal to the Disbursed Interest Reserve Amount such that the balance in the Interest Reserve Shortfall Account shall be equal to $250,000.00. Failure to re-deposit the Disbursed Interest Reserve Amount within thirty (30) days in accordance with the foregoing sentence shall constitute a Borrower’s Recourse Liability pursuant to Section 21(b)(vi) hereof.

(iii)         Depletion of Interest Shortfall Reserve Account. The amount of any disbursement from the Interest Shortfall Reserve Account approved by Lender pursuant to subsection (ii) above to pay accrued Base Interest and Deferred Interest, if applicable, shall reduce the balance of the Interest Shortfall Reserve Account. If and when the Interest Shortfall Reserve Account has been fully disbursed, no further undisbursed amounts of the Loan will be disbursed to pay interest accrued on outstanding principal amounts of the Loan. Further, the depletion of the Interest Shortfall Reserve Account shall not in any manner affect or impair Borrower’s obligation to continue to pay all interest accruing on the Loan.

(iv)         Use of Interest Shortfall Reserve Account. The portion of the Loan allocated for Interest Shortfall Reserve Account shall not be used or disbursed for any purpose other than payment of Base Interest and Deferred Interest, if applicable, accrued on the Loan, without Agent’s prior written consent, which may be withheld in Agent’s sole and absolute discretion. Upon the occurrence and during the continuation of an Event of Default, Agent shall be entitled to cause Depository Bank to release all or any portion of the funds in the Interest Shortfall Reserve Account to Agent and Agents shall have the right to use and apply such funds in the order and manner as Agent may elect, in Agent’s sole discretion.

(d)         No Reborrowings. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

(e)         Accounts.

(i)         Opening of Accounts. Concurrently with the closing of the Loan and as a condition precedent thereto, Borrower shall (1) open the Accounts in accordance with the Account Agreements and execute such documents as are necessary to establish the same, and (2) deposit into the Accounts the funds required to be deposited therein pursuant to the Account Agreements.

(ii)         Withdrawals from Accounts. Borrower shall not have the right to make any withdrawals, or authorize any disbursement from, any of the Accounts except as expressly set forth in the Account Agreements.

(iii)         Security Interest. In accordance with the terms of the Account Agreements, Borrower shall irrevocably and unconditionally grant to Agent, as agent for the Lenders, as security for the Loan, all of Borrower’s right, title and interest in and to the Accounts, the funds deposited therein and in and to all investment income earned on the funds in the Accounts or proceeds thereof.

4.         Interest Payments; Default Interest Rate; Loan Fee; Prepayment; Stated Maturity.

(a)         Interest. Interest on the outstanding principal balance of the Loan shall be computed and paid in accordance with the terms set forth in the Note.

(b)         Default Interest Rate. The Default Interest Rate, if applicable, shall be applied and paid in accordance with the terms set forth in the Note.

(c)         Loan Fee. Concurrently with the closing of the Loan, and as a condition precedent thereto, Agent shall disburse to itself or as it may so direct from the Loan funds, a non-refundable Loan Fee in the amount of One Million Four Hundred Thirty Thousand and No/100 Dollars ($1,430,000.00), which shall be deemed to have been earned in full, and is non-refundable, upon the disbursement of all or any portion of the Loan. The parties agree that the Loan Fee is consideration for the Lenders’ agreement to enter into the Loan, and that such fee constitutes compensation to Lenders for the use of Lenders’ funds and is not in exchange for services rendered to Borrower. The Loan Fee shall be allocated among Agent and the Lenders pursuant to their separate agreement. Agent and Borrower hereby agree that the commissions payable to Preferred Capital Advisors Inc. and Sequoia Capital Partners Inc. shall be paid by Agent out of the Loan Fee.

(d)         Prepayment. All amounts due and owing under the Note from time to time may only be prepaid in accordance with the terms of the Note.

(e)         Stated Maturity. The outstanding principal balance of the Note and all accrued and unpaid interest thereon shall become due and payable at the Stated Maturity, unless the same is otherwise accelerated in accordance with the provisions hereof or the other Loan Documents.

5.         Security for Loan; Guaranty.

(a)         Security for Loan. The Loan shall be secured and/or supported by, among other things, the Mortgage, the Cash Management Agreement, the Clearing Account Agreement, the Pledge and Assignment of Reserve Accounts, the Environmental Indemnity, all of the Accounts, the Guaranty, and the other Loan Documents.

(b)         Guaranty. The Loan shall be guaranteed by the Guarantor executing and delivering to Agent, as agent for the Lenders, the Guaranty on Agent’s form.

6.         Conditions Precedent to Closing of the Loan. Prior to the recordation of the Mortgage and the closing of the Loan (unless otherwise provided), all of the following conditions shall have been satisfied and/or Borrower shall have furnished to Agent the following, all in form and substance satisfactory to Agent, which consent may be given or withheld in Agent’s sole and absolute discretion:

(a)         Loan Documents. Duly executed and, where appropriate, notarized originals of the Loan Documents, each on Agent’s form and otherwise satisfactory to Agent and the Lenders in their sole and absolute discretion, including the following:

(i)         this Agreement;

(ii)        the Note;

(iii)       the Mortgage;

(iv)       the Guaranty;

(v)        the Environmental Indemnity;

(vi)       the Clearing Account Agreement;

(vii)      the Cash Management Agreement;

(viii)     the Deposit Account Control Agreement;

(ix)        the Depository Bank Agreement;

(x)         the Consent and Subordination of Manager;

(xi)        Pledge and Assignment of Reserve Accounts;

(xii)       UCC Financing Statements, both state and local, as appropriate, with respect to items which are, or may be, fixtures, personal property or other collateral including the collateral as described in:

 (1)         the Mortgage;

(2)        the Pledge and Assignment of Reserve Accounts;

(3)        the Cash Management Agreement;

(4)        the Clearing Account Agreement; and

(xiii)    Such other agreements by Borrower or the Sole Member as may be required by other provisions of this Agreement or as Agent may reasonably require in order to evidence or secure the Loan, including without limitation, an interest rate protection agreement.

(b)         Third Party Agreements:

(i)        Copies. Executed copies, certified by the Borrower as being true, correct and complete, of the Management Agreement and the other Third Party Agreements;

(ii)       Estoppel Certificate. If requested by Agent, an estoppel certificate from the parties to the Management Agreement and the other Third Party Agreements confirming the absence of any default thereunder and such other matters as Agent may require.

(iii)     Management Subordination Agreement. The Borrower shall cause the Manager to enter into a subordination agreement with the Agent, as agent for the Lenders, on Agent’s standard form.

(iv)     Assignments. If requested by Agent, separate collateral assignments of Borrower’s interest in the Third Party Agreements, on Agent’s standard form.

(c)         Financial Statements. With respect to the Borrower, the Property and the Sole Member, financial statements and other financial information, in the form and containing the detail and supporting information required pursuant to Section 11 hereof. The financial statements for the Sole Member and the Borrower shall be executed by the Sole Member and the Borrower, as applicable. The financial statements for the Property shall be executed by the Borrower.

(d)        Insurance Policies. Agent must receive certified copies of all the required insurance policies under Section 8 hereof (or certificates of insurance with respect to such insurance). Agent may require certified copies, detailed binders, endorsements and/or certificates of insurance as evidence of continuation of coverage for subsequent renewals.

(e)         Leases:

(i)         Copies. Copies, certified by Borrower as being true, correct and complete of (a) the form lease for the Property, previously approved by Agent and (b) all Leases covering the Property;

(ii)       Rent Roll. A current rent roll for the Property listing each tenant leasing space in the Property, the rental rate (including the amount of any security deposits, the commencement date and termination date of each Lease in effect, a list of those tenants whose rent is delinquent, and such other information as Agent may reasonably request from time to time.

(f)         Title Insurance Policy. The Title Policy referred to in Section 7(a) hereof.

(g)        ALTA Survey.   A current ALTA survey of the Property (the “Survey”) prepared by a surveyor or engineer licensed by the appropriate governmental authorities of the jurisdiction in which the Property is located and otherwise acceptable to Agent. The Survey shall be satisfactory to Agent and to the Title Insurer and shall be certified to Agent, and the Title Insurer as (a) having been prepared in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and NSPS in 2011, (b) containing Table A Items 1, 2, 3, 4, 6, 7(a), 7(b)(1)-(2), 7(c), 8, 9, 10, 11(a), 13, 14, 15 and 16 and (c) meeting the strictest accuracy requirements of an ALTA Survey.

(h)        Zoning; Conditional Use Permits and Certificates of Occupancy.   A copy of the applicable zoning ordinance and zoning map covering the Property, any conditional use permit(s) affecting the Property and final certificates of occupancy for the Property and such evidence as Agent may require (including the written certification of Borrower’s engineer or any other person satisfactory to Agent) that the zoning of the Property is satisfactory and compatible with the Improvements and that the Property can be operated and maintained in accordance with all zoning laws, other applicable laws and regulations, conditional use permits and other agreements affecting the Property.

(i)         Flood Plain Certification. To the extent not provided on the Survey, such evidence as Agent may require (including the written certification of Borrower’s engineer or any other person satisfactory to Agent) that the Property is not located within any flood plain or, if the Property is located within a flood plain, Borrower has obtained and is maintaining in full force and effect a policy or policies of flood insurance pursuant to Section 8 hereof.

(j)         Appraisal. An appraisal of the Property in form and substance satisfactory to Agent (including the assumptions on which it is based), addressed to Agent, as agent for the Lenders and prepared by a licensed appraiser acceptable to Agent.

(k)        Soils Report. A soils report covering the Property, certified to Agent, as agent for the Lenders, and in form and substance satisfactory to Lender, prepared by a soils engineer acceptable to Agent.

(l)         Engineering Report. An engineering report covering the construction, structural integrity and functional utility of the Property and the Improvements as well as their compliance with the Americans With Disabilities Act and all other applicable laws, in form and substance satisfactory to Agent and certified to Agent, as agent for the Lenders.

(m)        Environmental Report.   An environmental report covering the Property, certified to Agent, as agent for the Lenders and in form and substance satisfactory to Agent, prepared by a professional acceptable to Agent.

(n)         Borrower Authority.

(i)        Good Standing.  A certificate issued by the appropriate agency of the state in which the company was formed dated not more than thirty (30) days prior to the date of this Agreement, certifying that such company is a company duly formed and in good standing under the laws of such state, and if such state is not the Governing Jurisdiction, a certificate issued by the appropriate agency of the Governing Jurisdiction dated not more than thirty (30) days prior to the date of this Agreement certifying that such company is duly authorized to transact business in the Governing Jurisdiction;

(ii)        Operating Agreement.    A certified copy of such company’s operating agreement and any amendments thereto certified by the managing member to be true, correct and complete, which agreement shall comply with the provisions of Section 23 below;

(iii)       Articles of Organization.    A certified copy of such company’s articles of organization, certified by the Secretary of State of the state of formation as well as the managing member to be true, correct and complete, which shall conform to the requirements of Section 23 below;

(iv)       Resolutions.    A certified copy of resolutions of such company’s members, if such company is member-managed or of such company’s board of managers, if such company is manager-managed. Such resolutions shall be duly executed by the President or Vice President of such company, authorizing such company’s execution of the Loan Documents to be executed by such company and the consummation of the transactions contemplated thereby; and

(v)        Incumbency. A certificate of incumbency, duly executed by a duly authorized officer of such company, certifying the identity, incumbency and specimen signature(s) of the member(s) of such company who is executing the Loan Documents on behalf of such company.

(o)        Legal Opinion. A written legal opinion from Borrower’s, Guarantor’s and Sole Member’s counsel (which counsel must be acceptable to Agent) in form acceptable to Agent and its attorneys, opining as to such matters as Agent may reasonably require, including an opinion regarding: (1) due organization and valid existence; (2) authority; (3) enforceability of the Loan Documents (subject to the effects of applicable Insolvency Laws and equitable limitations on the enforcement of creditors’ rights generally); (4) lack of substantive consolidation of Borrower with other entities; (5) the lack of a partnership relationship between Borrower and Agent and Lenders; (6) choice of law (as applicable); (7) usury; (8) doing business; (9) franchise and income taxation; (10) perfection of security interest in Accounts (and permitted investments) as well as the collateral pledged under the Mortgage; and (11) such other matters as may be reasonably requested by Agent. In addition, if Borrower’s counsel is not authorized to practice law in the Governing Jurisdiction, a written legal opinion from Borrower’s counsel in such Governing Jurisdiction in form and substance acceptable to Agent and its attorneys, opining as to the enforceability of the Loan Documents, the perfection of the security interests described above and such other matters as Agent may reasonably require.

(p)        UCC and Lien Searches.  Full uniform commercial code, federal and state tax lien, bankruptcy, judgment and pending litigation searches, performed by a search company and in jurisdictions satisfactory to Agent, with respect to the Borrower and the Sole Member and disclosing no matters objectionable to Agent.

(q)        Utilities.    Evidence that all sewer, water, electrical, telephone and any other utility services are available at the Property in adequate supply for the use and operation of the Property. This evidence may include letters from the applicable utility providers.

(r)         Environmental Disclosure.    In accordance with all applicable Laws, including the laws of the Governing Jurisdiction, Borrower shall provide a true, correct and complete copy of any disclosure document or other instrument required by any such Law relating to environmental matters, Hazardous Substances or otherwise required in connection with the making of the Loan or the recording of the Mortgage.

(s)        Permits.    Evidence satisfactory to Agent that all Permits necessary to operate the Property as a Seniors Housing Facility are in full force and effect, including all conditions under any conditional use permit relating to the Improvements have been satisfied.

(t)         Initial Net Operating Income.    Evidence satisfactory to Agent that the initial Net Operating Income from the Property at Closing, as determined by Lender, shall not be less than Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00).

(u)        Additional Matters.    The Borrower shall have delivered to Agent such other or additional documents, instruments, information or items as the Agent may request prior to the disbursing of the Loan.

7.            Title Insurance.

  (a)      Title Insurance.    Concurrently with the closing of the Loan, Borrower shall deliver or cause to be delivered to Agent an ALTA Loan Policy of Title Insurance (unmodified October 17, 1970 Form) with extended coverage (the “Title Policy”) issued by the Title Insurer, with a liability limit equal to not less than the Loan Amount, and with coverage and in form satisfactory to Agent, insuring Agent’s interest under the Mortgage as a valid first lien on the Property, together with such reinsurance (with direct access to the reinsurers thereunder) or coinsurance agreements and such endorsements to the Title Policy as Agent may require. The Title Policy shall not be subject to any exceptions of any kind whatsoever other than the matters approved by Agent in writing. Any easements benefiting the Real Property shall be additional insured parcels under the Title Policy. Moreover, to the extent available in the Governing Jurisdiction, the Title Policy shall contain the following endorsements, each in form and substance satisfactory to Agent: (i) comprehensive endorsement No. 1, (ii) zoning 3.1 with parking or an equivalent endorsement, (iii) usury, (iv) tax parcel endorsement, (v) doing business, (vi) restriction endorsement (if applicable), (vii) contiguity endorsement (if applicable), (viii) survey (both location and access), (ix) interest on interest endorsement, and (x) such other endorsements deemed necessary by Agent.

8.            Insurance.

  (a)      Insurance Requirements.  During the term of the Loan, Borrower shall, at its sole cost and expense, obtain and maintain, without interruption, not less than the following minimum insurance coverage for the Property:

  (i)       Property Insurance.  The Property shall be insured for the benefit of Agent, as agent for the Lenders on a “Full Replacement Cost” basis, (defined as the cost of replacing the Improvements on such property, together with appurtenances and betterments in compliance with the prevailing building codes, without deduction for physical depreciation thereof, at the time of replacement of property, following a loss) or such other limits as may be approved by Agent, based on insurable values, for each property securing the Loan. The policy will not be subject to coinsurance. Borrower will not make a decision not to replace the Improvements, unless upon written consent of Agent. Full Replacement Cost shall be determined by an appraisal at Borrower’s sole expense, by an insurance company, appraiser, appraisal company, or any other entity or method selected by Borrower and approved by Agent. The value so determined shall be binding and conclusive upon the parties hereto. The policy shall further provide that Borrower shall not be unreasonably restricted from applying such proceeds to the building of the Improvements at such other location as Borrower and/or Agent shall elect. The Property shall be insured on an All Risk basis. If determined necessary by Agent, Borrower will also maintain coverage for flood, earthquake, windstorm, sections (v) and (vi) notwithstanding. The policy shall be endorsed to provide demolition and increased cost of construction.

  (ii)      Rent Loss/Business Interruption. Borrower shall maintain rent loss or business interruption insurance sufficient to prevent Agent from being a co-insurer, and in an amount not less than eighteen (18) months’ projected gross income from the Property, and whenever possible, for the length of reconstruction, whichever is longer.

(iii)      Boiler and Machinery.    If applicable, Borrower shall maintain boiler and machinery insurance covering physical damage to the Property and to the major components of any central heating, air conditioning or ventilation systems, and such other equipment as Agent may require. The policy shall include coverage for business interruption due to mechanical equipment malfunctions, including expediting and extra expense, in an amount usual and customary for similar risks, or as determined by Agent. Unless the insurance required in subparagraphs (i), (iii) and (iv) is provided on a single policy, a Joint Loss Agreement between separate policies must be provided on each policy.

(iv)      Builder’s Risk.    The coverage may be provided as an extension to the property policy in force (as required in subparagraph (i) above), if the requirements herein are satisfied.

(v)       Flood.    If at any time the Property is in an area that has been identified by the Federal Insurance Administration, HUD or FEMA as having special flood and/or mudslide hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, Borrower shall purchase and maintain a flood insurance policy satisfactory to Agent, but which shall insure the full value of the Property. In the event that the Property is in an area identified as subject to flood and/or mudslide hazards, Borrower shall deliver to Agent on or prior to the Closing and thereafter upon request, a certificate or letter in a form satisfactory to Agent stating that the Property is insured for losses arising out of these perils.

(vi)      Earthquake.    If the Property is in an area identified by any governmental, engineering or any hazard underwriting agencies as being subject to the peril of earthquake, with a probable maximum loss (“PML”) based on the “Scenario Expected Loss” (“SEL”) for a 475-year return period per ASTM E 2026-99 (Reference 1) of between 15% and 20%, Borrower must have earthquake insurance equal to 50% of the replacement cost of the Property. Neither Agent nor the Lenders shall be obligated to make any loans on properties with a PML exceeding 20%, but if the Lenders do agree to make such a loan, earthquake insurance for the full replacement cost of the Property shall be required.

(vii)     Windstorm Insurance.    Borrower shall maintain windstorm insurance in amounts and in a form and substance satisfactory to Agent, which shall not provide for a deductible greater than two percent (2%) of the Full Replacement Cost of the Property, subject to a $250,000 minimum deductible.

(viii)    Liability Insurance.    The following liability insurance:

  (1)        Comprehensive General Liability.    Comprehensive commercial liability insurance on the broadest forms available for similar risks, written on an “occurrence policy form,” against all claims for bodily injury, disease or death, property damage, personal injury and contractual liability in an amount not less than $2,000,000.00 for loan amounts under $5,000,000.00, and $5,000,000.00 for loans of $5,000,000.00 or more in the aggregate and $1,000,000.00 per occurrence plus a $25,000,000.00 umbrella excess policy, or at Agent’s discretion, such other limits as may reasonably be determined to be usual and customary for similar use and occupancy in the area. If liability coverage for the Property is included under Borrower’s blanket policy written on an aggregate form, then the annual aggregate limit of insurance must not be less than $10,000,000.00. The policy shall be endorsed to include Agent as an additional insured subject to the benefits stipulated under subsection (f)(iv) hereof.

(2)        Contractors.    Borrower shall require general contractors and subcontractors engaged on the Property to maintain commercial liability insurance, with extension to cover products or completed operations, with limits of not less than $1,000,000.00 per occurrence. The general contractors and the subcontractors will have Borrower and Agent included on their insurance required herein as additional insureds.

(3)        Vendors.    Borrower will require vendors who will operate independently, or perform services for Borrower on the Property, to maintain commercial general liability coverage (including products or completed operations) with limits of not less than $1,000,000.00 per occurrence.

 (ix)      Workers’ Compensation and Employers’ Liability.    Borrower shall maintain for all its employees, and will cause any of its agents, contractors, subcontractors, and vendors to maintain similar insurance for all their respective employees, to the fullest extent required under the laws of the state or country in which the Property is located.

 (x)        Other Insurance.    The types and limits of coverage stipulated herein are the minimum requirements. Agent retains the right to make any changes it deems necessary. Borrower shall also maintain all insurance, surety and fidelity bonds that Borrower is required to maintain as landlord under tenants’ leases, if any. Borrower may also maintain any other insurance and bonds, even if not specifically required herein, in amounts, and for such periods that are deemed to be prudent, or are customarily maintained by persons or entities operating properties of like kind, construction and occupancy in the locality of the Property, or as Agent may from time to time require and approve. Compliance with insurance requirements will not in itself be construed to be limitation of Borrower’s liability.

 (xi)        Terrorism.    The commercial property, liability and business income required above shall cover perils of terrorism and acts of terrorism (whether caused by a foreign or domestic source) consistent with the requirements described above at all times during the term of the Loan.

(b)        Automatic Reinstatement.    If any policies are subject to exhaustion of limits, Borrower will exercise effort to have such policies include warranties of the right to reinstate coverage and policy limits of not less than the amount specified in Section 8(a), if any. Agent shall reasonably determine whether such blanket policies provide sufficient limits of insurance.

(c)         Other Requirements With Respect to Insurance.  The following provisions shall apply with respect to the insurance coverage required in Section 8(a) above:

 (i)          Insurance Companies.    All insurance required herein shall be issued by insurance companies selected by Borrower, but subject to approval by Agent, which approval shall not be unreasonably withheld. The insurers must be of recognized good standing, with a rating of AX or better in Best’s Key Rating Guide for loans under $20,000,000, “A-” or better by S&P (and the equivalent by any other Rating Agency) for loans between $20,000,000 and $35,000,000, and “A” or better by S&P (and the equivalent by any other Rating Agency) for loans over $35,000,000, and must be licensed to do business in the state in which the Property is located. Coverage under blanket policies may be extended by endorsements provided the insurers meet the requirements stipulated herein. Each policy shall not have more than a $25,000.00 deductible for any occurrence without Agent’s approval, except for mandatory deductibles where required under local regulations, or when required by insurers for specific catastrophic perils.

 (ii)         Evidence of Insurance.  Each of the policies required herein will specify the Property as an insured location. Borrower shall deliver to Agent, at least 15 Business Days prior to the Loan closing, certified copies of certificates of insurance evidencing that the required coverage is in force, and thereafter at least 30 days before the expiration date of each such policy, Borrower shall deliver to Agent certified copies of the policies or certificates in form and content satisfactory to Agent. These certificates must provide that the insurance in force is not contributory, participating with, nor excess over any other insurance, unless such other insurance is part of and applicable to the same risk, with the knowledge of, and consent of Agent. Upon request by Agent, Borrower shall produce receipts evidencing payment of the current premiums.

 (iii)        Certificates of Insurance.    Whenever a certificate of insurance is issued, it must, at the minimum:

(1)         indicate Borrower as the named insured;

(2)         indicate the required limits of insurance for property and liability;

(3)         indicate the Property as a covered location;

(4)         specify Agent, as agent for the Lenders as a “mortgagee” or “loss payee,” and additional insured;

(5)         show Agent, as agent for the Lenders as the “Certificate Holder”;

(6)         indicate policy numbers and policy terms;

(7)         identify insurance companies for each type of coverage; and

(8)         bear an authorized signature.

(iv)        Mortgagee and Loss Payee Clause.  The Property insurance shall have attached thereto a standard non-contributing, non-reporting mortgagee clause or its equivalent satisfactory to, and naming Agent, as agent for the Lenders, as first mortgagee, entitled to collect directly from the insurers the proceeds payable under such insurance, as its interest may appear, and stipulating that this entitlement will in no way be adversely affected by any act, error or omission of Borrower which may void any or all coverage provided.

(v)         Waiver of Subrogation.    The Property policies will contain a standard waiver of subrogation provision.

(vi)        Reinsurance.  For all policies for which the insurer has purchased reinsurance, Borrower shall request a “cut-through” clause.

(vii)       Cancellation.    Borrower shall immediately notify Agent of any cancellation of, non-renewal, or such material change as may adversely affect any insurance policy or coverage in force. Each policy shall contain a provision obligating the insurer to send at least 30 days prior written notice to Agent notifying Agent of the intent to cancel or make such change, and that any loss otherwise payable to Agent thereunder shall be paid notwithstanding any act or negligence of Agent or Borrower which might, absent of such provision, result in a forfeiture of all or part of such insurance payment.

(viii)      Separate Insurance.    Borrower shall not purchase separate insurance concurrent in form or contributing in the event of loss, with the insurance required hereunder, without Agent’s prior written consent.

(ix)        Contravention of Insurance.    Borrower will not intentionally do, allow or permit anything to be done on or about the Property that will affect, impair or contravene any policies of insurance that may be in force for the Property, or any part thereof, or the use thereof, against damage or destruction by fire, public liability, or any other cause of loss. Further, Borrower at its sole cost and expense, will comply and cause compliance of the Property and the operations, maintenance and use thereof with all insurance requirements, whether or not compliance therewith shall require structural changes in or interfere with the use and enjoyment of the Property, or any part thereof.

(x)         Payment of Premium.    Borrower shall be solely responsible for, and promptly pay when due, any and all premiums for all such insurance. Should Borrower fail to effect, maintain or renew any of the insurance as stipulated in this Agreement, or fail to pay the premiums thereof, or fail to deliver to Agent any evidence of such insurance, then, at its option but without the obligation to do so, Agent may procure such insurance. Any sums expended by Agent and/or the Lenders to procure such insurance shall be payable by Borrower on demand, and with interest; however, it is expressly understood that procurement by Agent and/or the Lenders of any such insurance shall not be deemed to waive or release the default of Borrower, or the right of Agent, at its option, to exercise the remedies set forth in the Mortgage upon the occurrence of an Event of Default under the Loan Documents. Should Borrower fail to repay any such sums expended by Agent and/or the Lenders, Agent may add such sums to the outstanding Loan balance. Agent shall not be responsible for obtaining or maintaining any insurance required under the provisions of Section 8(a), and shall not, by reason of accepting, rejecting, approving or obtaining any such insurance, incur any liability for the existence, nonexistence of, or insufficient coverage of such insurance, or from legal liability arising therefrom.

(xi)         Sale under the Mortgage.  In the event of a sale of all or part of the Property pursuant to the provisions of the Mortgage, or if the title to any or all of the Property is transferred in extinguishment of the indebtedness evidenced by the Note, Agent, as agent for the Lenders, shall succeed to all the rights and interest of Borrower, including any right of Borrower to unearned premiums, in and to all such policies of insurance.

(xii)        Notice of Transfer or Loss.  Upon a change in ownership or use or occupancy of the Property, Borrower shall immediately notify, in writing, Agent, and all other parties insured under the policies herein, provided that nothing herein shall be construed to permit such change in ownership if otherwise prohibited under the provisions hereof. If a loss (defined herein for the purpose of this subsection to mean any act or occurrence of any kind or nature, whether or not insured, which results in damage, loss or destruction to any or all of the Property or any interest therein) occurs, Borrower will likewise give immediate written notice to Agent of the loss, and Agent may, but is not obligated to, make proof of such loss if not made promptly by Borrower. With the exception of Workers’ Compensation, all policies of the insurance required herein will allow, but not obligate, Agent, as agent for the Lenders, to participate in the adjustment and settlement process of all claims expected to exceed $100,000.00.

(xiii)      Leases.  Borrower will require on all leases signed after the date hereof that each of its tenants’ property insurance policy provide a standard waiver of subrogation, and each such policy shall include Agent, as agent for the Lenders, as an additional insured.

(d)         Insurance Review.  At Agent’s option, but not more often than annually, Borrower shall provide Agent with a report from an independent insurance consultant of regional or national prominence, acceptable to Agent, certifying that Borrower’s insurance is in compliance with this Section 8. As of the date hereof, Agent confirms that Borrower’s insurance is acceptable to Agent notwithstanding the fact that Borrower’s current coverage may not satisfy all of the requirements of this Section 8; provided, however, Agent’s approval of Borrower’s insurance as of the date hereof shall not constitute a present or future waiver by Agent of the insurance requirements set forth in this Section 8, and Borrower acknowledges and agrees that Agent shall have the right at any time to require that Borrower’s insurance comply with all of the requirements set forth in this Section 8.

(e)        Notice of Casualty.   Borrower shall give to Agent immediate notice of any loss occurring on or with respect to the Property.

(f)         Settlement of Claim.    In case of loss covered by any of such policies, Agent, as agent for the Lenders is authorized to adjust, collect and compromise, in its discretion, all claims thereunder. In the event of any adjustment, collection and compromise by Agent, Borrower covenants to sign upon demand, or Agent may sign or endorse, on Borrower’s behalf, all necessary proofs of loss, receipts, releases and other papers required by the insurance companies to be signed by Borrower. Borrower hereby irrevocably appoints Agent, as agent for the Lenders as its attorney-in-fact for the purposes set forth in the preceding sentence. Agent may deduct from such insurance proceeds any expenses incurred by Agent and/or the Lenders in the collection and settlement thereof, including reasonable attorneys’ and adjustors’ fees and charges.

Nothing contained in this Agreement shall create any responsibility or obligation on the Agent or the Lenders to collect any amounts owing on any insurance policy, to rebuild or replace any damaged or destroyed Property or to perform any other act hereunder. The Agent shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance, incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and the Borrower hereby expressly assumes full responsibility therefor and all liability, if any, with respect thereto.

(g)        Application of Insurance Proceeds.   Any insurance proceeds received by Borrower under any of such policies shall be delivered to Agent, as agent for the Lenders, and applied, at the option of the Agent, toward prepayment or reimbursement of the Indebtedness and any other amounts evidenced or secured by the Loan Documents, or to the rebuilding or repairing of the Property so damaged or destroyed, as the Agent in its sole and unreviewable discretion may elect. Agent’s election to apply such insurance proceeds to the Loan and other amounts evidenced or secured by the Loan Documents shall not relieve the Borrower of the duty to rebuild or repair.

Notwithstanding the foregoing, the Agent shall consent to the application of any proceeds of said insurance to the restoration of the Property so damaged if and only if Borrower fulfills all of the following conditions not waived in writing by Agent:

 (i)         that no Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, has occurred and is continuing under this Agreement or any of the Loan Documents;

 (ii)         the insurance proceeds shall be sufficient to fully restore and rebuild the Property free and clear of all liens except the lien of the Mortgage and the Permitted Exceptions, or in the event that such proceeds are in Agent’s sole judgment insufficient to restore and rebuild the Property, then Borrower shall deposit upon demand the shortfall with Agent or in an account approved by Agent;

(iii)         any and all monies which are made available for restoration and rebuilding hereunder shall be disbursed substantially in accordance with the disbursement procedures for advances under this Agreement including, if requested by Agent, monthly lien waivers and title insurance date-downs, or in any other manner approved by Agent;

(iv)         construction and completion of restoration and rebuilding of the Property can, in Agent’s judgment be completed within the earlier of (A) two (2) months prior to Stated Maturity and (B) twelve (12) months of the casualty;

(v)          for any restorations involving structural components or where the cost of restoration exceeds $200,000.00, construction and completion of restoration and rebuilding of the Property is completed in accordance with plans, specifications and drawings submitted to and approved by Agent, which plans, specifications and drawings shall not be modified, changed or revised without the Agent’s prior written consent, and shall be in conformity with all governmental regulation, including building, zoning, land use and environmental regulations; and

(vi)         Agent shall also have approved all general or prime contractors and all subcontractors, and the general contract or contracts the Borrower proposes to enter into with respect to the restoration and rebuilding, which approval shall not be unreasonably withheld or delayed.

9.         Eminent Domain.

 (a)         Notice of Condemnation.  Borrower shall give to Agent immediate notice of any taking of any portion of Property or the institution of any proceedings the effect of which is to achieve a taking of any portion of any Property by condemnation.

 (b)         Settlement of Claim.   In case the Property, or any part or interest in any thereof, is taken by condemnation, the Agent is hereby empowered to collect and receive all compensation and awards of any kind whatsoever (referred to collectively herein as “Condemnation Awards”) which may be paid for any property taken or for damages to any property not taken (all of which the Borrower hereby assigns to Agent). In the event of any adjustment, collection and compromise by Agent, Borrower covenants to sign upon demand, or Agent may sign or endorse on Borrower’s behalf, all necessary proofs of loss, receipts, releases and other papers required by the condemning authority to be signed by Borrower. Borrower hereby irrevocably appoints Agent, as agent for the Lenders as its attorney-in-fact for the purposes set forth in this Section 9. Agent may deduct from any Condemnation Awards, any expenses incurred by Agent in the collection and settlement thereof, including reasonable attorneys’ and adjusters’ fees and charges.

 (c)         Application of Condemnation Awards.    All Condemnation Awards so received shall be delivered to Agent, as agent for the Lenders, forthwith and applied by the Agent, as it may elect in its sole and unreviewable discretion, to the payment or reimbursement of the Loan or the other amounts evidenced or secured by the Loan Documents, or to the repair and restoration of any property not so taken or damaged. No election made by the Agent under this Section 9 shall relieve the Borrower of the duty to repair and restore.

 (d)         No Lender Obligation.   Nothing contained in this Agreement shall create any responsibility or obligation of Agent to collect any amounts owing on account of any such condemnation or proceedings relating to the Property, to rebuild or replace any damaged or destroyed property or to perform any other act hereunder.

10.         Rights of Access and Inspection.    Borrower grants Agent, its agents and representatives the right to enter and visit the Property at any reasonable time for the purposes of observing it, performing appraisals, inspecting the Property, taking soil or groundwater samples, and conducting tests, among other things, to investigate for the presence of Hazardous Substances. Without limiting the foregoing, Borrower expressly grants Agent the rights of inspection prior to, or as a part of, any proceeding to exercise its rights under the Mortgage or in any other way enforce its rights and remedies under the Loan Documents. Borrower shall also allow Agent access to the Property in order to examine, copy and audit its books and records including any audit performed pursuant to Section 11(e) hereof. Agent is under no duty to visit or observe the Property, or to examine any books or records. Any site visit, observation or examination by Agent shall be solely for the purpose of protecting the security for the Loan and preserving Agent’s and Lenders’ rights under the Loan Documents. Neither Borrower nor any other party is entitled to rely on any site visit, observation or testing by Agent, its agents or representatives. Agent owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any adverse condition affecting the Property, including any defects in the design or construction of any improvements on the Property or the presence of any Hazardous Substances on the Property. So long as no Event of Default has occurred and is continuing, Agent shall give Borrower reasonable prior notice of its intent to enter the Property. Agent shall exercise reasonable efforts to avoid interfering with Borrower’s or any tenant’s use of the Property in connection with the activities permitted under this Section /10.

11.         Financial Reports, Property Reports and Annual Budget.

 (a)         Annual Financial Reports.    Within sixty (60) days after the end of each Loan Year, Borrower and its Sole Member shall deliver to Agent copies of their annual financial statements which shall include comparative balance sheets, income statements, cash flow statements (sources and application of funds), and statements of changes in financial position for such Loan Year. In addition, for Borrower, such statement shall also include a calculation of the Gross Receipts and Expenses for the immediately preceding Loan Year and a schedule of occupancy statistics for the Property. Each such annual report shall (i) be in a form reasonably satisfactory to Agent, (ii) be prepared on a cash basis, in accordance with generally accepted accounting principles consistently applied, (iii) be certified by Guarantor as being true and correct in all respects, and (iv) otherwise comply with the reporting requirements of Agent.

 (b)         Monthly Reports.    Within ten (10) days after the end of each calendar month, Borrower will provide or cause to be provided the following reports in format acceptable to Agent:

(i)         Income Statement.    An income statement which provides both actual and budgeted results for the prior month and year-to-date, which statement identifies Gross Receipts and Expenses for the immediately preceding month, each broken out for each type of utilization of the Property such as commercial, office, residential and parking (if applicable).

(ii)         Balance Sheet.  A balance sheet.

(iii)        Supporting Balance Sheet Schedules.    Supporting balance sheet schedules on the following topics:

(1)         Aged Accounts Receivable.    Aged accounts receivable in intervals of 30/60/90 and 90+ days. Such information shall be prepared for both the commercial and residential operations of the Property (if applicable).

(2)         Aged Accounts Payables.    Aged accounts payables in the same intervals as presented for receivables. Notwithstanding the foregoing, no aged accounts payable shall be scheduled for payables thirty (30) days old or less.

(3)         Bank Statements.    To the extent not provided by the Depository Bank, monthly bank statements for each of the Accounts.

(4)         Other Information.  Other documentation for balance sheet accounts as are usual and customary, as may be requested by Agent.

(iv)        Rent Roll.  A rent roll for the Property listing each tenant leasing space in the Property, the rental rate (including the amount of any security deposit), the total rent received by Borrower, the commencement date and termination date of each Lease in effect and such other information as Agent may reasonably request from time to time. If applicable, the rent roll shall be broken out for each type of utilization of the Property such as commercial, office and residential, if applicable.

(v)        Security Deposits.    In addition to the bank statements required under Section 11(b)(iii)(3) above, a statement, certified as true, correct and complete, showing for each individual Lease and also in the aggregate for all Leases, the amount of security deposits currently held, if any, and any receipts or disbursements of such security deposits occurring since the date of the prior month’s statement.

(vi)        Management Information Narrative.    A management information narrative certified by Borrower which contains the following elements:

(1)         Monthly and Year-to-Date Variances. A brief discussion of material monthly or year-to-date variances incurred versus the Annual Budget (defined below).

(2)         Material Operating Items. Comments on material operating items such as major pass-through receivables, tax appeals or capital expenditures.

(3)         Leasing Status Report. A leasing status report in the form and with detail reasonably satisfactory to Agent.

(c)         Preparation and Certification.  All of the financial statements and reports set forth in this Section 11 shall be prepared in accordance with GAAP and be certified by Borrower’s and each Guarantor’s, if any, chief financial officer or Sole Member.

(d)         Annual Budget.    The “Annual Budget” for any period, shall mean the budget submitted to and approved by Agent for such period. The Annual Budget shall set forth, in sufficient detail, Borrower’s projection of Gross Receipts and Expenses for such period. Each Annual Budget shall be for a calendar year except that the Annual Budget for the year in which this Loan originates or terminates, shall only cover the periods after origination or prior to termination, as applicable. The Annual Budget for January 1, 2012 through and including December 31, 2012 is set forth on Exhibit C attached hereto and made a part hereof. Borrower shall submit to Agent, for Agent’s review and approval, a proposed Property budget for each Loan Year, not later than sixty (60) days prior to the commencement of such Loan Year. If Agent has not approved a proposed Annual Budget within thirty (30) days of submission, Borrower shall continue to operate the Property pursuant to the prior year’s Annual Budget until such time as the new proposed Annual Budget is approved by Agent. Borrower shall attach to each Annual Budget any supporting schedules requested by Agent, including schedules stating the Gross Receipts from all residential tenants on a total gross monthly basis. The Gross Receipts schedule with respect to residential tenants shall specifically identify general budget assumptions regarding monthly occupancy, retention of monthly roll over and rental rate ranges by residential unit type.

(e)         Right to Audit. Within one hundred eighty (180) days after receipt of the financial statements for a particular Loan Year satisfying the requirements of Section 11(a), Agent may notify Borrower in writing that Agent disputes any computation or item contained in any portion of such statement. In the event Agent shall so notify Borrower, the parties shall meet in good faith to resolve such disputed items. If the parties are unable to resolve such disputed items between themselves within fifteen (15) days, then the items shall be submitted to arbitration, which arbitration shall be performed by an independent certified public accountant selected by Agent and reasonably satisfactory to Borrower. The determination of such arbitrator shall be final. The fees of such arbitrator shall be paid by Borrower if the arbitrator determines that Borrower’s financial statements overstated Net Operating Income by more than two percent (2%). If Agent does not so notify Borrower of a dispute in the manner and within the time period set forth in this Section 11(e), then such statements shall be deemed acceptable to Agent.

12.         General Covenants of Borrower.  Until the full and final payment of the Loan, unless Agent waives compliance in writing, Borrower hereby covenants and agrees as follows:

(a)         Operation and Maintenance of Property.    In addition to the terms, conditions and provisions set forth in the other Loan Documents:

(i)        Record Keeping.    Borrower shall keep and maintain full and accurate accounts and records of Borrower’s operations according to generally accepted accounting principles consistently applied and in sufficient detail to accurately calculate Gross Receipts, and Expenses. Borrower shall keep all such accounts and records at the Property or at its address set forth in Section 20(a) hereof.

(ii)       Payment of Lawful Claims.    Borrower shall pay or discharge all lawful claims, including Taxes, assessments and governmental charges or levies imposed upon Borrower or its income or profits or upon any property belonging to Borrower prior to the date upon which penalties attach thereto. Without limiting the generality of the foregoing, Borrower shall pay (a) all taxes and recording expenses, including stamp taxes, if any, relating to the Mortgage and any other documents and instruments securing the Loan, (b) the fees and commissions (if any) lawfully due to brokers in connection with this transaction and hold Agent and Lenders harmless from all such claims, whether or not lawfully due, and (c) the fees and expenses of Agent’s counsel relating to Agent’s consultation with such counsel in connection with the Loan, the negotiation, documentation and closing of the Loan, and any subsequent modifications of the Loan.

(iii)      No Amendments.    Borrower shall not, without Agent’s prior written consent, enter into any amendments or modifications of (a) the insurance policies required by Section 8 hereof, except that Borrower shall be entitled to modify its insurance policies provided that Borrower continues to comply with the insurance provisions set forth in Section 8 herein, (b) if Borrower or its Sole Member is a corporation, the Borrower’s and its Sole Member’s by-laws and articles of incorporation, (c) if Borrower or its Sole Member is a limited liability company, such entity’s operating agreement or articles of organization, or (d) the Third Party Agreements. In addition, Guarantor(s), if any, shall not amend or modify Guarantor’s by-laws or articles of incorporation, or its operating agreement or articles of organization, as applicable.

(iv)      No Separate Insurance.    Borrower shall not obtain any separate insurance whatsoever which is concurrent in form or contributing in the event of loss with that required under Section 8 hereof or under the Mortgage without first obtaining Agent’s prior written consent thereto, which such consent shall be exercised in Agent’s sole and absolute discretion.

(v)       Maintenance and Repair of Property.    Borrower shall (a) maintain the Property, including the parking and landscaping portions thereof, in good condition and repair, (b) promptly make all necessary structural and non-structural repairs to the Property, and (c) not demolish, alter, remove or add to any Improvements, excepting (i) the repair and restoration of Improvements following damage thereto as required by this Agreement, and (ii) as otherwise required by any applicable law, rule or regulations, and (d) not erect any new buildings, structures or building additions on the Property, without the prior written consent of

Agent. Borrower shall pay when due all claims for labor performed and materials furnished therefor in connection with any improvements or construction activities.

(b)         Restricted Sale and Encumbrance of Property and of Borrower Interests; Other Indebtedness.  Other than the Mezzanine Loan, Borrower shall not engage in any Sale or Encumbrance without the prior written consent of Agent (which may be withheld by Agent in Agent’s sole and absolute discretion). All easements, declarations of covenants, conditions and restrictions and private and public dedications affecting the Property shall be submitted to Agent for its approval and such approval shall be obtained prior to the execution or granting of any thereof by Borrower, accompanied by a drawing or survey showing the precise location of each thereof. In addition, Borrower shall not incur any Indebtedness, whether secured or unsecured, other than this Loan and the Mezzanine Loan.

(c)         General Indemnity.    Borrower shall, at Borrower’s expense, protect, defend, indemnify, save and hold Agent and each Lender and each of their respective members or partners and its members’ or partner’s stockholders, directors, officers, members, employees and agents (collectively the “Indemnified Parties”) harmless against any and all claims, demands, losses, expenses (including court costs and reasonable attorney’s fees and expenses), damages, causes of action (whether legal or equitable in nature) asserted by any person or entity arising out of, caused by or relating to the Loan, the Property, the Agent’s exercise of its rights under the Loan Documents and the construction or interpretation of the relationship between Agent, Lenders and Borrower contrary to Section 20(d) hereof. Borrower shall pay to Agent upon demand all claims, judgments, damages, losses and expenses (including court costs and reasonable attorneys’ fees and expenses) incurred by Agent and/or the Lenders as a result of any legal or other action arising out of the aforesaid matters. Borrower acknowledges that the Indemnified Parties may defend any matter covered by the above indemnification by counsel of the relevant Indemnified Party’s choice, and the costs of such defense (including reasonable attorney’s fees) are part of the costs covered by this indemnity. The foregoing indemnification shall not be subject to the limitations on liability contained in Section 21 below and shall survive repayment of the Loan.

(d)         Leases:

(i)        Lease Requirements.  All Leases entered into after the date of this Agreement shall be on the standard form of Lease (together with all associated agreements regarding the provision of care to the applicable residents).

(ii)      Performance of Obligations.    Borrower shall pay, perform and discharge, as and when payment, performance and discharge are due, all obligations of Borrower as landlord under all Leases. Borrower shall give Agent prompt notice of any default by Borrower claimed by any tenant under any Lease, together with a copy of any notice of default given by any such tenant to Borrower or Manager.

(iii)    Enforcement of Lease.  Borrower shall enforce all covenants and agreements on the tenant’s part to be performed or complied with under each of the Leases and on the part to be performed or complied with by any guarantor under any guaranty given in connection with any Lease. Except in the normal course of business consistent with Borrower’s past practices, Borrower shall not, or allow Manager to, without the prior written consent of Agent in each instance, (1) amend or modify any Lease, (2) consent to the assignment or subletting of the whole or any portion of the tenant’s interest under any Lease or (3) cancel, terminate or accept the surrender of any Lease except as a result of a default by the tenant thereunder or waive or release any obligation or liability of any tenant under any Lease or of any guarantor under any guaranty thereof.

(iv)        Prepayments; Security Interest.    Neither Borrower nor Manager shall, without Agent’s prior written consent in each instance, accept prepayment of rent (including any lease termination payments) under any Lease or permit any tenant to offset or credit sums due and payable by Borrower to such tenant against rents, as the case may be, for more than thirty (30) days in advance. Borrower shall not further assign, pledge, transfer or otherwise encumber the Leases or the rents under the Leases. If an Event of Default has occurred and Borrower shall receive all or any portion of any lease termination payments, Borrower shall cause such portion of any lease termination payments to be deposited into the Restricted Account and all such amounts shall then be applied to the payment of the Indebtedness or the payment of Expenses, as Agent may elect in its sole and unreviewable discretion.

(v)         Defense; Pursuit of Remedies.    Borrower shall, at Borrower’s expense, appear in and defend any action or proceeding arising from or connected with any of the Leases or any obligation or liability of Borrower as landlord thereunder. Borrower shall diligently pursue all remedies, including claims for damages available at law or in equity against any tenant under a Lease or guarantor thereof and shall not settle or compromise any such claims without Agent’s prior written consent in each instance.

(vi)        Copies of Leases.    Borrower shall furnish to Agent copies of all Leases requested by Agent within five (5) Business Days following Agent’s demand therefor. Borrower shall deliver copies of any Leases and amendments to Leases within five (5) Business Days after Borrower’s execution thereof.

(vii)       Security Deposits.    To the extent Borrower receives any security deposits under any of the Leases, Borrower shall promptly advise Agent and such security deposits shall be held in a separately designated account to be established at such time under Borrower’s control at the Depository Bank (and in the case of a letter of credit, collaterally assigned to Agent with full power of attorney and executed sight drafts to Agent be effective during the continuance of an Event of Default) so that the security deposits shall not be commingled with any other funds of Borrower (such account, the “Security Deposit Account”). After the occurrence of an Event of Default, Borrower shall, upon Agent’s request, if permitted by applicable law, turn over to Agent the security deposits (and any interest theretofore earned thereon) under Leases, to be held by Agent in a subaccount (the “Security Deposit Subaccount”) subject to the terms of the Leases. Security deposits held in the Security Deposit Subaccount will be released by Agent upon notice from Borrower together with such evidence as

Agent may reasonably request that such security deposit is required to be returned to a tenant pursuant to the terms of a Lease or may be applied as rent pursuant to the rights of Borrower under the applicable Lease. Any letter of credit or other instrument that Borrower receives in lieu of a cash security deposit under any Lease entered into after the date hereof shall (i) be maintained in full force and effect in the full amount unless replaced by a cash deposit as hereinabove described and (ii) if permitted pursuant to any legal requirements, be fully assignable in accordance with the issuing bank’s procedures).

(e)        Notices.  Borrower shall promptly notify Agent in writing of any litigation affecting (a) Borrower or its Sole Member and Guarantor, if any, and, if Borrower or its Sole Member is other than a natural person or trust, any general partner or controlling shareholder of Borrower or its Sole Member, or (b) the Property, to the extent that any such litigation may result in a material adverse change in (i) the financial condition of any of the foregoing parties, (ii) Borrower’s or its Sole Member’s and Guarantor’s, if any, ability to timely perform any of its obligations under any of the Loan Documents, or (iii) the physical condition or operation of the Property.

(f)        Property Management.    Borrower shall (i) cause the Property to be managed by Manager pursuant to the Management Agreement (unless a new professional manager is approved in writing by Agent in which event the Property shall be managed by the new approved Manager pursuant to a new Management Agreement approved in writing by Agent) ; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Agent of any default under the Management Agreement of which it is aware; (iv) if requested, promptly deliver to Agent a copy of each financial statement, business plan, capital expenditure plan, and property improvement plan and any other notice, report and estimate received by Borrower under the Management Agreement; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement, the failure of which covenants could cause a Material Adverse Effect. Without Agent’s prior written consent (not to be unreasonably withheld), Borrower shall not (a) surrender, terminate, cancel, extend or renew the Management Agreement or otherwise replace the Manager or enter into any other management agreement; (b) reduce or consent to the reduction of the term of the Management Agreement; (c) increase or consent to the increase of the amount of any charges under the Management Agreement; (d) otherwise modify, change, supplement, alter or amend in any material respect, or waive or release any of its rights and remedies under, the Management Agreement; or (e) suffer or permit the occurrence and continuance of a default beyond any applicable cure period under the Management Agreement (or any successor management agreement) if such default permits the Manager to terminate the Management Agreement (or such successor management agreement). If (i) an Event of Default shall be continuing, or (ii) upon the gross negligence, malfeasance or willful misconduct of the Manager, Borrower shall, at the request of Agent, terminate the Management Agreement and replace Manager with a replacement manager acceptable to Agent in Agent’s discretion and the applicable Rating Agencies on terms and conditions satisfactory to Agent and the applicable Rating Agencies. Borrower’s failure to appoint an acceptable manager within thirty (30) days after Agent’s request of Borrower to terminate the Management Agreement shall constitute an immediate Event of Default. The Management Agreement is and shall be subject and subordinate in all respects to the liens, terms, covenants and conditions of this Agreement, the Mortgage and the other Loan Documents, and to all renewals, modifications, consolidations, replacements and extensions thereof, and to all advances heretofore made or which may hereafter be made pursuant to the terms of the Loan Documents (including all sums advanced for the purposes of (x) protecting or further securing the lien of the Mortgage, curing defaults by Borrower under the Loan Documents or for any other purposes expressly permitted by the Loan Documents or (y) constructing, renovating, repairing, furnishing, fixturing or equipping the Property.

(g)        General ERISA Covenant.  In the event that the ownership of any class of equity interests of the Borrower by Benefit Plan Investors is “significant” as defined in paragraph (f) of the Plan Asset Regulation, the Borrower shall operate at all times so that it qualifies as a “real estate operating company” as defined in paragraph (3) of the Plan Asset Regulation.

(h)        Principal Place of Business; Choice of Law.  Borrower shall not change its principal place of business or, if Borrower has more than one place of business, its chief executive office, from its address set forth in Section 20(a). In addition, Borrower shall not make an election under the Uniform Commercial Code to treat, as the governing law for perfection of uncertificated securities, the law of any jurisdiction other than the jurisdiction of its formation. Agent agrees not to unreasonably withhold its consent to any change in the Borrower’s principal place of business or the governing law with respect to uncertificated securities so long as (1) Borrower and any other party requested by Agent execute all documents and instruments deemed necessary by Agent to perfect the security interests granted pursuant to the Loan Documents, (2) the Borrower pays all of the Agent’s and each Lender’s costs and expenses perfecting such security interests and (3) Borrower delivers to Agent, as agent for the Lenders, an opinion from counsel selected by Agent opining as to the continued perfection of such security interest.

(i)        Compliance with Governmental Prohibitions.    No portion of the Loan proceeds will be used, disbursed or distributed by Borrower or its Sole Member for any purpose, or to any person, in violation of any Law (as defined in Section 15 (l)) including, without limitation, any of the Terrorism Laws (as defined in Section 15 (l)). Borrower shall provide Agent with immediate written notice (a) of any failure of any of the representations and warranties set forth in Section 15(l) of this Agreement to be true, correct and complete in all respects at any time, or (b) if Borrower obtains knowledge that Borrower, its Sole Member, or any holder at any time of any direct or indirect equitable, legal or beneficial interest in Borrower or its Sole Member is the subject of any of the Terrorism Laws. Borrower shall immediately and diligently take, or cause to be immediately and diligently taken, all necessary action to comply with all Terrorism Laws and to cause the representations and warranties set forth in Section 15(l) to be true, correct and complete in all respects.

(j)        No Distributions.    Borrower shall not make any distributions to its partners, members or shareholders after the occurrence and during the continuation of an Event of Default.

(k)        Patriot Act Compliance.    Borrower will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. Agent shall have the right to audit Borrower’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower and the Property, including those relating to money laundering and terrorism. In the event that Borrower fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Agent may, at its option, cause Borrower to comply therewith and any and all reasonable costs and expenses incurred by Agent and/or the Lenders in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

Neither Borrower nor any member of Borrower or member or partner of such member nor to Borrower’s Knowledge, any owner of a direct or indirect interest in Borrower (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Agent notified Borrower in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Agent notified Borrower in writing is now included in “Governmental Lists”.

(l)        Partial Satisfaction.  Borrower agrees not to send Agent payments marked “paid in full,” “without recourse,” or similar language. If Borrower sends such a payment, Agent may accept it without losing any of Agent’s and Lenders’ rights under the Loan Documents, and Borrower will remain obligated to pay any further amounts owed to the Agent and the Lenders.

(m)         Property Manager.    The Property shall be managed at all times by a manager acceptable to Agent under the terms of a management agreement acceptable to Agent. Agent hereby accepts Manager as the manager and the Management Agreement as the current management agreement. Borrower shall not retain any person as a manager of the Property without Agent’s prior written consent in each instance.

(n)         Assumption in Non-Consolidation Opinion.    Borrower and Sole Member shall each conduct its business so that the assumptions (with respect to each Person) made in that certain substantive non-consolidation opinion letter delivered by Borrower’s counsel in connection with the Loan, shall be true and correct in all respects.

(o)         Operating Covenants.

(i)       Borrower shall comply with all laws, rules and regulations of any Governmental Authority having jurisdiction over the Property, including without limitation, all laws, rules and regulations relating to trade and business licenses for the Property;

(ii)      Borrower further covenants and agrees that it shall maintain and operate the Property as a Seniors Housing Facility at all times in accordance with the standards required by any applicable Permits and as required by any regulatory authority, that it shall maintain in good standing all Permits, and that it shall cause to renew and extend all such required Permits, and shall not fail to take any action necessary to keep all such Permits in good standing and full force and effect. Borrower will immediately provide Lender with any notice or order of a violation which may otherwise have an adverse impact on the Property, its operations or its compliance with licensing and regulatory requirements.

(iii)     Borrower shall promptly deliver to Agent a copy of each financial statement, business plan, budget, capital expenditures plan, notice, report and estimate received by it from the Manager under the Management Agreement; and

13.        Further Assurances.  Borrower shall, from time to time, upon Agent’s request, execute, deliver, record and furnish such documents and do such other acts as Agent may reasonably deem necessary or desirable to (i) perfect and maintain valid liens upon the security contemplated by the Loan Documents, (ii) correct any errors of a typographical or other manifest nature which may be contained in any of the Loan Documents, (iii) evidence Borrower’s compliance with the Loan Documents, and (iv) consummate fully and carry out the intent of the transactions contemplated under this Agreement or the Loan Documents. Borrower shall also cause to be delivered to the Agent, as agent of the Lenders, such opinions of counsel (in form and substance reasonably satisfactory to the Agent and from counsel reasonably acceptable to the Agent) as the Agent may from time to time reasonably request because of a change of law, change of fact, or other legitimate reason, concerning any material matters incident to this Agreement or the transactions contemplated in this Agreement or the Loan Documents.

14.        Appraisals.  Agent has the right to obtain a new appraisal or update an existing appraisal of the Property at any time while the Loan or any portion thereof remains outstanding (a) when, in Agent’s reasonable judgment, such an appraisal is warranted as a result of Agent’s internal evaluation of the Loan, and/or (b) to comply with statutes, rules, regulations or directives of Governmental Authorities. Borrower shall pay, upon demand, all appraisers’ fees and related expenses incurred by Agent from time to time in obtaining such appraisal reports.

15.          General Representations and Warranties of Borrower.  Borrower represents and warrants to Agent and the Lenders, which representations and warranties shall survive the termination of this Agreement, the repayment of the Loan, any investigations, inspections or inquiries made by Agent or the Lenders or any of their representatives, the recording of the Mortgage, and any disbursements made by Agent or the Lenders hereunder, as follows:

(a)        Organization; Corporate Powers; Authorization of Borrowing.

(i)          Organization.

(1)        Borrower is a limited liability company which has been duly formed and is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the Governing Jurisdiction.

(2)        The Sole Member of Borrower is Cameron Park Senior Living Mezz, LLC, a Delaware limited liability company, holding a one hundred percent (100%) interest in Borrower.

(ii)         Power and Authority.    Borrower and its Sole Member, and Guarantor(s), if any, have full power and authority to execute the Loan Documents to which they are a party and to undertake and consummate the transactions contemplated hereby and thereby, and to pay, perform and observe the conditions, covenants, agreements and obligations herein and therein contained; and the Loan Documents have been duly and validly executed by Borrower and its Sole Member and constitute the legal, valid and binding obligations of Borrower and its Sole Member and Guarantor(s), if any, and are and will continue to be enforceable in accordance with their respective terms, except as such enforcement may be qualified or limited by Insolvency Laws or other similar laws affecting creditors’ rights generally.

(iii)        Not a Foreign Person.  Borrower is not a foreign person and is a “United States Person” as such term is defined in Section 7701(a) of the Internal Revenue Code and is not a person with respect to which the applicable Laws of the Governing Jurisdiction require state income tax withholding.

(iv)        No Defaults Under Existing Agreements.  The consummation of the transactions contemplated hereby and the performance by Borrower, its Sole Member, the Guarantor(s), if any, or by any other parties which are a party thereto of their respective obligations under the Loan Documents will not result in any breach of, or constitute a default under any other Third Party Agreements or any mortgage, deed of trust, lease, bank loan or security agreement, or any other instrument to which Borrower, its Sole Member, the Guarantor(s), if any, or such other parties are a party or by which the Property, the Borrower, its Sole Member or such other parties may be bound or affected.

(v)        True and Correct Copies of Documents.    All due diligence documents required to be delivered by or on behalf of Borrower to Agent hereunder (including those due diligence documents referred to in Section 6 hereof) are true, correct and complete copies thereof and the same have not been amended or modified except as expressly disclosed therein.

(vi)       No Bankruptcy Filing.    Borrower is not contemplating filing a Bankruptcy Proceeding (defined below) and Borrower has no knowledge of any Person contemplating the filing of a Bankruptcy Proceeding against it. In addition, neither Borrower nor Sole Member has been a party to, or the subject of a Bankruptcy Proceeding for the past ten (10) years.

(vii)      Full and Accurate Disclosure.    No statement of fact made by Borrower in any Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading. There is no material fact presently known to Borrower that has not been disclosed to Agent which might have a Material Adverse Effect. All financial data, including the statements of cash flow and income and operating expense, that have been delivered to Agent in respect of Borrower and, to Borrower’s Knowledge, the Property (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Property as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Borrower has no contingent liabilities, liabilities for delinquent taxes, unusual forward or long-term commitments, unrealized or anticipated losses from any unfavorable commitments or any liabilities or obligations not expressly permitted by this Agreement. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or, to Borrower’s Knowledge, the Property from that set forth in said financial statements.

(viii)     Tax Filings.  To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

(ix)        Name; Principal Place of Business.  Borrower does not use and will not use any trade name and has not done and will not do business under any name other than its actual name set forth herein. The principal place of business of Borrower is its primary address for notices as set forth in Section 20(a) hereof, and Borrower has no other place of business.

(x)        Other Debt.  There is no indebtedness with respect to the Property or any excess cash flow or any residual interest therein, whether secured or unsecured, other than Permitted Exceptions.

(b)        Title to Property; Matters Affecting Property.

(i)        Title to Property.    Borrower has and will have good and marketable fee simple title to the Property, subject only to such exceptions as have been approved in writing by Agent, and good, marketable and freely alienable title to all personal property located on the Property, subject only to such exceptions as have been approved in writing by Agent; Borrower will protect or cause to be protected the title to the Property and Borrower will forever warrant and defend the same against any other claims of any persons or parties whomsoever.

(ii)      Borrower Interests.  Borrower’s Sole Member owns and will own one hundred percent (100%) of its ownership interests in Borrower, and except for the Mezzanine Loan, has not (and will not) transferred, conveyed, pledged or encumbered such interests except to Agent, as agent for the Lenders, pursuant to the Loan Documents.

(iii)     No Actions.  There are no actions, suits or proceedings at law or in equity (including condemnation or eminent domain proceedings) currently pending, or to the knowledge of Borrower threatened, against or affecting Borrower, its Sole Member or the Property or involving the validity or enforceability of the Loan Documents or the priority of the lien of any thereof, or for or by any Governmental Authority having or exercising jurisdiction over the Property. Borrower will promptly notify Agent of any such future actions, suits or proceedings. To Borrower’s Knowledge, neither Borrower nor the Property is in default with respect to, or in violation of, any order, writ, injunction, decree or demand of any court or any Governmental Authority having or exercising jurisdiction over Borrower or the Property.

(iv)    No Contracts Giving Rise to Liens.    Borrower has made no contract or arrangement of any kind, that does or could give rise to a lien on the Property. Neither the Borrower nor its Sole Member has made any contract or arrangement of any kind that does or could give rise to a lien or Encumbrance on the Sole Member’s ownership interests in Borrower.

(v)     Utility Services.  All utility services necessary either are available at the boundaries of the Property or all necessary steps have been taken by Borrower to insure the complete construction and installation of facilities for such services, including water supply facilities, storm and sanitary sewer facilities, and gas, electric and telephone facilities

(vi)    Roads.    All roads necessary for the full utilization of the Improvements for their intended purposes have been completed and/or the necessary rights-of-way therefor have been acquired by the Governmental Authority having or exercising jurisdiction over such matters or have been dedicated to public use and accepted by such Governmental Authority and all necessary steps have been taken by Borrower and such Governmental Authority to assure the complete use thereof.

(vii)        Compliance with Property Agreements.  The Improvements in all respects conform to and comply with all covenants, conditions, restrictions, reservations, regulatory agreements, conditional use permits and zoning ordinances affecting the Property whether or not recorded against the Property.

(viii)       Personal Property.  Any personal property owned by Borrower is vested in Borrower free and clear of all liens, Encumbrances and adverse claims not disclosed in writing to and approved by Agent.

(ix)          Leases.    The Leases of the Property heretofore submitted by Borrower to Agent are in full force and effect, and there are no defaults under any of the provisions thereof, and all conditions to the effectiveness or continuing effectiveness thereof required to be satisfied by Borrower by the date hereof have been satisfied. There are no Leases of the Property except those disclosed in the rent roll delivered pursuant to Section 6 hereof.

(x)           Permits.  All Permits required for the operation of the Property as a Seniors Housing Facility are or will be in effect and will remain in effect and the Property and its contemplated use and operation comply or will comply therewith.

(c)        Financial Statements.    The financial statements heretofore delivered to Agent by Borrower and its Sole Member and Guarantor(s), if any, are true and correct in all respects, have been prepared in accordance with sound accounting practices, and fairly present the financial condition(s) of the person(s) referred to therein as of the date(s) indicated; no materially adverse change has occurred in the financial condition(s) reflected in such financial statements since the date(s) shown thereon and no additional borrowings or liabilities have been made or incurred by such person(s) since the date(s) thereof other than the borrowing contemplated hereby or other borrowings disclosed in writing to and approved by Agent.

(d)        No Loan Broker.  Other than Preferred Capital Advisors Inc. and Sequoia Capital Partners Inc., Borrower has not dealt with any person, firm or corporation who is or may be entitled to any finder’s fee, brokerage commission, loan commission or other sum in connection with the execution of this Agreement, the consummation of the transactions contemplated hereby or the making of the Loan by Agent and the Lenders to Borrower. Borrower does hereby indemnify and agree to defend and hold Agent and the Lenders harmless from and against any and all loss, liability or expense, including court costs and reasonable attorneys’ fees and expenses, which Agent and/or the Lenders may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

(e)        No Default.  There is no default under the Loan Documents on the part of Borrower, its Sole Member or Guarantor(s), if any, or the other parties signatory thereto, and no event has occurred and is continuing which, with the giving of notice or the passage of time, or both, would constitute a default by Borrower, its Sole Member or any Guarantor(s), if any, under any thereof.

(f)        Lawful Interest.  The amounts to be received by Agent and the Lenders as interest payments under the Note shall constitute lawful interest and shall be neither usurious nor illegal under the laws of the Governing Jurisdiction (defined below).

(g)        RICO.  To the best of Borrower’s Knowledge, there are no actions, suits or proceedings under the Racketeer Influenced and Corrupt Organization Act of 1970, 18 U.S.C. Sections 1961-1968 (“RICO”), or any other federal or state law for which forfeiture of assets is a potential penalty (collectively, “RICO Related Laws”), currently pending or threatened against Borrower, its Sole Member or any of such parties’ partners, shareholders or Affiliates. Borrower will promptly notify Agent of any such future actions, suits or proceedings.

(h)        ERISA.  In the event the ownership of any class of equity interests of the Borrower by Benefit Plan Investors is “significant” as defined in paragraph (f) of the Plan Asset Regulation, the Borrower represents and warrants that it qualifies as a “real estate operating company” as defined in paragraph (e) of the Plan Asset Regulation.

(i)        Business Purpose.  The undersigned represents and agrees that the Loan evidences indebtedness arising from the regular conduct of Borrower’s business (which is carried on for the purpose of profit and not for household purposes), and that the indebtedness evidenced and secured by the Loan Documents constitutes a business loan under applicable Law and is not usurious.

(j)        Solvency.  As of the date hereof, the Borrower is solvent and able to pay its debts from its assets as the same shall become shall due and payable.

(k)        Adequate Capitalization.    As of the date hereof, the Borrower and Guarantor have adequate capitalization for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(l)        Violations of Governmental Prohibitions.  Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower or its Sole Member, violates any federal, state, county, municipal and other governmental and quasi-governmental statutes, laws, rules, orders, regulations, ordinances, judgments or decrees (collectively, “Law” or “Laws”, as applicable) applicable to such parties, including, without limitation, any of the Terrorism Laws (defined below). Neither the making of the Loan, nor the receipt of Loan proceeds by Borrower, its Sole Member or any principal, violates any of the Terrorism Laws applicable to the Sole Member. To Borrower’s best knowledge, no holder of any direct or indirect equitable, legal or beneficial interest in Borrower or its Sole Member is the subject of any of the Terrorism Laws. No portion of the Loan proceeds will be used, disbursed or distributed by Borrower for any purpose, or to any person, directly or indirectly, in violation of any Law including, without limitation, any of the Terrorism Laws. “Terrorism Laws” means Executive Order 13224 issued by the President of the United States of America, the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), and the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), and all other present and future federal, state and local laws, ordinances, regulations, policies and any other requirements of any Governmental Authority (including, without limitation, the United States Department of the Treasury Office of Foreign Assets Control) addressing, relating to, or attempting to eliminate, terrorist acts and acts of war, each as hereafter supplemented, amended or modified from time to time, and the present and future rules, regulations and guidance documents promulgated under any of the foregoing, or under similar laws, ordinances, regulations, policies or requirements of other states or localities.

(m)        No Separate Insurance.  Borrower does not carry any separate insurance whatsoever which is concurrent in form or contributing in the event of loss with that required under Section 8 hereof or under the Mortgage.

(n)         Federal Reserve Regulations; Investment Company Act.    No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose that would be inconsistent with such Regulation U or any other regulation of such Board of Governors, or for any purpose prohibited by Law or any Loan Document. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

(o)         No Other Indebtedness .  Borrower has no indebtedness (and will have no indebtedness) (other than (i) the Mezzanine Loan, and (ii) that certain existing loan (“Existing Loan”) made by (x) Bank of the West, a California banking corporation, and Mechanics Bank, a California banking corporation (“Existing Lenders”), to Borrower in the original principal amount of $56,700,000.00 as evidenced by a promissory note, dated on or about May 27, 2008, from Borrower to Existing Lenders, which Existing Loan (and all liens created in connection therewith) shall, upon the funding of the Loan, be fully satisfied and removed from record, Borrower shall retain no continuing liability, actual or contingent, and no recourse against any portion of the Property shall be available under any circumstance) (and will have no indebtedness) other than (i) the Loan; (ii) the Mezzanine Loan; and (iii) unsecured trade debt not to exceed two percent (2%) of the Loan amount in the aggregate, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining of the Property and is paid within thirty (30) days from the date incurred.

(p)         Recycled Entity Representations .  Borrower hereby further represents, warrants and certifies to and for the benefit and reliance of Agent and the Lenders that (i) upon the closing of the Loan, the Property and Borrower shall have been fully released from the Existing Loan, Borrower shall not have any continuing liability, actual or contingent, for the Existing Loan, and no recourse whatsoever against any portion of the Property shall be available to satisfy the Existing Loan under any circumstance, (ii) Borrower has provided Agent with true, correct and complete copies of (A) Borrower’s current (and since the date of its inception)

financial statements, (B) Borrower’s current (and since the date of its inception) operating agreement (and all amendments and modifications thereto) (collectively, “Borrower’s Organizational Documents”), and (C) the loan documents for the Existing Loan, (iii) Borrower has at all times prior to the date of the disbursement of the Loan conducted its affairs as a special purpose bankruptcy remote entity in substantial accordance with (A) the provisions of Section 23 below, (B) the provisions of Borrower’s Organizational Documents, and (C) the documents evidencing the Existing Loans, and (iv) Borrower’s certifications and statements set forth in the Borrower’s Certificate entered into in connection with the Loan are true and correct in all respects.

(q)         Third Party Agreements.   Each of the Third Party Agreements is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice or both would constitute a default thereunder or otherwise give rise to a termination right.

(r)         Accounts.   None of the Accounts are in the name of any Person other than Borrower, as pledgor, or Agent, as pledgee.

(s)         Management Agreements.

(i)         The Management Agreement is in full force and effect and is valid and enforceable in all material respects, subject in each case to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; there are no defaults, breaches or violations thereunder by Borrower or, to Borrower’s Knowledge, any other party thereto, and to Borrower’s Knowledge, there are no conditions (other than payments that are due but not yet delinquent and other non-delinquent executory obligations) that, with the passage of time or the giving of notice, or both, would constitute a default by any party thereunder, where the effect of such default would have a Material Adverse Effect on the value, use, operation or maintenance of the Property or on Borrower’s ability to perform its respective obligations. Neither the execution and delivery of the Loan Documents, Borrower’s performance thereunder, the recordation of the Mortgage, nor the exercise of any remedies by Agent, will adversely affect Borrower’s rights under the Management Agreement.

(ii)         To Borrower’s Knowledge, Manager (i) has full power and authority and the legal right to manage and operate (as applicable) the Property it operates and to conduct the business in which it is currently engaged with respect to the Property, (ii) is duly qualified or licensed and is in good standing under the laws of each jurisdiction where its management or operation of the Property requires such qualification, and (iii) is in compliance with all Laws applicable to the Property operated or managed by it, or applicable to the operation or management thereof.

(iii)         Borrower has not mortgaged, pledged or otherwise encumbered the Management Agreement or its rights thereunder.

(t)         Furniture and Equipment.   Except as disclosed to Agent prior to execution of this Agreement, all Furniture and Equipment necessary for the general operation, use and occupancy of the Property have been installed or incorporated into the Property and Borrower is the absolute owner of all of the same free and clear of all chattel mortgages, conditional vendor’s liens and other liens and/or security interests, other than the Mortgage and the security interested created by the other Loan Documents or as permitted by this Agreement.

(u)         Employees.     Borrower has no employees. As of the date of this Agreement, Borrower does not have any obligations under any collective bargaining agreements.

(v)         Seniors Housing Facility.

(i)         The Property is duly licensed as a “Residential Care Elderly” and is in all respects otherwise legally authorized to operate the Property as a Seniors Housing Facility, under the applicable laws of California.

(ii)        Borrower and the Property (and the operation thereof) are in compliance in all material respects with the applicable provisions of all laws, statutes, regulations, ordinances, orders, standards, restrictions and rules of any federal, state or local government or quasi-government body, agency, board or authority having jurisdiction over the operation of the Property, including, without limitation: (i) health care and fire safety codes; (ii) design and construction requirements, (iii) laws regulating the handling and disposal of medical or biological waste; (iv) the applicable provisions of Seniors Housing Facility laws, rules, regulations and published interpretations thereof to which the Borrower or the Property is subject; (v) privacy, security and billing standards such as those set forth in HIPAA, and (vi) all criteria established to classify the Property as housing for older persons under the Fair Housing Amendments Act of 1988 and the Housing for Older Persons Act of 1995;

(iii)       If required, Borrower has a current provider agreement under any and all applicable federal, state and local laws for reimbursement: (a) to a Seniors Housing Facility; or (b) for other type of care provided at such facility. There is no decision not to renew any provider agreement related to the Property, nor is there any action pending or threatened to impose alternative, interim or final sanctions with respect to the Property;

(iv)         Borrower and the Property are not subject to any proceeding, suit or investigation by any federal, state or local government or quasi-government body, agency, board authority or any other administrative or investigative body which may result in the imposition of a fine or an alternative, interim or final sanction, or which would have a Material Adverse Effect on Borrower or the operation of the Property, or which would result in the appointment of a receiver or manager or would result in the revocation, transfer, surrender, suspension or other impairment of the Licenses for the Property to operate as a Seniors Housing Facility;

(v)          Upon Lender’s request and subject to privacy laws, copies of resident care agreements and resident occupancy agreements shall be provided to Lender. All resident records at the Property are true and correct in all material respects;

(vi)         Neither the execution and delivery of the Note, the Mortgage or the Loan Documents, Borrower’s performance thereunder, nor the recordation of the Mortgage will adversely affect the Permits necessary for the operation of the Property as a Seniors Housing Facility in California.

(vii)       Borrower is not a participant in any federal program whereby any federal, state or local, government or quasi-governmental body, agency, board or other authority may have the right to recover funds by reason of the advance of federal funds. Borrower has received no notice, and is not aware of any violation of applicable antitrust laws of any federal, state or local, government or quasi-government body, agency, board or other authority; and

(viii)       Except as otherwise specifically disclosed to the Lender in writing, in the event any existing Lease or the Management Agreement is terminated or Lender acquires the Property through foreclosure or otherwise, neither Borrower, Lender, any subsequent operator or manager, nor any subsequent purchaser (through foreclosure or otherwise) must obtain a certificate of need from any applicable state health care regulatory authority or agency (other than giving such notice required under the applicable state law or regulation) prior to applying for any applicable Permits necessary for the operation of the Property as a Seniors Housing Facility, provided that no service or unit complement is changed.

(ix)         Attached as Schedule 2 to this Agreement is a correct and complete list of all existing accounts receivable which exceed $50,000 (for a period of 90 days), their age and all accounts receivable (including amounts) which have exceeded such amount during the past twelve (12) months.

(x)           Attached as Schedule 3 to this Agreement is a correct and complete list of all trademarks owned by or licensed to the Borrower which are used in the business of the Property.

(xi)          Attached as Schedule 4 to this Agreement is a correct and complete list of all of the Borrower’s bank accounts (including those held by or in the name of the Manager).

(xii)       Attached as Schedule 5 to this Agreement is a correct and complete list of all contracts material to the Borrower’s operation, management, maintenance and use of the Property as a Seniors Housing Facility. Each such contract is currently in full force and effect and, to Borrower’s Knowledge, no event of default or any event which, with the passage of time or the giving of notice, or both, would become an event of default, has occurred and is continuing under any such contract.

(xiii)      Attached as Schedule 6 to this Agreement is a correct and complete list of and Borrower has obtained, all Permits necessary for the operation, management, maintenance and use of the Property as a Seniors Housing Facility.

(xiv)     Attached as Schedule 7 to this Agreement is a correct and complete list of all personal property necessary for the operation, management, maintenance and use of the Property which is leased or in which a person other than the Borrower maintains or retains some interest.

(xv)       Attached as Schedule 8 to this Agreement is a correct and complete list of all automobiles, vans and other vehicles owned or operated by the Borrower or Manager in connection with the operation, management, maintenance and use of the Property.

(xvi)      Attached as Exhibit C to this Agreement is a correct and complete copy of the current budget for the Property and any business plans and projections currently governing the planning and operation of the Property’s business. Any such projections are the Borrower’s good faith and reasonable estimates of the likely results of operations of the Property for the periods indicated and are based on the Borrower’s and Manager’s study of and experience with the continuing care retirement community business giving due consideration to prevailing demographic and economic conditions.

(w)       Litigation, Claims and Proceedings.   Except as disclosed on Schedule 9 to this Agreement, there are not currently and have not been in the last twelve (12) months, (a) any actions, suits or proceedings against or, to Borrower’s Knowledge, threatened against or affecting the Borrower or the Property, or (b) any disciplinary, regulatory or criminal actions, investigations or proceedings by any regulatory or governmental entity, an adverse decision in which has had or would have a Material Adverse Effect on the financial condition of the Borrower or the Property, the reputation of the Borrower, or the ability of the Borrower to performs its obligations under the Loan Documents.

(x)         A certificate of authority to offer continuing care contracts under applicable Law has not been issued with respect to the Property and is not needed under applicable Law for the services and level of care currently being offered and provided at the Property.

(y)         Neither Borrower, nor any Affiliate of Borrower, or Manager is receiving payments from any governmental payor (i.e., Medicare, Medicaid, etc.) with respect to the Property. Prior to receiving any payments from any governmental payor with respect to the

Property after the date of this Agreement, Borrower shall obtain all necessary certifications and licenses and deliver Agent evidence of such certifications and licenses.

16.         Event of Default.

 (a)       Events of Default.   Borrower shall be in default under this Agreement upon the occurrence of any of the following events (hereinafter referred to as an “Event of Default”):

(i)         Non-Payment.   The failure of Borrower to pay any installment of principal and/or interest due and payable under the Note, including, but not limited to, Base Interest, or any other sum due and payable by Borrower to Agent or to any other person under any of the Loan Documents, including deposits required under any Account Agreement, within five (5) days following the date when the same shall be due and payable hereunder or thereunder; or

(ii)        Waste.   Except for the work performed pursuant to the Annual Budget, the actual or threatened waste, removal, demolition or alteration of the Property or any part thereof without the prior written consent in each instance of Agent; or

(iii)       Insurance.   The failure of Borrower to keep in force any insurance policy required hereunder or to deliver such policy or evidence of its renewal to Agent; or

(iv)       Reports and Documents.   The failure of Borrower to deliver any notice, report, assignment, certificate, instrument or other document which Borrower is required to deliver to Agent under any of the Loan Documents within thirty (30) days following written demand by Agent therefor; or

(v)        Sale, Encumbrance or Other Indebtedness.   The taking of any action by Borrower, its Sole Member or any other person contrary to the provisions of Section 12(b) of this Agreement (and Agent, as the agent for the Lenders, shall not be required to demonstrate any actual impairment of the security or any increased risk of default in order to exercise any of its remedies with respect to an Event of Default under this Section 16(a)(v)); or

(vi)       Representations and Warranties.   The failure of any warranty or representation made in this Agreement or in any other Loan Document or in any notice, report, assignment, certificate or other document given by Borrower to Agent on the date hereof or at any time hereafter to be true and correct in any material respect as of the date made; or

(vii)      a transfer or change in the holder of the Permits authorizing the Property to operate as a Seniors Housing Facility; or

(viii)     a transfer of the Borrower’s or Manager’s respective interest(s) in the Management Agreement; or

(ix)        any loss by Borrower, Manager or any manager (as applicable) of any Permits or other legal authority necessary to operate the Property as a Seniors Housing Facility, or any failure by Borrower, Manager or any manager (as applicable) to comply strictly with any consent order or decree or to correct, within the time deadlines set by any federal, state or local licensing agency, any deficiency where such failure results, or under applicable laws and regulations, is reasonably likely to result, in an action by such agency with respect to the Property that may have a Material Adverse Effect on the income and operations of the Property or Borrower’s interest in the Property, including, without limitation, a termination, revocation or suspension of any applicable Permits, necessary for the operation of the Property as a Seniors Housing Facility; or

(x)         Other Breaches under the Note or this Agreement.   The failure of Borrower to perform and observe any covenant, obligation, agreement or undertaking under the Note or this Agreement not otherwise referred to in this Section 16 within thirty (30) days following written notice thereof from Agent or, if such failure cannot with due diligence be cured within thirty (30) days, such longer period, not to exceed sixty (60) days in the aggregate from and after the giving of such written notice, as may be necessary to cure the same with due diligence, provided Borrower commences to cure within such thirty (30) days and proceeds diligently thereafter to cure the same; or

(xi)        Other Breaches Under Other Loan Documents.   The failure of Borrower or any guarantor, indemnitor or obligor to perform and observe any covenant, obligation, agreement or undertaking under any Loan Document other than the Note following such notice and/or grace period, if any, as may be provided therein for curing such failure; or

(xii)       Bankruptcy Proceedings.   If the Borrower or the Guarantor(s), if any, shall (each of the following proceedings or events are collectively referred to as “Bankruptcy Proceedings”):

(1)         Become insolvent, make a transfer in fraud of, or an assignment for the benefit of, creditors, or admit in writing its inability, or is unable, to pay debts as they become due; or

(2)         Have a receiver, custodian, liquidator or trustee appointed for all or substantially all of its assets or for the Property in any proceeding brought by the Borrower or any such receiver or trustee is appointed in any proceeding brought against the Borrower or the Property and such appointment is not promptly contested and is not dismissed or discharged within ninety (90) days after such appointment; or

(3)         File a petition under Title 11 of the United States Code as amended or under any similar Federal or state law or statute; or

(4)         Have a petition filed against it commencing an involuntary case under any present or future Federal or state bankruptcy or similar law and such petition is not dismissed or discharged within ninety (90) days after the filing thereof; or

  (5)        Request any composition, rearrangement, liquidation, extension, reorganization or other relief of debtors now or hereafter existing; or

(xiii)     Attachment.   The taking, attaching or sequestering on execution or other process of law of the Property in any action against Borrower; or

(xiv)      Priority.   The upholding by any court of competent jurisdiction or consent to by Borrower of any claim of priority to this Agreement or any of the Loan Documents by title, lien or otherwise; or

(xv)       Third Party Agreements.

 (1)         Borrower fails to cure any default by Borrower under any of the Leases or any of the Third Party Agreements within the shorter of thirty (30) days following the giving of notice of default by any party thereunder or the applicable grace period set forth therein; or

 (2)         Borrower fails to diligently enforce its rights and remedies against Manager in the event of a material default by Manager under the Management Agreement.

(xvi)     Filing of Charges Under RICO.   The filing of formal charges, including the issuance of an indictment, by any governmental or quasi-governmental entity under RICO or any RICO Related Law, against Borrower, its Sole Member, Guarantor(s), if any, or against any such party’s partners, shareholders or Affiliates; or

(xvii)    Service of Bonded Notice to Withhold Loan Funds.   The service upon Agent, as agent for the Lenders, in accordance with the laws of the Governing Jurisdiction of a bonded notice to withhold Loan funds from Borrower and within thirty (30) Business Days after Agent’s receipt of such notice either (a) the claim set forth therein is not discharged by Borrower or (b) if the amount claimed is disputed in good faith by Borrower or Borrower’s contractor, Borrower fails to deliver to Agent, as agent for the Lenders, a bond, in form and substance and issued by a surety company acceptable to Agent, insuring Agent, as agent for the Lenders, against such claim; or

(xviii)    Enjoinder of Construction or Performance of Obligations.   The making of any order or the entry of any decree by a court of competent jurisdiction enjoining or prohibiting Borrower and Agent, or either of them, from performing or satisfying their respective covenants, obligations or conditions contained herein and such proceedings are not discontinued or such order or decree is not vacated within sixty (60) days after the making or granting thereof; or

(xix)      Failure to Discharge Mechanics’ Liens.   The filing for record of a mechanic’s lien or materialman’s lien against the Property or the filing of an action to foreclose such lien and within thirty (30) Business Days after the filing thereof either (a) the claim set forth therein is not discharged by Borrower or (b) if the amount claimed is disputed in good faith by

Borrower or any contractor, Borrower fails to provide a bond for such lien or to prosecute the dispute diligently; or

(xx)       Termination of Permits.   If any material license necessary to the operation of the Property as a Seniors Housing Facility shall have been terminated or suspended for more than thirty (30) days and Agent reasonably determines that such termination or suspension is reasonably likely to have a Material Adverse Effect; or

(xxi)      Replacement Manager.   Manager ceases for any reason to act in that capacity and a replacement manager approved by Agent has not been put in place within thirty (30) days thereafter; or

(xxii)     Termination of Business.   If Borrower ceases to do business as a Seniors Housing Facility with the level of care and service provided as of the date hereof or terminates such business for any reason whatsoever (other than a temporary cessation in connection with any continuing and diligent renovation or restoration of the Property following a casualty or condemnation).

(b)         Right to Cure Non-Monetary Default.

(i)         Except as provided in Section 16(b)(ii) below, upon the occurrence of any Event of Default, Agent shall not accelerate the debt evidenced by the Note, make any payments for which Borrower is primarily liable or foreclose upon or attach any assets of Borrower until thirty (30) days after notice is given by Agent of the occurrence of an Event of Default not described in Section 16(b)(ii) below, provided (A) within three (3) days after the delivery or mailing of the notice of default Borrower commences its cure and submits to Agent in writing its plan to cure, and (B) said cure is continuously pursued by Borrower with due diligence. If said Event of Default is not reasonably capable of being cured within thirty (30) days, Borrower shall have such additional time as is reasonably necessary to complete the cure, but in no event more than thirty (30) days after the delivery or mailing of the notice of default; provided: (i) said Event of Default is in Agent’s reasonable judgment curable within said period; (ii) Borrower provides Agent with written, detailed progress reports at least every ten (10) days until cure is complete; and (iii) Borrower continuously and diligently pursues said cure.

(ii)        Notwithstanding anything stated to the contrary in Section 16(b)(i) herein, the cure period provided for in Section 16(b)(i) herein shall not apply in any of the following circumstances:

(1)         the occurrence of an Event of Default described in Section 16(a)(i) herein; or

(2)         the occurrence of an Event of Default described in Section 16(a)(v) herein; or

(3)         in any circumstance when a delay in effecting a cure is, in the reasonable judgment of Agent, likely to result in any security being damaged, becoming uninsured or the value thereof being materially and adversely affected; or

(4)         any failure to proceed with the construction or repair of Improvements to the Property as required by this Agreement; or

(5)         the occurrence of any Event of Default described in Section 16(a)(ix) herein; or

(6)         any Event of Default which Agent reasonably determines is not capable of being cured within the requisite period.

(iii)         Notwithstanding anything stated to the contrary in this Agreement or in any of the other Loan Documents, but subject to the provisions of Section 16(b)(ii) herein, the provisions of Section 16(b)(i) herein shall apply to Events of Default under this Agreement and under the Loan Documents, and unless expressly stated to the contrary in such documents, any cure period referred to therein shall be deemed to incorporate the provisions of Section 16(b) herein. If the provisions of any said Loan Documents are inconsistent with the provisions of Section 16(b) herein, the provisions of Section 16(b) herein shall be controlling. Where additional notice or cure periods are provided in the Note or any other Loan Documents, or are required by any other contract or by law, said periods and those contained in this Section 16(b) shall run concurrently. Nothing in this Section 16(b) herein shall be construed as extending the term of the Stated Maturity, the Note or the date upon which an Event of Default occurs, and no decision to forego any remedy for any given Event of Default shall be deemed a waiver on the part of the Agent or any Lender of any right relating to any other Event of Default. The provisions of this Section 16(b)(iii) shall be strictly construed and shall not impair the exercise of any remedy for an Event of Default referred to in Section 16(b)(ii) herein, including, without limitation, the seeking of any mandatory or prohibitive injunction or restraining order.

17.         Remedies.

(a)         Actions upon Event of Default.   If an Event of Default shall occur, Agent, in addition to any other rights of Agent, as agent for the Lenders, under the Loan Documents, may at its option and without prior notice or demand, declare the unpaid principal balance of the Note and all accrued but unpaid interest thereon, as well as all other sums owing under the Loan Documents, immediately due and payable, except that Agent and the Lenders may make any advances after the happening of any one or more of said Events of Default without thereby waiving the right to demand payment in full of the Note and such other amounts and without liability to make any other or further advances.

(b)         Appointment of Agent as Attorney-in-Fact.   Borrower hereby irrevocably, unconditionally and presently appoints Agent, as agent for the Lenders, as Borrower’s attorney-in-fact, with full power of substitution, to be exercised by Agent only upon the occurrence of an Event of Default, to exercise its rights under the Mortgage (in its own name or the name of a designee) for purposes of preserving and protecting the Property or the collateral pledged under the Mortgage; and, as Agent in its sole discretion deems necessary or proper, to execute, acknowledge (when appropriate) and deliver all instruments and documents in the name of Borrower which may be necessary or desirable in order to do any and every act which Borrower might do on its own behalf. This power of attorney is a power coupled with an interest and is irrevocable.

(c)         Cross-Default to Note and Other Loan Documents.   At the option of Agent, any default by Borrower under this Agreement or in the performance of any of Borrower’s covenants, agreements or obligations contained herein, shall constitute a default under the Note, the Mortgage or any of the other Loan Documents to the same extent as though the Note had by its own terms become due and payable at maturity and payment thereof had been refused, and in such event Agent, as agent for the Lenders, may, without liability to Borrower, assert and exercise any and all rights and remedies provided for herein or in the Note, the Mortgage or any of the other Loan Documents or otherwise as may be provided by law. Such rights and remedies may be asserted concurrently or successively from time to time (either before or after commencement of foreclosure proceedings or before or after the exercise of any other remedy) until the Note, including interest thereon, and all other indebtedness of Borrower under this Agreement and the other Loan Documents, have been paid in full.

(d)         After an Event of Default, at Lender’s option, Lender is further authorized to give notice to all payors of Third Party Payments instructing them to pay all Third Party Payments which would be otherwise paid to Borrower or Manager to Lender, to the extent permitted by law.

(e)         In order to induce Lender to lend funds hereunder, Borrower hereby agrees upon the occurrence of an Event of Default and at the option of Lender, that it shall continue to provide, and cause Manager to provide, all necessary services required under any Lease or applicable licensing or regulatory requirements and shall fully cooperate with Lender and any receiver as may be appointed by a court, in performing these services and agrees to arrange for an orderly transition to a replacement operator, manager or provider of the necessary services, and to execute promptly all applications, assignments, consents and documents requested by Lender to facilitate such transition. In addition, if after the occurrence of an Event of Default Lender elects to have the Management Agreement terminated, then until such time as a replacement Manager approved by Lender has been engaged, Borrower shall continue to provide all required services to maintain the Property in full compliance with all licensing and regulatory requirements as a Seniors Housing Facility. Borrower acknowledges that its failure to perform or to cause the performance of this service shall constitute a form of waste of the Property, causing irreparable harm to Lender and the Property, and shall constitute sufficient cause for the appointment of a receiver.

18.         Joint and Several Liability.   If Borrower is more than one entity, the liability of each Borrower under this Agreement shall be joint and several.

19.         Title Endorsements; Tax Searches; Administrative Costs.   From time to time during the term of the Loan, Agent may, at Borrower’s sole cost and expense, obtain or require

Borrower to obtain, from such person or entity as Agent shall approve, in its discretion, such (a) title insurance endorsements to be attached to the Title Policy, in form and substance satisfactory to Agent, (b) surveys of the Property, (c) tax and insurance service contracts regarding the Property, and (d) title searches, service contracts or other information regarding Borrower or the Property as Agent deems reasonably necessary. In connection herewith, Borrower shall be responsible for the payment of all costs incurred by Borrower or Agent in obtaining any of the foregoing including recording fees, attorneys’ and accountants’ fees, administrative costs and title and other insurance premiums.

20.        Miscellaneous.

  (a)         Notices.   Any notice, election, communication, request, approval or other document or demand required or permitted under this Agreement shall be in writing and transmitted to the applicable party either by receipted courier service, or by the United States Postal Service, first class registered or certified mail, postage prepaid, return receipt requested, or by electronic facsimile transmission (“Fax”), at the address or addresses indicated for such party below (and/or to such other address as such party may from time to time by written notice designate to the other):

To Borrower, as follows:

Cameron Park Senior Living Delaware, LLC
2452 Bayview Avenue
Carmel, California 93923
	Attention: Fax:	Erik N. Pilegaard (831) 624-4942

With a copy to:
Larry L. Rader
3029 Merrick San Way
Carmichael, California 95608
	Fax:	(916) 480-2966

To KBS as Agent or a Lender, as follows:
c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
	Attention:	Brian Ragsdale
	Fax:	(949) 417-6518

And

c/o KBS Capital Advisors LLC
620 Newport Center Drive, Suite 1300
Newport Beach, CA 92660
	Attention:	Jeff Rader
	Fax:	(949) 417-6518

And

Greenberg Traurig, LLP
3161 Michelson Drive, Suite 1000
Irvine, CA 92612
	Attention:	L. Bruce Fischer and Scott A. Morehouse
	Fax:	(949) 732-6501

If to any other Lender to the addresses set forth in Exhibit B attached hereto.

and shall be deemed delivered and received: (A) if delivery is made or Fax transmission completed before 5:00 p.m. recipient’s local time on a Business Day, or if tendered for delivery between 9:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day and refused, then on the date of such actual or attempted delivery or completed transmission, as evidenced by postal or courier receipt or by the transmission log sheet generated by the sending Fax machine; and otherwise (B) on the Business Day next following the date of actual delivery or completed transmission; provided, however, that any communication by Fax to be effective must be confirmed within three (3) Business Days after transmission by duplicate notice delivered as otherwise provided herein.

(b)         Waivers.   No delay or omission of Agent in exercising any right or power arising from any default by Borrower shall be construed as a waiver of such default or as an acquiescence therein, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any default by Borrower. No waiver of any breach of any of the covenants or conditions of this Agreement shall be construed to be a waiver of or an acquiescence in or a consent to any previous or subsequent breach of the same or of any other condition or covenant.

(c)         Agent’s Expenses; Rights of Lenders.   Borrower shall promptly pay to Agent, upon demand, with interest thereon from the date of demand at the lesser of (a) the Default Interest Rate or (b) the maximum contract rate permitted by the Governing Jurisdiction, reasonable attorneys’ fees and all costs and other expenses paid or incurred by Agent in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the other Loan Documents, and payment thereof shall be secured by the Mortgage. If at any time Borrower fails, refuses or neglects to do any of the things herein provided to be done by Borrower, Agent, as agent for the Lenders, shall have the right, but not the obligation, to do the same but at the expense and for the account of Borrower. The amount of any monies so expended or obligations so incurred by Agent and/or Lenders, together with interest thereon at the lesser of (x) the Default Interest Rate or (y) the maximum contract rate permitted by the Governing Jurisdiction, shall be repaid to Agent forthwith upon written demand therefor and payment thereof shall be secured by the Mortgage.

(d)         Agent and Lenders Not Partner of Borrower; Borrower in Control.   Neither the execution nor the performance of any of the Loan Documents by the Agent or the Lenders, nor the exercise by the Agent, as agent for the Lenders, of any of its rights, privileges or remedies conferred under the Loan Documents or under applicable law, shall be deemed to render the Agent or any Lender a partner or a joint venturer with the Borrower, any Guarantor of the Loan or any other person, or to render Borrower an agent of the Agent or any Lender for any purposes. Nothing contained herein shall characterize or be deemed to characterize, or be used as a basis for characterizing, Agent or any Lender as a “mortgagee-in-possession”. Agent, Lenders and Borrower agree that Borrower remains in control of the Property, that it determines the business plan for, and employment, management, leasing and operating directions and decisions for, the Property and for Borrower. All of Agent’s rights, and actions taken by Agent as provided or permitted, in or under this Agreement or the other Loan Documents, are for and in its capacity as a secured lender attempting to protect the collateral security for the Loan and to collect the indebtedness and any other amounts owing or outstanding under the Note or the Loan Documents.

(e)         No Third Party.   This Agreement is made for the sole benefit of Borrower and Agent and Lenders and each of their successors and assigns, and no other person or persons shall have any rights or remedies under or by reason of this Agreement or any right to the exercise of any right or power of Agent and the Lenders hereunder or arising from any default by Borrower, nor shall Agent and/or the Lenders owe any duty whatsoever to any claimant for labor performed or materials furnished, to apply any undisbursed portion of the Loan to the payment of any such claims.

(f)         Time of Essence; Context.  Time is hereby declared to be of the essence of this Agreement and of every part hereof. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and the masculine shall include the feminine and the neuter and vice versa.

(g)         Successors and Assigns.     This Agreement may not be assigned by Borrower without the prior written consent of Agent and each Lender. Subject to the foregoing restriction, this Agreement shall inure to the benefit of Agent and each Lender, their successors, assigns and representatives and shall bind Borrower, its successors, assigns and representatives.

(h)         Governing Jurisdiction.     This Agreement and all of the other Loan Documents (except as otherwise expressly provided therein with respect to the enforcement of specific remedies) shall be governed by and construed in accordance with the laws of the Governing Jurisdiction without regard to the application of choice of law principles, and Borrower hereby consents to the personal jurisdiction of the state courts of the Governing Jurisdiction and of the United States District Court for the Central District of the Governing Jurisdiction in any action that may be commenced by Agent, as agent for the Lenders, to enforce its rights hereunder or under the Loan Documents.

(i)         Entire Agreement.    This Agreement, the Notes, and all of the other Loan Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings (including the provisions of that certain term sheet delivered to Agent on August 16, 2012, and may not be modified, amended or terminated except by a written agreement signed by Agent and Borrower. Notwithstanding the foregoing, (i) the provisions of this Agreement are not intended to supersede the provisions of the Mortgage, but shall be construed as supplemental thereto, and (ii) Agent and Lenders shall have the right to modify, amend or terminate in any manner any and all agreements between Agents and Lenders, including without limitation, Sections 25 and 26 hereof, without the consent or signature of Borrower, Guarantor or any other obligors. Borrower hereby acknowledges that this Agreement and the other Loan Documents accurately reflect the agreements and understandings of the parties hereto with respect to the subject matter hereof and hereby waives any claims against Agent and/or the Lenders which Borrower may now have or may hereafter acquire to the effect that the actual agreements and understandings of the parties hereto with respect to the subject matter hereof may not be accurately set forth in this Agreement or such other Loan Documents.

(j)         Headings.     The various headings of this Agreement are included for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

(k)         Severability.   Each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law, but if any such provision shall in any respect be ineffective or invalid under such law, such ineffectiveness or invalidity shall not affect the remainder of such provision or the remaining provisions of this Agreement.

(l)         Counterparts.       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same document.

(m)        Waiver of Jury Trial.       BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER. BORROWER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS LOAN AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT, AND THAT THIS WAIVER SHALL BE EFFECTIVE AS TO EACH OF THE OTHER LOAN DOCUMENTS AS IF FULLY INCORPORATED THEREIN.

(n)         Including Means Without Limitation.   The use in this Agreement of the term “including”, and related terms such as “include”, shall in all cases mean “including without limitation”.

(o)         Sole and Absolute Discretion.     Any option, consent, approval, or discretion or similar right of Agent or any Lender set forth in this Agreement or any of the other Loan Documents may be exercised by Agent or such Lender in its sole, absolute and unreviewable discretion, unless the provisions of this Agreement or the other Loan Documents specifically require such option, consent, approval, discretion or similar right to be exercised in Agent’s or such Lender’s reasonable discretion.

(p)         Replacement Notes.   In connection with the closing of the Loan, Borrower is executing and delivering the Notes. Thereafter, Borrower shall execute such replacement and substitute Notes (the “Replacement Note(s)”) as may be requested by Agent from time to time to (i) replace the original Note in the event it is lost or misplaced, and (ii) facilitate the assignment by Agent or a Lender of all or part of its rights and obligations under the Loan Agreement; provided, however, such Replacement Note(s) shall in the aggregate total the amount of the Note being replaced, and upon delivery of a Replacement Note, the applicable Lender shall conspicuously mark the face of the Note being substituted (unless such Note has been lost or misplaced) with the following legend: “THIS NOTE HAS BEEN RENEWED AND SUBSTITUTED” and promptly return same to Borrower.

21.         Borrower Exculpation.   Except as set forth below or as provided in the Guaranty or the Environmental Indemnity, no trustee, beneficiary, partner, shareholder, director, officer or member of Borrower (other than a Guarantor) or any trustee, beneficiary, partner, shareholder, director, officer or member of a partner, shareholder or member of Borrower (other than a Guarantor), and no legal representative, heir or estate of any of the foregoing shall have any personal liability for (i) the payment of any sum of money which is or may be payable hereunder or under the Loan Documents, including the repayment of the indebtedness evidenced by the Note, or (ii) the performance or discharge of any covenants or undertakings of Borrower hereunder or under any of the Loan Documents. In the enforcement of any of its rights hereunder, Agent, as agent for the Lenders, shall proceed solely against the assets of Borrower from time to time, and any other collateral given as security for payment of the Note or for payment or performance under the Loan Documents, and shall not seek any deficiency judgment.

(a)         Borrower’s Recourse Liabilities.     Nothing contained in this Section 21 shall (i) constitute a waiver, release or impairment of the lien of the Mortgage or any obligation evidenced or secured by any of the other Loan Documents; (ii) impair the right of Agent, as agent for the Lenders, to name Borrower as a party defendant in any action or suit under the Mortgage or any of the other Loan Documents; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Agent, as agent for the Lenders, thereunder; (iv) impair the right of Agent, as agent for the Lenders, to obtain the appointment of a receiver; (v) constitute a prohibition against Agent, as agent for the Lenders, to commence any other appropriate action or proceeding in order for Lender to fully realize the lien and security granted by the Mortgage or the other Loan Documents or to exercise its remedies against all or any portion of the Property. In addition, nothing in this Section 21 shall be deemed to impede or prejudice the rights of the holder of the Note to recover (including reasonable attorney’s fees and costs) against Borrower, for and to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Agent and/or the Lenders (including reasonable attorney’s fees and costs) (collectively, the “Losses”) arising out of or in connection with the following (all such liability and obligation of Borrower for any or all of the following being referred hereto as “Borrower’s Recourse Liabilities”) as a result of:

(i)         misappropriation or misapplication of funds associated with the Property, or failure to apply funds in accordance with the provisions of the Loan Documents, including (i) lease security deposits and prepaid rents, (ii) casualty insurance proceeds and Condemnation Awards, (iii) judgments, settlements or bankruptcy claims for unpaid rent and (iv) Gross Receipts from the Property not applied to payment of Expenses, debt service and other expenditures required by the Loan Documents (provided that Borrower may make distributions to its Members if no Event of Default exists and is continuing and Expenses are paid on a current basis);

(ii)         waste in connection with the Property;

(iii)        removal from the Property of any personal property in violation of any of the Loan Documents;

(iv)         forfeiture of the Property;

(v)          the intentional breach of any of the representations and warranties set forth in the Loan Documents;

(vi)        to the extent there exist adequate funds from the operation of the Property to pay for or carry insurance, the failure to pay for or carry insurance as required by the Loan Documents;

(vii)        to the extent there exist adequate funds from the operation of the Property to pay Taxes with respect to the Property, the failure to pay Taxes with respect to the Property when due;

(viii)       all reasonable costs and expenses incurred by Agent in connection with the exercise by Agent, as agent for the Lenders, of its rights and remedies under this Agreement and the Loan Documents as a result of any of the foregoing or the matters and events listed in Section 21(b) below.

(ix)         Borrower’s failure to re-deposit into the Interest Shortfall Reserve Account an amount equal to the Disbursed Interest Reserve Amount in accordance with Section 3(c)(ii) above.

Notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, neither Agent nor any Lender shall be deemed to have waived any right which any of them may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Indebtedness or to require that all collateral for the Loan shall continue to secure all of the Indebtedness in accordance with the Loan Documents.

(b)         Full Liability for all Indebtedness. In addition to all amounts for which Borrower is personally liable for under Section 21(a), Borrower shall be fully liable to Agent and the Lenders for all Indebtedness (including, without limitation, all Losses incurred by Agent and the Lenders in collecting any of such amounts), and nothing in the Loan Documents shall limit the liability of any Borrower for all Indebtedness (including, without limitation, all Losses incurred by Agent and the Lenders in collecting any of such amounts) and Agent’s agreement (as agent for the Lenders) not to pursue the personal liability of any Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no force and effect and the Indebtedness shall become fully recourse to Borrower in the event one or more of following occurs (each, a “Forbearance Termination Event”):

(i)         Any voluntary or collusive involuntary bankruptcy or insolvency proceeding of Borrower, Sole Member, or Guarantor;

(ii)         Borrower, Sole Member, or Guarantor commits fraud with respect to the Loan or the Property;

(iii)         Borrower, Sole Member, or Guarantor violates any of the debt or transfer restrictions set forth in this Agreement and the other Loan Documents;

(iv)         Borrower’s breach or violation of any of the provisions of Section 23 of this Agreement;

(v)          Borrower, Sole Member, or Guarantor commits an intentional act that impairs the rights of Agent or the Lenders under the Loan Documents.

(c)         The provisions of this Section 21 shall survive the Agent’s (or its designee’s) (i) acquiring the Property pursuant to the Mortgage or and other Loan Documents (whether by foreclosure, deed in lieu of foreclosure or otherwise) or (ii) enforcement of any of the other rights and remedies under the Loan Documents. Any amounts required to be paid under this Section 21 shall be payable on demand and shall bear interest from the date of such demand, until paid in full, at the Default Interest Rate.

22.         Intentionally Omitted.

23.         Special Representations, Warranties and Covenants of Borrower.   Agent’s and each Lender’s willingness and ability to make the Loan is contingent upon, among other things, the Borrower being a Special Purpose Bankruptcy Remote Entity. Therefore, the Borrower hereby represents, warrants and covenants to Agent and the Lenders that Borrower shall at all times be a Special Purpose Bankruptcy Remote Entity. Borrower shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Borrower not being a Special Purpose Bankruptcy Remote Entity. A “Special Purpose Bankruptcy Remote Entity” shall have the meaning set forth on Schedule 1 hereto.

24.         No Withholdings.   All sums payable by Borrower under the Note, this Agreement and the other Loan Documents, shall be paid in full and without set-off or counterclaims and free of any deductions or withholdings for any and all Taxes. In the event that Borrower is prohibited by any law from making any such payment free of such deductions or withholdings with respect to Taxes, then Borrower shall pay such additional amount to Agent as may be necessary in order that the actual amount received by Agent and the Lenders after such deduction or withholding (and after payment of any additional Taxes due as a consequence of the payment of such additional amount) shall equal the amount that would have been received if such deduction or withholding were not required; provided, however, that Borrower shall not be obligated to pay such additional amount solely because Agent and/or any Lender, although having a legal basis to do so, fails to deliver to Borrower a duly executed copy of United States Internal Revenue Service Form W-8 BEN or W-9 or any successor form or any required renewal thereof, establishing that a full exemption exists from United States backup withholding tax, and as a result of such failure, Borrower was prohibited by the Code, from making any such payment free of such deductions or withholding. Notwithstanding anything contained in this Section 24, in no event will Agent’s or any Lender’s failure to deliver any such forms, or any renewal or extension thereof, affect, postpone or relieve Borrower from any obligation to pay Base Interest, principal and other amounts due under the Loan Documents (other than amounts due under this Section 24 as a result of Agent’s or any Lender’s failure to deliver such forms). Such additional amount shall be due concurrently with the payment with respect to which such additional amount is owed in the amount of Taxes certified by Agent. A certificate as to the amount of Taxes submitted by Agent to Borrower setting forth Agent’s basis for the determination of Taxes shall be conclusive evidence of the amount thereof, absent manifest error. Failure on the part of Agent to demand payment from Borrower for any Taxes attributable to any particular period shall not constitute a waiver of Agent’s right to demand payment of such amount for any subsequent or prior period.

25.         Agreement Among Lenders And Agent.

(a)         Agent.

(i)         Appointment.   Each Lender hereby irrevocably designates and appoints KBS as the Agent of such Lender under this Agreement, the Notes, and the other Loan Documents, and each such Lender irrevocably authorizes Agent, as Agent for such Lender, to take such action on its behalf under the provisions of this Agreement, the Notes, and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Agent, by the terms of this Agreement, the Notes, and the other Loan Documents, and such other documents as are executed by and between Agent and Lenders, together with such other powers as are reasonably incidental thereto. Agent is hereby authorized to execute all Loan Documents (other than this Agreement) on behalf of Lenders. Borrower is entitled to rely on instructions, consents and approvals given by Agent on behalf of Lenders.

(ii)        Agent’s Standard.   Agent shall exercise all of its powers, discretion and authority under this Agreement in good faith and in accordance with the same standards which it customarily applies to loans held solely for its own account (the “Agent’s Standard”).

(iii)       Use of the Term “Agent”.   The term “Agent” is used in the Loan Documents in reference to Agent merely as a matter of custom. It is intended to reflect only an administrative relationship between Agent and Lenders as independent contracting parties. In no event shall the use of such term create or imply any fiduciary relationship or any other obligation arising under the general law of agency. Notwithstanding any provision to the contrary elsewhere in this Agreement, Agent shall not have any duties or responsibilities, except those expressly set forth herein or in any other documents signed by and between Agent and the Lenders, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or other document as otherwise exist against Agent in such capacity.

(iv)        Delegation of Duties.   Agent may execute any of its duties under this Agreement and the other Loan Documents or any other document by and between Agent and Lenders by or through a servicer, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any servicer, agents or attorneys-in-fact selected by it with reasonable care.

(v)         Reliance by Agent.   Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, e-mail, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity and upon advice and statements of legal counsel (including, without limitation, counsel to Borrower, Guarantors, or other obligors), the independent accountants and other experts selected by Agent. Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Agent. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of Required Lenders or all Lenders, to the extent required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and all future holders of the Notes.

(vi)        Agent in Individual Capacity.   Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrower, Guarantors, or other obligors, as though Agent was not Agent hereunder and under the other Loan Documents. With respect to Agent, the Loan made by Agent or its affiliate and the Notes issued to Agent or its affiliate shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and Agent may exercise the same as though it were not Agent. The terms “Lender” and “Lenders” shall include Agent in its individual capacities. Agent may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with Borrower, any Guarantor, or other obligors as if Agent were not an agent hereunder.

(vii)       Resignation or Removal.   Agent may resign as Agent upon thirty (30) days’ notice to Lenders and Borrower. Required Lenders may remove Agent by a vote of the Required Lenders for Agent’s gross negligence or willful misconduct. If Agent shall be removed or if Agent shall resign as Agent under this Agreement and the other Loan Documents, then Required Lenders shall appoint from among Lenders (unless otherwise agreed by all Lenders), a successor agent for Lenders and shall promptly notify Borrower in writing, whereupon such successor agent shall succeed to the rights, powers and duties of Agent and the term “Agent” shall mean such successor agent, effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes.

(viii)     Successor Agent.     After any retiring Agent’s removal or resignation as Agent, the provisions of this Section 25 shall inure to the benefit of the Successor Agent as to any actions taken or omitted to be taken by it while it was Agent, under this Agreement and the other Loan Documents.

(b)         Agent’s Authority and Powers; Required Lender Approvals.

(i)         Powers Granted to Agent.   Agent, acting on behalf of itself and Lenders and without notice to Lenders, but subject to the limitations contained herein, shall have the right and power to take such actions as may be desirable or necessary to carry out the routine, day to day administration of the Loan Documents, including, without limitation, the following:

 (1)         to administer, control, manage and service the Loan;

 (2)         to review and approve Requests for Advances;

 (3)         except as set forth in Section 25(b)(ii), below, to give routine consents, approvals or waivers in connection with any term, provision or condition of any Loan Document or Lease relating to the Project, subject to the terms of the Loan Documents;

 (4)         except as set forth in Section 25(b)(ii), below, to make all decisions under the Loan Documents in connection with the day to day administration of the Loan, including, without limitation, approval of inspections and other routine administrating and servicing matters; and

 (5)         to collect and receive from Borrower or any third persons all Loan Recoveries (as hereinafter defined) and other payments due under the Loan Documents (except such payments as may be made directly to Lenders under the terms of the Notes).

(ii)        Limitations on Agent’s Actions.

 (1)         Unanimous Consent.   Without the prior written consent or approval of each Lender, Agent shall not: (A) reduce the interest rate of the Notes (except as provided in this Agreement) or otherwise reduce the amount of payment of any fee, principal or interest payable under the Notes or this Agreement (except waiver or reduction of late fees and interest at the Default Interest Rate which shall only require Agent’s approval); (B) forgive, or postpone payment of, or waive any default under the Loan Documents in connection with the payment of principal or interest due under the Notes, this Agreement or any other Loan Document (except waiver or reduction of late fees and interest at the Default Interest Rate which shall only require Agent’s approval); (C) increase the amount of the Aggregate Commitment or any Lender’s Commitment; (D) extend the Initial Maturity Date or the date of any interest payment thereunder, except as specifically provided in this Agreement; (E) release, partially or fully, any material collateral given as security for the Loan, except as specifically provided in this Agreement; (F) release, partially or fully, any Guarantor, except as provided in the Loan Documents; (G) consent to or accept any cancellation or termination of any Loan Document; (H) agree to a transfer or termination of an instrument now or hereafter assigned to it as security for the Loan; or (I) change the definition of Required Lenders or change the requirement for the approval of Required Lenders or all Lenders to certain actions of Agent, as provided herein.

 (2)         Required Lenders’ Consent.   Without the prior written consent or approval of the Required Lenders, Agent shall not unless Agent itself holds more than fifty percent (50%) of the Aggregate Commitment of the Loan: (A) exercise any remedies under the Loan Documents, including, without limitation, foreclosing the lien of the Mortgage and submitting a bid at the foreclosure sale; (B) waive one or more Events of Default specified in the Loan Documents (except as provided in Section 25(b)(ii)(1)(B)); (C) agree to accept a deed in lieu of foreclosure to the Property (or other similar arrangement); (D) waive or amend any provisions of Sections 16 or 25 of this Agreement; (E) apply insurance proceeds or condemnation awards in any manner other than as required or permitted under the Loan Documents; or (F) consent to any subordinate financing, except as permitted by the Loan Documents. Notwithstanding the foregoing, Agent, in its discretion, may deliver to Borrower and Guarantors notices of default and demands for payment or performance of their obligations under the Loan Documents and accelerate the maturity of the Loan at any time after the occurrence of any Event of Default. Agent shall deliver copies of such notices and demands to Lenders.

(3)         Requests for Approval.   Agent shall provide written notice to Lenders of any proposed action requiring their approval under this Agreement, together with such background information as is in Agent’s possession with respect to the proposed action. Lenders shall promptly consider in good faith, whether to approve or disapprove of any proposed action that is the subject of any such notice. A proposed action shall be deemed approved by a Lender if such Lender does not provide a response with the reason or reasons why it does not approve of the proposed action within seven (7) Business Days after receipt of the written notice from Agent proposing such action; provided that any such request for approval shall prominently state that such approval shall be deemed given if no response is given within such seven (7) Business Day period.

(4)         Purchase Option.   If a Lender responds in the negative to such a request for approval, and if the action requires unanimous approval of Lenders under Section 25(b)(ii)(1) hereof and such unanimous approval cannot be agreed upon within an additional ten (10) Business Days after the initial seven (7) Business Day period, then Agent or any Lender that is in agreement with the proposed action and that wishes to do so, shall have the right (but not the obligation) to purchase such dissenting Lender’s Commitment Percentage in the Loan at par value plus accrued interest and other amounts due to such Lender (other than late fees and interest at the Default Interest Rate). If more than one Lender elects to purchase the dissenting Lender’s Commitment Percentage in the Loan, then all such Lenders shall purchase the same, on a pro rata basis calculated based on their respective Commitment Percentages. Agent and any other Lender which elects to purchase a dissenting Lender’s Commitment Percentage shall notify such dissenting Lender in writing within ten (10) days after the expiration of the foregoing periods. Such dissenting Lender shall then have five (5) Business Days after receipt of such written notice to approve the contested action. If the dissenting Lender shall not approve such action and if another Lender elects to purchase the dissenting Lender’s Commitment Percentage, then the purchase of its interest shall be closed by payment in cash to the dissenting Lender of the amount described above within forty-five (45) days after the election to do so is made. At the Closing of the sale, the selling Lender shall assign to the purchasing Lender(s) its entire interest in the Loan, the Loan Documents and its Note, but such sale shall be without recourse, representation or warranty to the selling Lender and the selling Lender shall thereafter have no further obligation or liability hereunder.

(c)        Defaulting Lenders.

(i)          If any Lender fails to fund such Lender’s Commitment Percentage of a Request for Advance that has been approved by Agent as provided in this Agreement, or any other amount due in accordance with this Agreement within five (5) Business Days after written demand therefor from Agent to Lender, then such Lender (the “Defaulting Lender”) shall be in default hereunder.

(ii)        Upon any default by a Defaulting Lender as described in Section 26(c)(i) above, any Lender, by written notice to Agent at such Lender’s sole option, may (but shall not be obligated to) fund such amounts on behalf of such Defaulting Lender. If more than one Lender elects to fund a Defaulting Lender’s share then each such Lender shall fund on a pro rata basis, based on their respective Commitment Percentages, and shall be entitled to reimbursement from the Defaulting Lender on demand of the amount so funded. If such reimbursement is not made on demand, then until such time as full reimbursement is received, the Lender or Lenders that are entitled to the reimbursement shall be entitled to receive the next moneys becoming payable to the Defaulting Lender in order to recover such reimbursement. Whether or not a Lender funds such amounts on behalf of such Defaulting Lender, the following provisions shall apply:

  (1)        Subject to the right of a Lender which has funded the Defaulting Lender’s Commitment Percentage to reimbursement thereof as provided above, Agent may, but shall not be obligated to, withhold and apply any and all amounts payable to the Defaulting Lender pursuant to this Agreement in such order of priority as Agent shall determine, in its sole discretion: (A) to fund the Defaulting Lender’s Commitment Percentage of any Request for Advance which the Defaulting Lender is obligated to fund pursuant to the Loan Documents and this Agreement, and (B) to reimburse Agent for the Defaulting Lender’s Commitment Percentage of any costs, expenses or disbursements incurred or made by Agent pursuant to this Agreement; and

  (2)        Agent may exercise any combination or all of the remedies set forth above, or any other remedies available at law or in equity.

(iii)      The right of a Defaulting Lender to consent, approve or disapprove of any matter under this Agreement or otherwise in connection with the Loan or the Property, or receive payments from Agent, or exercise the rights granted herein to purchase the interest of Lenders in the Loan, or to fund the Commitment Percentage of another Defaulting Lender, shall be suspended during the period such Lender is in default hereunder (the “Suspension Period”). During any Suspension Period, the Commitment Percentage of each Lender shall be recalculated, solely for purposes or consenting, approving or disapproving of any matter under this Agreement or otherwise in connection with the Loan or the Project or to receive payments from Agent, to proportionately increase each Lender’s Commitment Percentages as if the Defaulting Lender did not have an interest in the Loan. Such recalculation shall not increase the Commitment Percentage of any non-defaulting Lender for the purposes of funding Advances, except to the extent that a non-defaulting Lender has agreed to fund the Defaulting Lender’s share of such Request for Advance or other payment due.

(iv)    Any of the following shall constitute a default by a Lender under this Agreement: If a Lender shall fail to cure any default under Section 25(c)(i) of this Agreement within thirty (30) days after written notice thereof from Agent, or if Agent is in default, from another Lender, or if any proceeding is commenced which involves the dissolution, termination of existence, insolvency or business failure of any Lender, or the appointment of a receiver for any part of the property of a Lender, or the assignment for the benefit of creditors of a Lender or any proceeding is commenced under any Bankruptcy or insolvency law, state or federal, by or against a Lender. Upon the occurrence of any such default, in addition to all other remedies available at law or in equity, any Lender that is not in default hereunder that elects to do so, shall have the right (but not the obligation) to purchase on a pro rata basis, based upon their respective Commitment Percentages, the interest in the Loan owed by such Lender in default, at par value plus accrued interest and any other amounts due to such Lender (other than late fees and interest at the Default Interest Rate). Any such purchase by a Lender shall be completed within forty-five (45) days after the election to do so is made. At the closing of the sale, the selling Lender shall assign to the purchasing Lender(s) its entire interest in the Loan, the Loan Documents and its Note but such sale shall be without recourse, representation or warranty to the Lender whose interest in the Loan is being purchased and thereafter, such selling Lender shall have no further obligation or liability hereunder. Any Lender not in default shall also each have the right to maintain an action for specific performance against the Defaulting Lender to enforce their rights under this Agreement unless Agent has elected to undertake such action on behalf of the non-defaulting Lenders.

(d)        Non-Reliance on Agent and Other Lenders.    Each Lender expressly acknowledges that neither Agent nor any officer, director, employee, agent, attorney-in-fact or affiliate thereof has made any representations or warranties to it and that no act taken by Agent hereafter, including any review of the affairs of Borrower or any Guarantor, or other obligor shall be deemed to constitute any representation or warranty by Agent to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower, Guarantors, and other obligors, and made its own decision to make its Commitment Percentage of the Loan and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower, Guarantors, Obligors and other obligors. Each Lender assumes all risk of loss in connection with its interest in the Loan. Without limiting the generality of the foregoing, Agent shall not in any way be responsible for: (a) the accuracy of any information given or to be given to Lenders by or on behalf of Borrower or any Guarantor; (b) the validity, enforceability or legal effect of any of the Loan Documents; (c) any title insurance policies furnished to Agent by Borrower or any other party or the validity or effectiveness of the examination thereof; (d) the solvency or creditworthiness of Borrower or any Guarantor or the collectibility of the Loan; (e) the value of any collateral given to secure the Loan; (f) any recitals, representations, or warranties contained in, or for the execution, validity, genuineness, effectiveness, or enforceability of any Loan Document or any other instrument or document delivered hereunder or in connection herewith; or (g) the validity, genuineness, perfection, effectiveness, enforceability, existence, value, or enforcement of any collateral.

(e)        Collections; Disbursements To Lenders.

(i)        Collections of Payments by Agent.  Each Lender’s interest under the Loan shall be payable solely from payments, collections and proceeds actually received by Agent under the Loan Documents; and Agent’s only liability to a Lender with respect to any such payments, collections or proceeds shall be to account for such Lender’s Commitment Percentage thereof in accordance with this Agreement. Agent shall have the exclusive right to collect sums on account of the Loan, including, without limitation, protective advances, fees, prepayment premiums (if any), and repayment of advances in excess of the face amount of the Loan, whether such sums are received directly from Borrower or any other persons, or as amounts payable by Agent’s enforcement of its security interests against the deposits, accounts, moneys, or other property of Borrower deposited at or held by Agent and in which Agent has been granted a security interest, or by reason of total or partial condemnation or taking by governmental authority, proceeds or recoveries under insurance policies collected and not applied to repair and restore the Project, payment and performance bonds (if any), title insurance policies, amounts realized by reason of any sale or operation of the collateral for the Loan or enforcement of the Loan Documents (all collectively, the “Loan Recoveries”).

(ii)      Distribution of Payments.  Whenever Agent receives a payment of any Loan Recoveries in connection with the Loan to which a Lender is entitled to its Commitment Percentage, Agent shall promptly pay to such Lender its Commitment Percentage thereof, subject to the provisions of Section 25(c) above. If payment is received by Agent before 1:00 p.m. Pacific time on any Business Day, Agent shall pay Lenders on the next Business Day. If any such payment is received by Agent after 1:00 p.m. Pacific time, Agent shall pay Lenders before the end of the second Business Day following receipt by Agent. For purposes of the foregoing, funds shall be deemed “paid” to Lenders if Agent receives a confirmation number from the Federal Reserve. Agent shall not be required to remit to Lenders any amount not actually collected by Agent, whether or not the Loan is then in default.

(iii)    Standard of Care.  Agent will hold the Loan Documents (other than each individual Lender’s Note) and perform all of its obligations under each provision of this Agreement in accordance with Agent’s Standard. Agent will receive and hold all receipts and collections with respect to the Loan for the benefit of each Lender in accordance with its respective Commitment Percentage, subject to the provisions of Section 25(c) above. Agent’s relationship to Lenders shall be that of an independent contractor and Agent is not a partner, employee or joint venturer of Lenders and shall have no fiduciary obligations to Lenders.

(iv)      Repayment.  If claim is ever made upon Agent for repayment of any amount or amounts received by Agent in payment of the obligations under the Loan Documents following distribution to Lenders (whether or not all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Agent) and Agent repays or is obligated to repay all or any part of said amount, then, notwithstanding any revocation or termination of this Agreement or the cancellation of any Note or any other instrument evidencing the Loan; Lenders shall promptly pay over to Agent their Commitment Percentages of the amount so recovered, returned or to be paid over, together with their Commitment Percentages of any interest or other amount that Agent is required to pay in connection with such recovery.

(v)        Application of Loan Recoveries.  All Loan Recoveries received by Agent in connection with the Loan or the Loan Documents shall be applied by Agent as set forth herein.

(f)        Borrower’s Default.

(i)        Notice of Borrower’s Default.  Each Lender shall notify Agent, and Agent shall notify each Lender, within five (5) Business Days after acquiring actual knowledge of any Event of Default under the Loan Documents or any event which, with the lapse of time or giving of notice, or both, would constitute an Event of Default under the Loan Documents. Agent shall have no duty to inquire into any performance or failure to perform by Borrower and shall not be deemed to have knowledge of the occurrence of an Event of Default unless Agent has received notice from a Lender or Borrower specifying the occurrence of such Event of Default. Agent is entitled to assume that no Event of Default or event or omission which, with the giving of notice or lapse of time, or both, would constitute such an Event of Default, has occurred and is continuing unless Agent (i) has actual knowledge of such Event of Default or event, or (ii) has been notified by a Lender in writing that the Lender considers that such an Event of Default or event or omission has occurred and is continuing and specifies the nature thereof. Such notice shall be given in accordance with Section 20(a) hereof.

(ii)       Consultation and Remedies.  Agent shall promptly consult with Lenders regarding the actions to be taken in response to an Event of Default, and the applicable provisions of Section 25(b)(ii) hereof shall govern the consent by Agent and Lenders to the action to be taken in response to such Event of Default. If a vote of the Required Lenders fails to establish a course of action to be taken in response to such Event of Default as provided in Section 25(b)(ii)(2) above, then the course of action taken shall be deemed to be forbearance until the earlier to occur of (i) the date an alternate course of action is decided upon by Required Lenders, or (ii) 30 days after the date the Event of Default has been declared, in which event Agent may begin to exercise its remedies as Agent (for the benefit of Lenders) under the Loan Documents including, without limitation, the exercise of the power of sale under the Loan Documents. Notwithstanding the consent provisions of Section 25(b)(ii) or the consultation requirement of this Section 25(f)(ii), Agent shall have the right at any time to take such actions as Agent believes in good faith must be taken immediately without an opportunity for consultation with Lenders in order to protect and preserve the value of any security held for the

Loan. Each Lender shall be liable for that Lender’s Commitment Percentage of all costs and expenses incurred by Agent in analysis and exercise of Agent’s rights and remedies under the Loan Documents, as provided in Section 25(k).

(iii)     Purchase Right.  In addition to the rights provided for under the foregoing provisions of this Section 25(f), if at any time the Required Lenders are not in agreement as to a course of action to be taken in response to an Event of Default, then Agent, and any Lender that is in agreement with the course of action favored by Agent and that wishes to do so, shall have the right in its sole discretion (but not the obligation) to purchase the interest in the Loan of any Lender that is not in agreement with the course of action favored by Agent, at par value plus accrued interest and other amounts, due to such Lender. If more than one Lender elects to purchase the dissenting Lender’s Commitment Percentage in the Loan, then all such Lenders shall purchase the same on a pro rata basis based on their respective Commitment Percentages. Any such purchase shall be completed within forty-five (45) days after the election to do so is made. At the closing of the sale, the selling Lender shall assign to the purchasing Lender(s) its entire interest in the Loan, the Loan Documents and its Note, but such sale shall be without recourse, representation or warranty to the Lender or Lenders whose interest or interests in the Loan are being purchased and thereafter, such Lender(s) shall have no further obligation or liability hereunder.

(iv)      Advances and Reimbursements.  If Borrower fails to pay taxes, assessments, insurance premiums or any other charges or expenditures for which Borrower is responsible or liable under the Loan Documents, Agent may, but shall not be required to, advance the amount necessary to make such payments. Each Lender shall, immediately upon demand, reimburse Agent for such Lender’s Commitment Percentage thereof pursuant to Section 1.11. Agent shall use reasonable efforts to recover from Borrower all advances and expenses that are the obligation of Borrower under the Loan Documents, but making such efforts shall not be a precondition to Lenders’ reimbursing Agent promptly.

(v)       Ownership of the Property.  If the Required Lenders elect (or Agent has the right to under Section 25(f)(ii) above) to take title to the Property, whether by the exercise of remedies under the Loan Documents or by a consensual agreement with Borrower or otherwise, then in the absence of any alternate structure selected by vote of the Required Lenders, Agent, as agent for the Lenders, shall form a limited liability company (the “Ownership LLC”) to hold such ownership interest in the Property. The Managing Member of the LLC shall be Agent (the “Managing Member”). The member interests in the Ownership LLC shall be held by Agent and Lenders (or their designees or affiliates) in accordance with their respective Commitment Percentages. The Operating Agreement for the Ownership LLC shall have terms and provisions similar to this Agreement with respect to the ownership and administration of the Property. Agent shall have a right to resign as Managing Member, and Agent and Lenders shall have the right to remove Agent as Managing Member for cause only under the same terms and conditions as are required for removal or replacement of Agent under Section 25(a)(vii). Agent and Lenders shall have voting control of the Ownership LLC in accordance with their respective Commitment Percentages. Agent and each of the Lenders shall enter into a contribution agreement pursuant to which Agent and each Lender shall agree to

(i) fund all amounts due from it or from its affiliates in connection with the Ownership LLC with respect to the Property, and (ii) guaranty any indemnities made by its affiliate in connection with the Ownership LLC. Notwithstanding the foregoing, in the event that Agent determines that, to protect the collateral securing the Loan, title to the Property must be transferred for the benefit of Lenders before the ownership structure described above can be completed, then Agent shall have the right to elect to take title to the Property in its own name or in the name of its wholly-owned affiliate, on behalf of itself and each Lender, and thereafter, transfer title to the Ownership LLC as soon as reasonably practicable. The specific terms and provisions of the (A) agreements, instruments, certificates, articles and other documents evidencing, governing and creating the Ownership LLC, and (B) any other agreements with a third-party corporation or management company shall be subject to the approval of Lenders and Agent by vote of the Required Lenders. If the terms and provisions of any such agreements are so approved and are not inconsistent with the provisions of this Agreement, all Lenders shall join in executing and delivering such agreements, instruments, certificates, articles and other documents and abide by the terms thereof.

(g)        Retention of Counsel.  If, in Agent’s judgment, attorneys should be retained for the administration of the Loan or the Property or the protection of the interests of Agent and Lenders, including, without limitation, in connection with actual or threatened litigation, Agent may, following written notice to Lenders, employ counsel to represent Agent and Lenders. Agent shall seek to cause Borrower to pay the fees and expenses of such counsel in accordance with other terms of this Agreement and the other Loan Documents, but Lenders shall pay their respective Commitment Percentages of such reasonable fees and expenses to Agent immediately upon request pursuant to Section 25(k) hereof, whether or not Agent has sought or received reimbursement from Borrower. If Agent later receives reimbursement therefor from Borrower, Agent shall return Lenders’ respective Commitment Percentages, without interest (unless such interest is actually paid by Borrower), to Lenders. Each Lender shall have the right to retain counsel on its own behalf and at such Lender’s sole cost and expense, in connection with any matters pertaining to the Loan.

(h)        Interest In Loan Documents.

(i)        Proportional Interest.  Each Lender shall, upon funding its share of an Advance, become vested with its Commitment Percentage of the Advance without the necessity of any written instrument of assignment or document. Upon such funding, the respective interests of each Lender in the Loan Documents shall be of equal priority with one another, except as otherwise expressly provided in this Agreement. If Agent or its designee acquires an ownership interest in any of the collateral for the Loan due to the foreclosure or other realization of any security interest in or lien granted by any of the Loan Documents, each Lender shall have an interest in such ownership interest in such collateral equal to its Commitment Percentage in the Loan, notwithstanding that title is taken in the name of Agent or its designee alone.

(ii)      Documents and Third Parties.  All original Loan Documents, other than each individual Lender’s Note, shall be held by Agent in its customary fashion in accordance with Agent’s Standard. Agent is authorized to retain the Loan and the Loan Documents in Agent’s own name, and, as to parties other than Lenders, to deal with such parties as though an absolute owner of the Loan and the Loan Documents. Lenders hereby authorize any third person, without inquiry as to whether any action by Agent is authorized hereunder, to deal with Agent concerning the Loan in the same manner as if Lenders’ interests were not outstanding and Agent were the sole owner of the Loan.

(iii)      Other Collateral.    Agent holds for its own and Lenders’ proportional benefit all collateral described in the Loan Documents which secures the performance and payment of Borrower’s obligations and liabilities under the Loan. Lenders, however, shall have no interest in any (i) other property taken as security for any credit, loan or financial accommodation made or furnished to Borrower, any Guarantor or any of their affiliates by Agent, other than the Loan; (ii) property now or hereafter in Agent’s possession or under Agent’s control other than by reason of the Loan or the Loan Documents; or (iii) deposits or other indebtedness which may be or might become security for performance or payment of any of Borrower’s or any Guarantor’s obligations and liabilities under the Loan Documents by reason of the general description contained in any instrument other than the Loan Documents held by Agent or by reason of any right of setoff, counterclaim, Lenders’ lien or otherwise. Likewise, Agent shall have no interest in any property or deposits of Lenders, as described in clauses (i)-(iii) above. If, however, such property, deposit, indebtedness or the proceeds thereof shall actually be applied to the payment or reduction of principal, interest, fees, commissions or any other amounts owing by Borrower to Agent in connection with the Loan, then each Lender shall be entitled to that Lender’s Commitment Percentage of the amounts so applied to the Loan, subject to Section 25(c).

(i)        Bookkeeping Entries.  Each Lender shall record in its financial records the amount of its undivided interest in the Loan and its participation in Agent’s right and obligations in connection with the Loan. Agent shall record in its financial records the existence of the undivided interests of Lenders in the Loan.

(j)        Information and Copies to Lenders.    Agent shall from time to time, promptly after receipt thereof, furnish to Lenders copies of material documents, notices and non-oral financial information received from Borrower or sent by Agent to Borrower regarding the Loan, the Loan Documents and the transactions contemplated thereby. Upon written request, Agent will promptly provide to Lenders from time to time such material information regarding the Loan as is then available to Agent which Lenders may reasonably request and which has not previously been so furnished to Lenders. Agent shall have no responsibility with respect to the authenticity, validity, accuracy or completeness of the information provided by Borrower or any other party. Lenders agree and acknowledge that Agent need not provide copies of or information pertaining to confidential Lender examiner’s reports, including any classification of Borrower or the Loan by an examiner. Upon reasonable advance written notice, Lenders may, at their expense, inspect and copy, during normal business hours, Agent’s books and records specifically and solely relating to collections, disbursements, costs and expenses under the Loan.

(k)        Reimbursement for Costs and Expenses.

(i)        Agent’s Right to Reimbursement.    All payments, collections and proceeds received or effected by Agent may be applied first to pay or reimburse Agent for all reasonable costs and expenses at any time incurred by or imposed upon Agent in connection with this Agreement or any other Loan Document (including, but not limited to, all reasonable attorney’s fees, including allocated costs of in-house counsel), foreclosure expenses and advances made to protect the security of any collateral, but excluding any costs, expenses, damages or liabilities arising from the gross negligence or willful misconduct of Agent. Each Lender shall, within ten (10) Business Days after demand, indemnify and reimburse Agent for such Lender’s Commitment Percentage of any and all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, title insurance and foreclosure costs, costs of consultants, court costs and disbursements (collectively, “Administrative Costs”) which may be incurred or paid by Agent under or in connection with actions taken by Agent in connection with the Loan or any of the Loan Documents, or in any action taken by Agent to collect the liabilities created under or in connection with the Loan or any Loan Document or to enforce or protect any collateral for any such liabilities, for which Agent has not previously been reimbursed by or on behalf of Borrower, which actions are permitted by the terms of the Loan Documents. All such payments and reimbursements by Lenders shall be made to Agent in immediately available funds in Newport Beach, California. However, if Agent later is reimbursed by Borrower or any obligor for any such expenses, Agent shall immediately reimburse each Lender according to each Lender’s Commitment Percentage. Each Lender shall have the right to review a full and complete accounting of Administrative Costs incurred by Agent promptly upon request therefor.

(ii)      Collection from Defaulting Lender.    Any and all costs, expenses and disbursements (including, without limitation, reasonable attorneys’ fees and other legal expenses) incurred by Agent or a Lender in any effort to collect any amounts payable under this Agreement from Defaulting Lender shall be paid by the Defaulting Lender against which such collection efforts are taken, immediately upon demand. If suit is filed by Agent or a Lender in connection with such collection efforts, the party prevailing in such suit shall be entitled to an award of attorneys’ fees and costs, in addition to all other awards.

(iii)    Legal Fees.    Except as otherwise provided in Section 25(k)(ii), neither Agent nor Lenders are responsible for any other party’s attorney’s fees or any other expenses in connection with the negotiation and execution of the Loan Documents or this Agreement, or any disputes among Agent and/or Lenders. In the event a Lender, other than Agent acting in its capacity as Agent pursuant to Section 25(g), shall retain counsel, consultants or accountants or incur any expenses in connection with the Loan, the Loan Documents or this Agreement, such fees and expenses shall be paid by such Lender alone.

(iv)    Recovery of Expenses from Payments and Proceeds.    If Agent does not receive payments, collections or proceeds sufficient to cover any such costs and expenses within five (5) days after their incurrence or imposition from Borrower or Guarantor, each Lender shall, upon demand, remit to Agent such Lender’s Commitment Percentage of the difference between (i) such costs and expenses and (ii) such payments, collections and proceeds, together with interest on such amount for each day following the tenth (10th) day after demand therefor until so remitted at a rate equal to the Federal Funds Effective Rate for each such day. The foregoing provision is intended only to set forth certain rules for the application of payments, proceeds and collections in the event that a Lender has breached its obligations hereunder and shall not be deemed to excuse any Lender from such obligations.

(l)        Payments Received Directly by Lenders.  If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise) on account of any Note or on account of any fees under this Agreement in excess of such Lender’s Commitment Percentage, such Lender shall promptly give notice of such fact to Agent and shall promptly remit to Agent such amount as shall be necessary to cause the remitting Lender to share such excess payment or other recovery ratably with each Lender in accordance with their respective Commitment Percentages together with interest for each day on such amount until so remitted at a rate equal to the Note Rate (but not the Default Interest Rate) for each such day; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such Lender or holder, the remittance shall be restored to the extent of such recovery.

(m)        Borrower not a Beneficiary or Party.  The provisions and agreements in this Section 25, and the provisions of Section 26 are solely among Lenders and Agent and Borrower shall not be considered a party thereto or a beneficiary thereof.

(n)        Indemnification.  Each Lender hereby agrees to indemnify and hold Agent harmless from and against each Lender’s Commitment Percentage of any and all loss, cost, liability, damage, penalty, action, suit and expense (including reasonable attorneys’ fees and other legal expenses) which may be imposed upon, asserted against, paid or incurred by Agent (except to the extent that the same arises from Agent’s gross negligence or willful misconduct) at any time and from time to time in connection herewith, including, without limitation, (a) the prosecution or defense of any suit relating to or arising out of the Loan Documents, (b) any default by a Lender under this Agreement, or the Ownership LLC, (c) the exercise of Agent’s right pursuant to Section 25(f)(v) hereof to acquire title to the Property in Agent’s name or in the name of Agent’s wholly-owned affiliate on behalf of the Lenders, (d) any matter related to its capacity as Agent; and (e) any matter relating to or arising out of this Agreement, or any of the Loan Documents, or any documents contemplated therein or herein. Each Lender’s obligations to Agent under this Section 25(n) shall include, without limitation, Agent’s being held liable to Borrower or any third party for breach of any duty or obligation, either express or implied, in contract or otherwise, including alleged wrongful termination of the Loan, improper collection and enforcement actions and interference or involvement in Borrower’s business activities. If the indemnity provided by this Agreement shall become impaired, Agent may require an additional indemnity from the Lenders and may cease to perform the acts with respect to which the indemnity is impaired until such additional indemnity is received. So long as any indemnification obligations of a Lender to Agent pursuant to this Agreement are outstanding, this Agreement shall not terminate. Notwithstanding anything contained herein to the contrary, this indemnity is not intended to excuse Agent from failing to perform hereunder in accordance with Agent’s Standard.

(o)        Exculpation of Agent.    Neither Agent nor any of its shareholders, directors. officers, employees or agents shall be liable to Lenders for any obligation, undertaking, act or judgment of Borrower or any other person, or for any error of judgment or any action taken or omitted to be taken by Agent (except and only to the extent that the same arises from the gross negligence or willful misconduct of Agent), or be bound to ascertain or inquire as to the performance or observance of any term of any Loan Document. Without limiting the generality of the foregoing, and subject thereto, Agent (a) may consult with legal counsel, accountants, financial advisers and other consultants and experts selected by Agent and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel and advisers; (b) makes no warranty or representation and shall not be responsible for any warranty or representation made in or in connection with any Loan Document, or for the financial condition of Borrower, any Guarantor or any other person, or for the value of any collateral, or for the observance or performance of any obligations of Borrower, any Guarantor or any other person or entity; and (c) makes no warranty or representation and shall not be responsible for the due execution, validity, enforceability, genuineness, sufficiency or collectibility of any of the Loan Documents.

(p)        Authorization and Enforceability Representations.    Agent and Lenders each hereby represents to the other parties hereto that (a) all necessary corporate and other action has been taken to authorize it to execute, and to perform its obligations under, this Agreement, and (b) this Agreement is binding and enforceable against it.

(q)        Assignment by Lenders.    Lenders shall not be authorized to assign their respective rights and obligations under the Loan Documents and this Agreement except in accordance with Sections 26 and 27 of this Agreement, as applicable.

(r)        Other Transactions between Lenders and Borrower.    Agent and the Lenders and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures for and generally engage in any kind of business with Borrower and its subsidiaries, owners, partners and affiliates (collectively, “Borrower’s Affiliates”) and any person who may do business with or own interests in any of them. Neither Agent nor Lenders shall have any interest in any property taken as security for any other loans or any credits extended to Borrower or any of Borrower’s Affiliates by Agent or Lenders, respectively, other than pursuant to the Loan Documents. Nothing herein shall in any manner be deemed to limit or preclude the right of Agent to enter into any such other arrangements or to exercise any rights or remedies available in connection therewith, including the exercise of any right of set-off or other rights available as a matter of law.

(s)        Effect of Agreement and Relationship of Parties.    This Agreement is not intended to constitute, and shall not be construed to establish, a partnership or joint venture between Agent and Lenders. Agent will have no obligation or responsibility to any Lender except as specifically stated herein, and Agent shall not have a fiduciary duty of any kind to any Lender. The execution of this Agreement, the performance of the terms or provisions hereof and the performance or exercise of any obligations or rights pursuant hereto (including Lenders’ purchase of and ownership interest in the Loan and the Loan Documents) shall not constitute

Lenders as owners, holders, purchasers or sellers of any security (as that term is defined in the Securities Act of 1933 or the Securities Exchange Act of 1934) issued, owned, purchased or sold by Agent, either as principal or as agent for Borrower. Each Lender is purchasing and acquiring legal and equitable ownership of its Commitment Percentage of the Loan and is not making a loan to Agent, and no debtor-creditor relationship exists between them as a result of this Agreement. This Agreement and the provisions of the Loan Documents constitute the entire agreement among the parties, and no representation, promise, inducement or statement of intent has been made by Agent to Lenders which is not embodied in this Agreement or in the other Loan Documents.

26.        Assignment by Lenders.  In connection with any loan participation, sale of the Loan, pledge or other transaction contemplated under this Section, Borrower authorizes Agent and each Lender to disclose to any relevant party any and all financial information in such Lender’s possession concerning Borrower and the Property which has been delivered to Agent or such Lender by or on behalf of Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to Agent or such Lender by or on behalf of Borrower or any Guarantors, or other obligors in connection with Agent’s or such Lender’s credit evaluation of Borrower prior to becoming a party to this Agreement.

(a)        Loan Participations.  Any Lender may at any time sell to one or more Lenders or other entities (“Participants”) participating interests in the rights of such Lender hereunder and under the other Loan Documents. A Participant shall have the right to vote only on the extension of regularly scheduled maturity of principal or interest under the Note and this Agreement executed in favor of its selling Lender, reduction of the principal amount or rate of interest of such Note or the release of any material portion of the collateral (except as otherwise expressly permitted in this Agreement in which case no such consent shall be required). In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Note for all purposes under this Agreement and the other Loan Documents, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.

(b)        Loan Sale.  Lenders (including Agent) may, without the consent of Borrower, sell the Loan at any time sell to any other entity, including without limitation, Affiliates of the any of the Lenders and Agent (a “Purchasing Lender”). In addition, each Lender acting individually or collectively may, without the consent of Borrower, sell all or part of its interests in the Loan all or any part of its rights and obligations under this Agreement, the Note and the other Loan Documents pursuant to an assignment agreement (an “Assignment and Acceptance”) executed by such Purchasing Lender and such transferor Lender(s), and delivered to Agent accompanied by a $3,500 processing fee (which fee Borrower is not obligated to pay); provided, however, that the Purchasing Lender shall not be Borrower, Mezzanine Borrower, Guarantor or any Affiliates of any of the Borrower, Mezzanine Borrower or Guarantor without Agent’s and all Lender’s prior written consent, which consent may be withheld in Agent’s and each Lender’s sole and absolute discretion. In each case, upon such execution and delivery from and after the transfer effective date determined pursuant to such Assignment and Acceptance, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender (or Agent, as applicable) hereunder, and (ii) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in the Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender’s rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Any such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the other Loan Documents. Borrower, at its expense, shall execute and deliver to Agent in exchange for the surrendered Note(s), new Note(s) to the order of such Purchasing Lender in an amount equal to the Commitment Percentage in the Loan assumed by it, and if the transferor Lender has retained a Commitment Percentage in the Loan hereunder, new Note(s) to the order of the transferor Lender in an amount equal to such Commitment Percentage retained by it hereunder. Such new Note(s) shall be dated the effective date of such assignment, or as of the date of this Agreement, as Agent shall direct.

(c)        Pledge of Loan.    Agent and Lenders may, without the consent of Borrower, pledge all or any portion of the Loan.

27.        Special Provisions.

(a)        Further Splits and Secondary Market Transactions.  Agent and the Lenders shall have the right at any time and from time to time (i) to sell or assign the entire Loan, (ii) to sell or assign all or any part of Agent’s or any Lender’s interest in the Loan, (iii) to cause the Loan to be split into two or more separate loans, or (iv) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Notes and the Loan Documents (each such severance of the Loan, loan split, securitization, and each of transactions described in Section 26 above, is referred to herein as a “Secondary Market Transaction”). In connection with any Secondary Market Transaction, Borrower shall use all reasonable efforts and cooperate fully and in good faith with Agent and each Lender and otherwise assist Agent and each Lender in satisfying the market standards to which Agent and such Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (A) to (i) provide such financial and other information with respect to the Property, the Collateral (as defined in the Mortgage), Borrower, and its Affiliates, Manager and any tenants of the Property, (ii) provide business plans and budgets relating to the Property and (iii) subject to the rights of tenants at the Property, perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Agent or a Lender or the Rating Agencies or as may be necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Agent or a Lender pursuant to this paragraph (A) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Agent and such Lender and the Rating Agencies; (B) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Collateral, the Property, Borrower, and its Affiliates, which counsel and opinions shall be reasonably satisfactory to Agent and such Lender and the Rating Agencies; (C) make such representations and warranties as of the closing date of any Secondary Market Transaction with respect to the Collateral, the Property, Borrower, and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Agent and such Lender or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (D) provide current certificates of good standing and qualification with respect to Borrower, and Sole Member from appropriate Governmental Authorities; and (E) execute such amendments to the Loan Documents and Borrower’s organizational documents, as may be requested by Agent and such Lender or the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this subsection (E) shall result in a material economic change in the transaction; provided that notwithstanding anything to the contrary in this Section 27(a), Borrower shall not be required to (i) incur more than $50,000 of out-of-pocket expenses in connection with the Secondary Market Transaction during the initial Term of the Loan unless Agent or the applicable Lender agrees to pay for such out-of-pocket expenses as they are incurred by Borrower (including, without limitation, a change in the Spread (as defined in the Note) or the Stated Maturity of the Loan), (ii) agree to a modification of any Loan Document that would have a material impact upon the rights, liabilities, or responsibilities of Borrower, or (iii) take any actions that would impose a significant burden on Borrower. Borrower’s cooperation obligations set forth herein shall continue until the Loan has been paid in full.

(b)        Use of Information.  Borrower understands that all or any portion of the Provided Information may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Agent and the Lenders in updating the Provided Information for inclusion or summary in the Disclosure Document or for other use reasonably required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Manager, the Collateral and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

(c)        Borrower’s Obligations Regarding Disclosure Documents.  In connection with a Disclosure Document, Borrower shall: (a) if requested by Agent and/or a Lender, certify in writing that Borrower has carefully examined those portions of such Disclosure Document, pertaining to Borrower, the Collateral, the Property, Manager and the Loan, and that such portions do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and (b) indemnify (in a separate instrument of indemnity, if so requested by Agent and/or a Lender) (i) any underwriter, syndicate member or placement agent (collectively, the “Underwriters”) retained by Agent and/or a Lender or its issuing company affiliate (the “Issuer”) in connection with a Secondary Market Transaction, (ii) Agent and the Lenders and (iii) the Issuer that is named in the Disclosure Document or registration statement relating to a Secondary Market Transaction (the “Registration Statement”), and each of the Issuer’s directors, each of its officers who have signed the Registration Statement and each person or entity who controls the Issuer Agent or each of the Lenders within the meaning of Section 15 of the Securities Act or Section 30 of the Exchange Act (collectively within (iii), the “Lender Group”), and each of its directors and each person who controls each of the Underwriters, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the “Underwriter Group”) for any losses, claims, damages or liabilities (the “Liabilities”) to which Agent, the Lenders, the Lender Group or the Underwriter Group may become subject (including reimbursing all of them for any legal or other expenses actually incurred in connection with investigating or defending the Liabilities) insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Provided Information or in any of the applicable portions of such sections of the Disclosure Document applicable to Borrower, Manager, the Collateral, the Property or the Loan, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in the applicable portions of such sections or necessary in order to make the statements in the applicable portions of such sections in light of the circumstances under which they were made, not misleading, provided, however, that Borrower shall not be required to indemnify Agent and the Lenders for any Liabilities relating to untrue statements or omissions which Borrower identified to Agent in writing at the time of Borrower’s examination of such Disclosure Document.

(d)        Borrower Indemnity Regarding Filings.  In connection with filings under the Exchange Act, Borrower shall (i) indemnify Agent and the Lenders, the Lender Group and the Underwriter Group for any Liabilities to which Agent, Lenders, the Lender Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Agent, Lenders, the Lender Group or the Underwriter Group for any legal or other expenses actually incurred by Agent, Lenders, Lender Group or the Underwriter Group in connection with defending or investigating the Liabilities.

(e)        Indemnification Procedure.    Promptly after receipt by an indemnified party under Section 12(c) of notice of the commencement of any action for which a claim for indemnification is to be made against Borrower, such indemnified party shall notify Borrower in writing of such commencement, but the omission to so notify Borrower will not relieve Borrower from any liability that it may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to Borrower. If any action is brought against any indemnified party, and it notifies Borrower of the commencement thereof, Borrower will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice of commencement, to assume the defense thereof with counsel satisfactory to such indemnified party in its discretion. After notice from Borrower to such indemnified party under this Section 27(e), Borrower shall not be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both Borrower and an indemnified party, and any indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to Borrower, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Borrower shall not be liable for the expenses of more than one separate counsel unless there are legal defenses available to it that are different from or additional to those available to another indemnified party.

(f)        Contribution.  In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 12(c) is for any reason held to be unenforceable by an indemnified party in respect of any Liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 27(c) or 27(d), Borrower shall contribute to the amount paid or payable by the indemnified party as a result of such Liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) the Lender Group’s and Borrower’s relative knowledge and access to information concerning the matter with respect to which the claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Agent, Lenders, and Borrower hereby agree that it may not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

(g)        Severance of Loan.  Agent and Lenders shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Agent may (i) cause the Note and the Mortgage to be split into a first and second loan, (ii) create one (1) or more senior and subordinate notes (i.e., an A/B or A/B/C structure), (iii) create multiple components of the Note or Notes (and allocate or reallocate the principal balance of the Loan among such components) or (iv) otherwise sever the Loan into two (2) or more loans secured by mortgages and by a pledge of partnership or membership interests (directly or indirectly) in Borrower (i.e., a senior loan/mezzanine loan structure), in each such case, in whatever proportion and whatever priority Agent determines; provided, however, in each such instance the outstanding principal balance of all the Notes evidencing the Loan (or components of such Notes) immediately after the effective date of such modification equals the outstanding principal balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such Notes (or components of such Notes) immediately after the effective date of such modification equals the interest rate of the original Note immediately prior to such modification. If requested by Agent, Borrower (and Borrower’s constituent members, if applicable) shall execute within two (2) Business Days after such request, such documentation as Agent may reasonably request to evidence and/or effectuate any such modification or severance; provided, however, if a mezzanine loan is to be created, the mezzanine loan shall be evidenced by mezzanine loan documents substantially in the forms delivered from Agent to Borrower prior to the date of this Agreement. Borrower shall not be required to (A) incur any out-of-pocket expense in connection with any action taken pursuant to this Section 27(g) unless Agent agrees to pay for such out of pocket expenses as they are incurred by Borrower (including, without limitation, a change in the Spread or the Stated Maturity of the Loan), (B) agree to a modification of any Loan Document that would have a material impact upon the rights, liabilities, or responsibilities of Borrower, or (C) take any actions that would impose a significant burden on Borrower.

(h)        Retention of Servicer.  Agent reserves the right to retain the Servicer to act as its agent hereunder with such powers as are specifically delegated to the Servicer by Agent, whether pursuant to the terms of this Agreement, any pooling and servicing agreement or similar agreement entered into as a result of a Secondary Market Transaction or otherwise, together with such other powers as are reasonably incidental thereto. Borrower shall pay any reasonable fees and expenses of the Servicer (i) in connection with a release of the Property (or any portion thereof), (ii) in connection with an assumption or modification of the Loan, (iii) in connection with the enforcement of the Loan Documents or (iv) in connection with any other action or approval taken by Servicer hereunder on behalf of Agent (which shall not include ongoing regular servicing fees relating to the day-to-day servicing of the Loan, for which Borrower shall not be charged).

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

BORROWER:

CAMERON PARK SENIOR LIVING DELAWARE, LLC,

a Delaware limited liability company

By:	/s/ Erik N. Pilegaard
Name:	Erik N. Pilegaard
Title:	Authorized Signatory

AGENT:

KBS FINANCE LLC, a Delaware limited liability company

By:	KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership, its sole member

	By:	KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation, its sole general partner

		By:	/s/ David E. Snyder
David E. Snyder Chief Financial Officer

JOINDER

The undersigned, the Sole Member, has duly executed and delivered this Agreement as of the day and year first above written for the purpose of agreeing and consenting to (i) the provisions of Section 23 of the Agreement and (ii) the other provisions of this Agreement concerning the Sole Member.

CAMERON PARK SENIOR LIVING MEZZ, LLC,
a Delaware limited liability company

By:	/s/ Erik N. Pilegaard
Name:	Erik N. Pilegaard
Title:	Authorized Signatory

EXHIBIT A

Legal Description of Real Property

All that certain real property situated in the County of El Dorado, State of California, described as follows:

Unincorporated Area

PARCEL ONE:

ALL THAT PORTION OF SECTIONS 2 AND 3, TOWNSHIP 09 NORTH, RANGE 09 EAST, M. D.B.&M. DESCRIBED AS FOLLOWS:

PARCEL 2, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED IN THE OFFICE OF THE COUNTY RECORDER, COUNTY OF EL DORADO, STATE OF CALIFORNIA ON DECEMBER 28, 2006 IN BOOK 49 OF PARCEL MAPS AT PAGE 111.

EXCEPTING THEREFROM ALL THAT PORTION, CONVEYED TO THE COUNTY OF EL DORADO IN THAT CERTAIN IRREVOCABLE OFFER OF DEDICATION AND ACCEPTANCE RECORDED JANUARY 16, 2009, AS SERIES NO. 2009-1669, OFFICIAL RECORDS.

ASSESSORS PARCEL NUMBER: 083-350-53-100

PARCEL TWO

LOTS 1 THROUGH 64, INCLUSIVE, AS SHOWN ON THE MAP OF CAMERON PARK CONGREGATE CARE, THE DUETS, RECORDED ON SEPTEMBER 17, 2008 IN BOOK “J” OF MAPS, AT PAGE 105, EL DORADO COUNTY RECORDS.

ASSESSORS PARCEL NUMBER: 083-620-01-100 THROUGH APN 083-620-64-100 INCLUSIVE

PARCEL THREE

AN EASEMENT AS AN APPURTENANCE TO PARCEL TWO ABOVE, FOR GENERAL USE, OVER LOT “R” AS SHOWN ON THE MAP OF CAMERON PARK CONGREGATE CARE, THE DUETS, RECORDED ON SEPTEMBER 17, 2008 IN BOOK “J” OF MAPS, AT PAGE 105, EL DORADO COUNTY RECORDS.

1

EXHIBIT B

Lender’s Pro Rata Shares and Addresses

Lender	Address	Pro Rata Share
KBS FINANCE LLC	c/o KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660	100%

EXHIBIT C

Initial Annual Budget

(Attached)

Integral Senior Living

Ponte Palmero

Detail Profit and Loss Statement

View NOI Click to go to NOI

View Stats Click to go to Operating Statistics

Budget Year	2012

	2012 Jan	2012 Feb	2012 Mar	2012 Apr	2012 May	2012 Jun	2012 Jul	2012 Aug	2012 Sep	2012 Oct	2012 Nov	2012 Dec	Full Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4
Budgeted Ave Occupied Private Units	119.3	124.0	129.0	134.0	139.0	144.0	149.0	153.8	158.3	162.8	167.3	171.8					
Budgeted Ave Daily Private Residents	165.0	170.0	178.0	184.0	192.0	199.0	205.0	212.0	218.0	224.0	230.0	237.0					
End of Month TOTAL Occupied Units	121.5	126.5	131.5	136.5	141.5	146.5	151.5	156.0	160.5	165.0	169.5	174.0					
End of Month TOTAL Residents	168.0	174.0	182.0	188.0	196.0	201.0	209.0	215.0	221.0	228.0	234.0	240.0					
Activities:																	
5801 Salaries - Regular	7,222	6,756	8,766	8,483	8,766	8,562	8,970	8,970	8,681	8,970	8,681	8,970	101,799	22,744	25,811	26,622	26,622
5803 Vacation/Sick/Holiday	433	338	438	424	526	428	538	449	521	449	521	538	5,603	1,209	1,378	1,508	1,508
5804 Overtime	36	34	44	42	44	43	45	45	43	45	43	45	509	114	129	133	133
5805 Doubletime	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5806 Bonuses	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Subtotal Activities Total pay	7,691	7,128	9,248	8,950	9,336	9,033	9,554	9,464	9,243	9,464	9,243	9,554	107,911	24,066	27,318	28,262	28,262
5802 Employee Burden	1,896	1,757	2,280	2,206	2,245	2,172	2,432	2,409	1,732	1,773	1,732	1,790	24,424	5,933	6,623	6,573	5,295
5810 IL Resident Programs	750	750	500	500	500	500	500	500	500	500	500	500	6,500	2,000	1,500	1,500	1,500
5820 IL Entertainment	500	500	500	500	500	500	500	500	500	500	500	500	6,000	1,500	1,500	1,500	1,500
5825 IL Supplies	400	400	400	400	400	400	400	400	400	400	400	400	4,800	1,200	1,200	1,200	1,200
5830 Newsletters	510	510	510	510	510	510	510	510	510	510	510	510	6,120	1,530	1,530	1,530	1,530
5831 AL Resident Programs	500	500	500	500	500	500	500	500	500	500	500	500	6,000	1,500	1,500	1,500	1,500
5832 AL Entertainment	250	250	250	250	250	250	250	250	250	250	250	250	3,000	750	750	750	750
5833 AL Supplies	325	325	325	325	325	325	325	325	325	325	325	325	3,900	975	975	975	975
5834 Alz Resident Programs	250	250	250	250	250	250	250	250	250	250	250	250	3,000	750	750	750	750
5835 Alz Entertainment	200	200	200	200	200	200	200	200	200	200	200	200	2,400	600	600	600	600
5836 Alz Supplies	250	250	250	250	250	250	250	250	250	250	250	250	3,000	750	750	750	750
Total Activities Expenses	**13,522**	**12,820**	**15,213**	**14,841**	**15,266**	**14,890**	**15,671**	**15,558**	**14,442**	**14,922**	**14,442**	**15,029**	**177,055**	**41,554**	**44,996**	**45,890**	**44,612**
Maintenance:																	
6001 Salaries - Regular	7,186	6,723	7,186	6,955	7,186	7,057	7,347	7,347	7,110	7,402	7,163	7,402	86,064	21,096	21,198	21,803	21,967
6003 Vacation/Sick/Holiday	431	336	359	348	431	353	441	367	427	370	430	444	4,737	1,127	1,132	1,235	1,244
6004 Overtime	36	34	36	35	36	35	37	37	36	37	36	37	432	106	106	110	110
6005 Double-time	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6006 Bonuses	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Subtotal Maintenance Total pay	7,654	7,093	7,582	7,337	7,654	7,445	7,824	7,751	7,572	7,809	7,629	7,883	91,233	22,328	22,436	23,148	23,321
6002 Employee Burden	1,867	1,748	1,869	1,809	1,841	1,791	1,992	1,973	1,419	1,463	1,429	1,477	20,698	5,504	5,441	5,384	4,369
6029 Scheduled Maintenance - Other	3,898	1,110	1,110	6,698	1,110	1,110	3,898	1,110	3,110	3,168	2,640	1,110	30,072	6,118	8,918	8,118	6,918
6040 Repairs and Maintenance	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300	2,300	27,600	6,900	6,900	6,900	6,900
6041 Maintenance Supplies	750	750	750	750	750	750	750	750	750	750	750	750	9,000	2,250	2,250	2,250	2,250
6042 Landscaping / Tree Maint	2,300	2,500	3,800	2,500	2,300	4,000	2,300	2,500	3,800	2,500	2,300	2,500	33,300	8,600	8,800	8,600	7,300
6043 Painting & Decorating	200	200	200	200	200	200	200	200	200	200	200	200	2,400	600	600	600	600
6044 Room Turns	500	500	500	500	500	500	500	500	500	500	500	500	6,000	1,500	1,500	1,500	1,500
Total Maintenance Expenses	**19,489**	**16,201**	**18,111**	**22,094**	**14,655**	**18,096**	**19,764**	**17,084**	**19,451**	**18,690**	**17,748**	**14,720**	**220,303**	**53,800**	**54,845**	**56,500**	**53,158**
Cost of Sales:																	
6671 COGS - Salon Expenses	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6672 COGS - Non-Resident Meal Cost	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6673 COGS - Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6674 COGS - Beverages	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6675 COGS - Personal Care Program Exper	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6676 COGS - Outings Expense	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Cost of Sales	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Administrative:																	
6401 Salaries - Regular	19,422	18,847	19,422	19,135	19,422	19,460	19,759	19,802	19,542	19,843	19,542	19,843	234,038	57,691	58,017	59,102	59,228
6403 Vacation/Sick/Holiday	1,165	942	971	957	1,165	973	1,186	990	1,172	992	1,172	1,191	12,877	3,079	3,095	3,348	3,355
6404 Overtime	97	94	97	96	97	97	99	99	98	99	98	99	1,170	288	290	296	296
6405 Double-time	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6406 Bonuses	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Subtotal Admin Total pay	20,683	19,883	20,490	20,187	20,683	20,530	21,043	20,891	20,812	20,934	20,812	21,133	248,086	61,058	61,402	62,746	62,879
6402 Employee Burden	3,616	3,476	3,582	3,529	3,492	3,466	3,697	3,670	2,258	2,271	2,258	2,292	37,607	10,674	10,487	9,625	6,821
6425 Dues & Subscriptions	1,675	75	1,075	75	75	275	75	75	75	75	75	75	3,700	2,825	425	225	225
6450 Education & Training	500	500	500	500	500	500	500	500	500	500	500	500	6,000	1,500	1,500	1,500	1,500
6475 Equipment Rental	1,455	955	955	955	955	955	955	955	955	955	955	955	11,960	3,365	2,865	2,865	2,865
6500 Telephone/Cell/DSL	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	2,175	26,100	6,525	6,525	6,525	6,525
6525 Travel & lodging	200	1,950	2,250	200	950	1,700	200	250	200	275	200	200	8,575	4,400	2,850	650	675
6530 Meals	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6540 Accounting Fees	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500					
6541 Audit Fees	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6545 Auto - Gas, Reg, Rprs, Z permits	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	1,000	12,000	3,000	3,000	3,000	3,000
6550 Auto/ Bus Lease	2,105	2,105	2,105	2,105	2,105	2,105	2,105	2,105	2,105	2,105	2,105	2,105	25,260	6,315	6,315	6,315	6,315
6555 Bank / Payroll Charges	430	430	5	5	5	5	5	5	5	5	5	5	910	865	15	15	15
6560 Classified Ads / Recruiting	75	75	75	75	75	75	75	75	75	75	75	75	900	225	225	225	225
6565 Computer Maint & Software	1,864	1,864	1,864	1,864	1,864	1,864	1,864	1,864	1,864	1,864	1,864	1,864	22,365	5,591	5,591	5,591	5,591
6570 Employee Testing	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	1,250	15,000	3,750	3,750	3,750	3,750
6575 Contributions	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6580 Employee Appreciation	350	350	350	350	350	350	350	350	350	350	350	1,500	5,350	1,050	1,050	1,050	2,200

Integral Senior Living
Ponte Palmero
Detail Profit and Loss Statement

View NOI Click to go to NOI
View Stats Click to go to Operating Statistics

Budget Year	2012

	2012 Jan	2012 Feb	2012 Mar	2012 Apr	2012 May	2012 Jun	2012 Jul	2012 Aug	2012 Sep	2012 Oct	2012 Nov	2012 Dec	Full Year	Qtr 1	Qtr 2	Qtr 3	Qtr 4
Budgeted Ave Occupied Private Units	119.3	124.0	129.0	134.0	139.0	144.0	149.0	153.8	158.3	162.8	167.3	171.8					
Budgeted Ave Daily Private Residents	165.0	170.0	178.0	184.0	192.0	199.0	205.0	212.0	218.0	224.0	230.0	237.0					
End of Month TOTAL Occupied Units	121.5	126.5	131.5	136.5	141.5	146.5	151.5	156.0	160.5	165.0	169.5	174.0					
End of Month TOTAL Residents	168.0	174.0	182.0	188.0	196.0	201.0	209.0	215.0	221.0	228.0	234.0	240.0					

Operating Statistics & Other Key Indicators	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Total Unit Capacity	239	239	239	239	239	239	239	239	239	239	239	239
IL Units	140	140	140	140	140	140	140	140	140	140	140	140
AL Units	64	64	64	64	64	64	64	64	64	64	64	64
ALZ Units	35	35	35	35	35	35	35	35	35	35	35	35
Total Ave. Occupied Units	121.5	126.5	131.5	136.5	141.5	146.5	151.5	156.0	160.5	165.0	169.5	174.0
ADC - IL Units	70.5	73.0	75.5	78.0	80.5	83.0	85.5	88.0	90.5	93.0	95.5	98.0
ADC- AL Units	36.0	37.5	39.0	40.5	42.0	43.5	45.0	46.5	48.0	49.5	51.0	52.5
ADC - ALZ Units	15.0	16.0	17.0	18.0	19.0	20.0	21.0	21.5	22.0	22.5	23.0	23.5
ADC - VLI IL	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
ADC - VLI AL	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
ADC - VLI ALZ	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
ADC - Medicaid	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
ADC - Respite												
Total Ave Daily Residents	168.0	174.0	182.0	188.0	196.0	201.0	209.0	215.0	221.0	228.0	234.0	240.0
ADC - IL Residents	101.0	104.0	108.0	111.0	115.0	118.0	122.0	126.0	129.0	133.0	136.0	140.0
ADC - AL Residents	44.0	46.0	48.0	50.0	52.0	53.0	55.0	57.0	59.0	61.0	63.0	65.0
ADC - ALZ Residents	23.0	24.0	26.0	27.0	29.0	30.0	32.0	32.0	33.0	34.0	35.0	35.0
ADC - VLI IL Residents	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
ADC - VLI AL Residents	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
ADC - VLI ALZ Residents	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
ADC - Medicaid Residents	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
Total Rent Rev / Unit (Total)	$3,689	$3,626	$3,628	$3,636	$3,644	$3,651	$3,657	$3,657	$3,666	$3,666	$3,666	$3,666
Rent Rev / Private IL Unit	$3,583	$3,522	$3,525	$3,527	$3,529	$3,531	$3,533	$3,535	$3,537	$3,539	$3,540	$3,542
Rent Rev / Private AL Unit	$3,158	$3,116	$3,097	$3,099	$3,101	$3,103	$3,104	$3,106	$3,107	$3,108	$3,110	$3,111
Rent Rev / Private ALZ Unit	$5,462	$5,293	$5,306	$5,317	$5,328	$5,337	$5,346	$5,349	$5,416	$5,418	$5,420	$5,422
Rent Rev / VLI IL Unit	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Rent Rev / VLI AL Unit	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Rent Rev / VLI ALZ Unit	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Rent Rev / Medicaid Unit Total	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Rent Rev / Medicaid Unit Gov't	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Rent Rev / Medicaid Unit Co-Pay	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Total Revenue / Unit (Total)	$4,364	$4,293	$4,276	$4,282	$4,300	$4,302	$4,315	$4,318	$4,326	$4,319	$4,318	$4,320
Operating Exp / Unit (Total)	$3,166	$2,829	$2,866	$2,816	$2,764	$2,730	$2,541	$2,469	$2,354	$2,373	$2,305	$2,306
NOI / Unit (Total)	$1,198	$1,463	$1,410	$1,466	$1,536	$1,572	$1,774	$1,848	$1,972	$1,945	$2,013	$2,015
For Private Pay & VLI:												
AL Care NOI Margin	-42.16%	-31.05%	-32.20%	-35.73%	-35.44%	-26.04%	-29.67%	-24.01%	-12.20%	-20.59%	-15.90%	-15.79%
ALZ Care NOI Margin	-6.05%	18.11%	14.90%	17.64%	20.29%	25.99%	20.18%	23.36%	30.86%	22.89%	26.63%	26.21%
Combined Care NOI Margin	-20.49%	-1.30%	-3.24%	-2.95%	-0.77%	6.29%	1.87%	5.91%	14.95%	6.49%	10.55%	10.31%
For Private Pay & VLI:												
AL Labor $$ / AL Resident	$558.43	$503.20	$507.51	$522.21	$523.69	$496.62	$495.82	$473.99	$452.63	$487.27	$468.52	$467.91
AL Labor $$ / ALZ Resident	$1,211.99	$869.41	$914.22	$945.99	$921.89	$856.66	$915.85	$907.69	$864.63	$936.33	$891.52	$923.01
For Private Pay & VLI:												
AL Care Fees / AL Resident	$500	$489	$490	$490	$490	$500	$491	$491	$492	$492	$492	$492
ALZ Care Fees / ALZ Resident	$1,435	$1,438	$1,442	$1,444	$1,448	$1,450	$1,453	$1,500	$1,500	$1,456	$1,457	$1,500
For Private Pay, VLI & Medicaid:												
Food Cost PRD	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50	5.50
Beverage Cost PRD	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Payroll % of Revenue	28.78%	25.55%	26.64%	25.93%	25.97%	24.37%	24.94%	24.08%	23.05%	23.79%	22.88%	22.97%
OT %	1.10%	1.08%	1.07%	1.09%	1.09%	1.09%	1.10%	1.10%	1.09%	1.13%	1.12%	1.12%
COGS:												
PCP NOI Margin	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Salon NOI Margins	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Resident Meal NOI Margin	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Other NOI Margin	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Beverages NOI Margin	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Outings NOI Margin	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Ave Unit Occupancy - %	50.8%	52.9%	55.0%	57.1%	59.2%	61.3%	63.4%	65.3%	67.2%	69.0%	70.9%	72.8%
NOI %	27.5%	34.1%	33.0%	34.2%	35.7%	36.5%	41.1%	42.8%	45.6%	45.0%	46.6%	46.6%

SCHEDULE 1

A “Special Purpose Bankruptcy Remote Entity” means (x) a limited liability company that is a Single Member Bankruptcy Remote LLC (defined below) or (y) a corporation, limited partnership or limited liability company which at all times since its formation and at all times thereafter:

(i)        was and will be organized solely for the purpose of (A) owning the Property or (B) acting as a general partner of the limited partnership that owns the Property or member of the limited liability company that owns the Property;

(ii)        has not engaged and will not engage in any business unrelated to (A) the ownership of the Property, (B) acting as general partner of the limited partnership that owns the Property or (C) acting as a member of the limited liability company that owns the Property, as applicable;

(iii)       has not had and will not have any assets other than those related to the Property or its partnership or member interest in the limited partnership or limited liability company that owns the Property, as applicable;

(iv)       has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale (except as expressly permitted by this Agreement), transfer of partnership or membership interests or the like, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation or operating agreement (as applicable);

(v)        [Intentionally Omitted];

(vi)       [Intentionally Omitted];

(vii)      if such entity is a limited liability company, has and will have at least one member that has been and will be a Special Purpose Bankruptcy Remote Entity that has been and will be a corporation or a limited liability company and such corporation or limited liability company is the managing member of such limited liability company;

(viii)     if such entity is a limited liability company, has and will have articles of organization, a certificate of formation and/or an operating agreement, as applicable, providing that (A) such entity will dissolve only upon the bankruptcy of the managing member, (B) the vote of a majority-in-interest of the remaining members is sufficient to continue the life of the limited liability company in the event of such bankruptcy of the managing member and (C) if the vote of a majority-in-interest of the remaining members to continue the life of the limited liability company following the bankruptcy of the managing member is not obtained, the limited liability company may not liquidate the Property without the consent of the applicable Rating Agencies for as long as the Loan is outstanding;

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(ix)      has not, and without the unanimous consent of all of its partners, directors or members (including all Independent Directors), as applicable, will not, with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or for all or any portion of such entity’s properties, (C) make any assignment for the benefit of such entity’s creditors or (D) take any action with the intention of rendering the Company insolvent;

(x)       has remained and intends to remain solvent and has maintained and intends to maintain adequate capital in light of its contemplated business operations;

(xi)      has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xii)     has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns;

(xiii)    has maintained and will maintain its books, records, resolutions and agreements as official records;

(xiv)    has not commingled and will not commingle its funds or assets with those of any other Person;

(xv)     has held and will hold its assets in its own name;

(xvi)    has conducted and will conduct its business in its name,

(xvii)   has maintained and will maintain its financial statements, accounting records and other entity documents separate from any other Person;

(xviii)  has paid and will pay its own liabilities, including the salaries of its own employees, out of its own funds and assets;

(xix)     has observed and will observe all partnership, corporate or limited liability company formalities, as applicable;

(xx)      has maintained and will maintain an arm’s-length relationship with its Affiliates;

(xxi)     (a) if such entity owns the Property, has and will have no indebtedness other than the Loan and unsecured trade payables in the ordinary course of business which (1) do not exceed $100,000, at any time, and (2) are paid within sixty (60) days of the date incurred, or (b) if such entity acts as the general partner of a limited partnership which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as general partner of the limited partnership which owns the Property which (1) do not exceed, at any time, $100,000 and (2) are paid within sixty

3

(60) days of the date incurred, or (c) if such entity acts as a managing member of a limited liability company which owns the Property, has and will have no indebtedness other than unsecured trade payables in the ordinary course of business relating to acting as a member of the limited liability company which owns the Property which (1) do not exceed, at any time, $100,000 and (2) are paid within sixty (60) days of the date incurred;

(xxii)   has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except for the Loan;

(xxiii)  has not and will not acquire obligations or securities of its partners, members or shareholders;

(xxiv)  has allocated and will allocate fairly and reasonably shared expenses, including shared office space, and uses separate stationery, invoices and checks;

(xxv)   except in connection with the Loan, has not pledged and will not pledge its assets for the benefit of any other Person;

(xxvi)  has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person;

(xxvii) has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxviii) has not made and will not make loans to any Person;

(xxix)  has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

(xxx)   has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xxxi)   has and will have no obligation to indemnify its partners, officers, directors, members or Special Members, as the case may be, or has such an obligation that is fully subordinated to the Indebtedness and will not constitute a claim against it if cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such obligation; and

(xxxii) will consider the interests of such entity, including its creditors, in connection with all corporate, partnership or limited liability actions, as applicable.

“Independent Director” means (x) in the case of a Single Member Bankruptcy Remote LLC: a natural person selected by Borrower and reasonably satisfactory to Agent who

4

shall not have been at the time of such individual’s appointment as an Independent Director of the Single Member Bankruptcy Remote LLC, does not thereafter become while serving as an Independent Director (except pursuant to an express provision in the Single Member Bankruptcy Remote LLC’s limited liability company agreement providing for the Independent Director to become a Special Member (defined below) upon the sole member of such Single Member Bankruptcy Remote LLC ceasing to be a member in such Single Member Bankruptcy Remote LLC) and shall not have been at any time during the preceding five (5) years (i) a shareholder/partner/member of, or an officer or employee of, Borrower or any of its shareholders, subsidiaries or Affiliates, (ii) a director (other than as an Independent Director) of any shareholder, subsidiary or Affiliate of Borrower, (iii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates (other than a supplier of independent director or other corporate services), (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family of any such shareholder/ director/partner/member, officer, employee, supplier or customer or of any director of Borrower (other than as an Independent Director); and (y) in the case of a corporation, an individual selected by Borrower and reasonably satisfactory to Agent who shall not have been at the time of such individual’s appointment as a director, does not thereafter become while serving as an Independent Director and shall not have been at any time during the preceding five (5) years (i) a shareholder/partner/member of, or an officer, employee, consultant, agent or advisor of, Borrower or any of its shareholders, subsidiaries, members or Affiliates, (ii) a director of any shareholder, subsidiary, member, or Affiliate of Borrower other than Borrower’s general partner or managing member, (iii) a customer of, or supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates that derives more than 10% of its purchases or income from its activities with Borrower or any Affiliate of Borrower, (iv) a Person who Controls any such shareholder, supplier or customer, or (v) a member of the immediate family (including a grandchild or sibling) of any such shareholder/director/partner/member, officer, employee, supplier or customer or of any other director of Borrower’s general partner or managing member.

“Single Member Bankruptcy Remote LLC” means a limited liability company organized under the laws of the State of Delaware which at all times since its formation and at all times thereafter (i) complies with the following clauses of the definition of Special Purpose Bankruptcy Remote Entity above: (i)(A), (ii)(A), (iii), (iv), (ix), (x), (xi) and (xiii) through (xxxii); (ii) has maintained and will maintain its accounts, books and records separate from any other person; (iii) has and will have an operating agreement which provides that the business and affairs of Borrower shall be managed by Sole Member, and at all times there shall be at least one (1) duly appointed Independent Director, and the limited liability company will not take any action requiring the unanimous affirmative vote of 100% of the independent directors unless, at the time of such action there is at least one (1) Independent Director, and all of the directors and all Independent Directors shall have participated in such vote; (iv) has and will have an operating agreement which provides that, as long as any portion of the Indebtedness remains outstanding, (A) upon the occurrence of any event that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), the person acting as an

5

Independent Director of Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of Borrower, automatically be admitted as the sole member of Borrower (the “Special Member”) and shall preserve and continue the existence of Borrower without dissolution, (B) no Special Member may resign or transfer its rights as Special Member unless (x) a successor Special Member has been admitted to Borrower as a Special Member, and (y) such successor Special Member has also accepted its appointment as an Independent Director and (C) except as expressly permitted pursuant to the terms of this Agreement, Sole Member may not resign and no additional member shall be admitted to Borrower; (v) has and will have an operating agreement which provides that, as long as any portion of the Indebtedness remains outstanding, (A) Borrower shall be dissolved, and its affairs shall be would up only upon the first to occur of the following: (x) the termination of the legal existence of the last remaining member of Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”) or (y) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (B) upon the occurrence of any event that causes the last remaining member of Borrower to cease to be a member of Borrower or that causes Sole Member to cease to be a member of Borrower (other than (x) upon an assignment by Sole Member of all of its limited liability company interest in Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of Borrower and the Loan Documents, or (y) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the organizational documents of Borrower and the Loan Documents), to the fullest extent permitted by law, the personal representative of such member shall be authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in Borrower, agree in writing to continue the existence of Borrower and to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in Borrower; (C) the bankruptcy of Sole Member or a Special Member shall not cause such member or Special Member, respectively, to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution; (D) in the event of dissolution of Borrower, Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of Borrower in an orderly manner), and the assets of Borrower shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (E) to the fullest extent permitted by law, each of Sole Member and the Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of Borrower, to compel any sale of all or any portion of the assets of Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of Borrower.

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SCHEDULE 2

None.

SCHEDULE 3

None.

SCHEDULE 4

Bank of the West, Operating Account, #014520288

SCHEDULE 5

Management Agreement	Integral Senior Living	Current, No Default
Landscaping Contract	Jensen Landscaping	Current, No Default
Copier Maintenance	Zoom Imaging	Current, No Default

SCHEDULE 6

Residential Care Facility License issued by the State of California Department of Social Services. Facility number 097004177.

SCHEDULE 7

Phone system is leased from Mitel Leasing, Inc.

SCHEDULE 8

2009 Ford 18 Passenger Bus-   VIN 1fdfe45p19da42185

2009 Toyota Sienna Van-   VIN 5tdzk23c19s26574b

SCHEDULE 9

Job discrimination lawsuit filed against multiple defendants including, Erik N. Pilegaard, on April 11, 2011 by Tracy DaOro in the U.S. District Court, Eastern District of California - Case # 2:11-cv-00960-KJM-JFM.